File No. 811-08612

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

ON AUGUST 28, 2013

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM N-1A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Pre-Effective Amendment No.         ☐

Post-Effective Amendment No.       ☐

and/or

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 22                        ☒

MARTIN CURRIE BUSINESS TRUST

(Exact Name of Registrant as Specified in Charter)

Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES

(Address of principal executive offices)

011-44-131-229-5252

(Registrant’s telephone number, including area code)

Nigel Anderson

c/o Martin Currie, Inc.

Saltire Court

20 Castle Terrace

Edinburgh

Scotland EH1 2ES

with a copy to:

George B. Raine, Esq.

Ropes & Gray LLP

800 Boylston Street

Boston, Massachusetts 02199

(Name and address of agents for service)

It is proposed that this filing will become effective immediately upon filing in accordance with Section 8 of the Investment Company Act of 1940 and the rules thereunder.

EXPLANATORY NOTE

This Amendment No. 22 to the Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Registrant have not been and will not be registered under the Securities Act of 1933, as amended (the “1933 Act”), since such interests have been and will continue to be issued and sold solely in private transactions which do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by individuals or entities which are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Amendment No. 22 to the Registration Statement does not constitute an offer to sell or the solicitation of an offer to buy any beneficial interests in the Registrant.

MARTIN CURRIE BUSINESS TRUST

PRIVATE PLACEMENT MEMORANDUM

August 28, 2013

This Private Placement Memorandum describes the information that you should know before investing.  Please read it carefully and keep it for future reference.

MCBT Opportunistic EAFE Fund

MCBT Global Emerging Markets Fund

MCBT Global Equity Fund

MCBT All Countries World ex U.S. Fund

Martin Currie Business Trust (the “Trust”) is an open-end, management investment company consisting of four separate diversified series (each a “Fund” and together, the “Funds”) offering investors a range of foreign and international investment choices.  Each Fund’s manager is Martin Currie, Inc. (the “Manager”).

When making an investment decision, you must rely on your own examination of the issuer and the terms of the offering, including the merits and risks involved.  These securities have not been approved or disapproved by the Securities and Exchange Commission or any other federal or state securities commission or regulatory authority, nor have any of these authorities passed upon the accuracy or adequacy of this document.  Any representation to the contrary is a criminal offense.

These securities have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or the securities laws of any state, and may not be transferred or resold unless so registered or exempt from registration.  However, these securities are redeemable as described in this Private Placement Memorandum.  In certain cases, you may be redeemed “in kind” and receive upon redemption portfolio securities held by a Fund in lieu of cash.  In that case, you will incur costs upon selling the securities so distributed.

No person has been authorized to make any representations or provide any information with respect to these securities except the information as is contained in this Private Placement Memorandum, in the Trust’s Statement of Additional Information (“SAI”) or in other materials approved by the Trust.

TABLE OF CONTENTS

FUND SUMMARIES	1

MCBT OPPORTUNISTIC EAFE FUND	1

MCBT GLOBAL EMERGING MARKETS FUND	5

MCBT GLOBAL EQUITY FUND	9

MCBT ALL COUNTRIES WORLD EX U.S. FUND	12

IMPORTANT ADDITIONAL INFORMATION ABOUT THE FUNDS	15

PURCHASE AND SALE OF FUND SHARES	15

TAXES	15

DESCRIPTION OF THE FUNDS	16

MCBT OPPORTUNISTIC EAFE FUND	16

MCBT GLOBAL EMERGING MARKETS FUND	17

MCBT GLOBAL EQUITY FUND	20

MCBT ALL COUNTRIES WORLD EX U.S. FUND	21

MORE INFORMATION ABOUT THE FUNDS’ INVESTMENT STRATEGIES AND RISKS	23

PURCHASE OF SHARES	36

REDEMPTION OF SHARES	38

DISTRIBUTION AND SERVICING PLANS	41

DETERMINATION OF NET ASSET VALUE	41

DIVIDENDS AND DISTRIBUTIONS	42

TAXES	42

MANAGEMENT OF THE TRUST	46

DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES	49

ADMINISTRATOR	50

SHAREHOLDER INQUIRIES	50

FINANCIAL HIGHLIGHTS INFORMATION	51

i

FUND SUMMARIES

MCBT Opportunistic EAFE Fund

OBJECTIVE

The MCBT Opportunistic EAFE Fund seeks capital appreciation.

FEE TABLE

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

Annual Fund Operating Expenses  (as a percentage of average net assets)

Management Fees	0.70%
Other Expenses	2.04%
Total Annual Fund Operating Expenses	2.74%
Fee Waiver and/or Expense Waiver	(1.49	)%(1)
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Waiver	1.25	%(1)

(1)  The Manager has agreed to waive its compensation and, to the extent necessary, bear other expenses of the Fund, through August 31, 2014, to the extent that the annual expenses (including the management fee but excluding the brokerage, interest, taxes and deferred organizational and extraordinary expenses) would exceed an annual rate of the Fund’s average daily net assets of 1.25%.

EXAMPLE

The following example translates the expenses shown in the preceding table into dollar amounts.  By doing this, investors can more easily compare the cost of investing in the Fund to the cost of investing in other mutual funds.  The example makes certain assumptions.  It assumes an investor invests $1,000,000 (the minimum initial investment) in the Fund for the time periods indicated and redeems all the investor’s shares at the end of those periods.  It also assumes a 5% return on investment each year and that the Fund’s operating expenses remain the same.

This example is hypothetical, and an investor’s actual costs and returns may be higher or lower.

1 year	3 years	5 years	10 years
$12,734	$70,881	$131,686	$296,139

PORTFOLIO TURNOVER

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 30% of the average value of its portfolio.

PRINCIPAL INVESTMENT STRATEGIES

The MCBT Opportunistic EAFE Fund pursues its objective through investment in an international portfolio of primarily equity and equity-related securities, which may include common stocks, convertible bonds, other securities convertible into common stock, index futures, equity-linked securities and depositary receipts.  The Fund’s investment strategy and performance are benchmarked against the Morgan Stanley Capital International EAFE Index (gross of dividends) (the “MSCI EAFE Index”), an index of securities traded in Europe, Australasia and the Far East weighted by market capitalization.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of issuers in markets represented in the index.  Under normal circumstances, the Fund will not invest in securities of issuers located in Canada, the United States or their respective territories.

The Fund is not a passively managed index fund.  Rather, it pursues an opportunistic strategy relative to the index, meaning that the Manager expects typically to invest more or less in securities traded in a particular country than would be suggested by the weighting of that country’s market capitalization in the index.  In allocating assets among the securities markets, the Manager will consider such factors as it considers appropriate, including the condition and growth potential of the various economies and securities markets and the issuers located there, currency considerations and other pertinent financial, social, national and political factors, which may have an effect upon the climate for investing within such securities markets.  In pursuing this opportunistic strategy, the Manager will monitor the overall risk of the Fund and will normally take measures aimed at limiting such risk relative to the MSCI EAFE Index to a range that is, in the Manager’s judgment, appropriate under the circumstances given the Fund’s investment objective and strategy.

Within an identified market, the Manager selects securities that it believes have favorable investment potential.  For example, the Fund may purchase stocks of companies with prices that reflect a value lower than that which the Manager places on the company.  The Manager may also consider other factors it believes will cause the stock price to rise.  In general, the Manager will consider, among other factors, an issuer’s valuation, financial strength, competitive position in its industry, projected future earnings, cash flows and dividends when deciding whether to buy or sell investments.  The Fund may invest in companies of any size.

PRINCIPAL RISKS

The value of the Fund’s investments will be affected by fluctuations in the financial markets and the techniques and analyses of the Fund’s management (market risk, management risk).  Non-U.S. securities are subject to additional risks, including more rapid and extreme changes in value due to the smaller size of companies, a limited number of companies representing a small number of industries, lower standards of regulation, reporting, accounting and auditing, potential nationalization, expropriation or confiscatory taxation, currency blockage, economic or financial instability and adverse political, diplomatic or legal developments. These risks are increased with respect to investments in emerging market countries. (Foreign securities and emerging markets risk). The Fund is also subject to currency risk (the risk that fluctuations in the exchange rates between the U.S. Dollar and foreign currencies may negatively affect the value of the Fund’s investments).  Because the Fund may invest in repurchase agreements and certain other securities, your investment may also be subject to credit risk (the risk that the issuer of a security or the other party to an over-the-counter transaction will be unable or unwilling to make timely payments of interest or principal, or to otherwise honor its obligations). The Fund is also subject to redemption risk (the risk that a Fund may need to sell its holdings in order to meet shareholder redemption requests) and liquidity risk (the risk that particular investments made by a Fund may be difficult to purchase or sell). Because the Fund does not attempt merely to replicate the MSCI EAFE Index but instead pursues an opportunistic strategy relative to the index, the Fund’s performance may deviate significantly from the performance of the index.  You may lose money by investing in the Fund.  Please see additional information about each of the principal risks, as well as other information about the Fund in More Information about the Funds’ Investment Strategies and Risks.

PERFORMANCE

Year-to-date performance through June 30, 2013 was 4.52%.  During the periods shown in the bar chart, the highest return for a calendar quarter was 23.63% (quarter ended June 30, 2009) and the lowest return for a calendar quarter was -22.89% (quarter ended September 30, 2008).  The bar chart below provides some indication of the risks associated with an investment in the Fund by showing the Fund’s performance from year to year.  Past performance is not necessarily an indication of future performance.

Calendar Year Total Returns

The table below compares the Fund’s average annual returns for the one-, five- and ten-year periods to that of the MSCI EAFE Index (gross of dividends), an index of securities traded in Europe, Australasia and the Far East weighted by market capitalization.

Average Annual Total Returns (for periods ended December 31, 2012)

	1 year	5 years	10 years
MCBT Opportunistic EAFE Fund returns before taxes	20.73%	-5.81%	7.72%
MCBT Opportunistic EAFE Fund returns after taxes on Distributions	16.40%	-6.91%	6.06%
MCBT Opportunistic EAFE Fund returns after taxes on Distributions and Sale of Fund Shares	14.58%	-5.24%	6.05%
MSCI EAFE Index (reflects no deduction for expenses or taxes)	17.90%	3.21%	8.70%

MANAGEMENT

Investment Adviser	Portfolio Manager

Martin Currie, Inc.	Christine Montgomery Co-Manager. Service with the Fund since 2010. David Sheasby Co-Manager. Service with the Fund since 2004.

For important information about purchase and sale of fund shares and tax information, please turn to “Important Additional Information about the Funds” beginning on page 15 of this prospectus.

MCBT Global Emerging Markets Fund

OBJECTIVE

The MCBT Global Emerging Markets Fund seeks capital appreciation.

FEE TABLE

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

Annual Fund Operating Expenses (as a percentage of average net assets)

Management Fees	1.00	%(1)
Other Expenses	0.98%
Total Annual Fund Operating Expenses	1.98%

(1)  The Manager has contractually agreed to waive, through April 30, 2014, a portion of its management fee such that the Manager’s management fee will be charged at the annual rate of 0.45% of the Fund’s average net asset value.

EXAMPLE

The following example translates the expenses shown in the preceding table into dollar amounts.  By doing this, investors can more easily compare the cost of investing in the Fund to the cost of investing in other mutual funds.  The example makes certain assumptions.  It assumes an investor invests $1,000,000 (the minimum initial investment) in the Fund for the time periods indicated and redeems all the investor’s shares at the end of those periods.  It also assumes a 5% return on investment each year and that the Fund’s operating expenses remain the same.

This example is hypothetical, and an investor’s actual costs and returns may be higher or lower.

1 year	3 years	5 years	10 years
$20,099	$62,136	$106,751	$230,625

PORTFOLIO TURNOVER

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the Fund’s performance. During the most recent fiscal year, the Fund’s portfolio turnover rate was 25% of the average value of its portfolio.

PRINCIPAL INVESTMENT STRATEGIES

The MCBT Global Emerging Markets Fund pursues its objective through investment primarily in equity and equity-related securities of issuers located in a number of countries with emerging markets and developing economies.  The Fund’s investment strategy and performance are benchmarked against the Morgan Stanley Capital International Emerging Markets Index

(gross of dividends) (the “MSCI Emerging Markets Index”), an index of securities traded in emerging European, Middle Eastern, African, Latin American and Asian markets weighted by market capitalization.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of issuers located in emerging market countries.  For this purpose, such securities include (i) securities of issuers located in any country having an “emerging stock market” as defined by the International Finance Corporation; (ii) securities of issuers located in any country with low- to middle-income economies according to the International Bank for Reconstruction and Development; (iii) securities of issuers located in any country not included in the MSCI World Index of developed markets; (iv) securities where the majority of such securities’ exposure is to emerging market countries; or (v) securities of issuers located in any country where, in the opinion of the Manager, the markets may not fully reflect the potential of the developing economy.  In the opinion of the Manager, these countries are currently found in regions including Asia, the Indian subcontinent, Latin and Central America, the Middle and Near East, Eastern and Central Europe and Africa.

Under normal circumstances, the Fund will invest primarily in equity and equity-related securities, which may include common stocks, convertible bonds, other securities convertible into common stock, index futures, equity-linked securities and depositary receipts.

Within an identified market, the Manager selects securities that it believes have favorable investment potential.  For example, the Fund may purchase stocks of companies with prices that reflect a value lower than that which the Manager places on the company.  The Manager may also consider other factors it believes will cause the stock price to rise.  In general, the Manager will consider, among other factors, an issuer’s valuation, financial strength, competitive position in its industry, projected future earnings, cash flows and dividends when deciding whether to buy or sell investments.  The Fund may invest in companies of any size.

PRINCIPAL RISKS

The value of the Fund’s investments will be affected by fluctuations in the financial markets and the techniques and analyses of the Fund’s management (market risk, management risk).  Non-U.S. securities are subject to additional risks, including more rapid and extreme changes in value due to the smaller size of companies, a limited number of companies representing a small number of industries, lower standards of regulation, reporting, accounting and auditing, potential nationalization, expropriation or confiscatory taxation, currency blockage, economic or financial instability and adverse political, diplomatic or legal developments. These risks are increased with respect to investments in emerging market countries. (Foreign securities and emerging markets risk). The Fund is also subject to currency risk (the risk that fluctuations in the exchange rates between the U.S. Dollar and foreign currencies may negatively affect the value of the Fund’s investments).  Because the Fund may invest in repurchase agreements and certain other securities, your investment may also be subject to credit risk (the risk that the issuer of a security or the other party to an over-the-counter transaction will be unable or unwilling to make timely payments of interest or principal, or to otherwise honor its obligations). The Fund is also subject to redemption risk (the risk that a Fund may need to sell its holdings in order to meet shareholder redemption requests) and liquidity risk (the risk that particular investments made by a Fund may be difficult to purchase or sell).  Because the Fund does not attempt merely to replicate the MSCI Emerging Markets Index but instead pursues an opportunistic strategy relative to the index, the Fund’s performance may deviate significantly from the performance of the index.  You may lose money by investing in the Fund.  Please see additional information about each of the principal risks, as well as other information about the Fund in More Information about the Funds’ Investment Strategies and Risks.

PERFORMANCE

Year-to-date performance through June 30, 2013 was -13.02%.  During the periods shown in the bar chart, the highest return for a calendar quarter was 28.87% (quarter ended June 30, 2009) and the lowest return for a calendar quarter was -28.21% (quarter ended September 30, 2008).  The bar chart below provides some indication of the risks associated with an investment in the Fund by showing the Fund’s performance from year to year.  Past performance is not necessarily an indication of future performance.

Calendar Year Total Returns

The table below compares the Fund’s average annual returns for the one-, five- and ten-year periods to that of the MSCI Emerging Markets Index (gross of dividends), an index of securities traded in emerging European, Middle Eastern, African, Latin American and Asian markets weighted by market capitalization.

Average Annual Total Returns (for periods ended December 31, 2012)

	1 year	5 years	10 years
MCBT Global Emerging Markets Fund returns before taxes	20.64%	-3.27%	15.84%
MCBT Global Emerging Markets Fund returns after taxes on Distributions	19.92%	-4.68%	13.16%
MCBT Global Emerging Markets Fund returns after taxes on Distributions and Sale of Fund Shares sold	13.68%	-3.36%	13.40%
MSCI Emerging Markets Index (reflects no deduction for expenses or taxes)	18.63%	-0.61%	16.88%

MANAGEMENT

Investment Adviser	Portfolio Manager

Martin Currie, Inc.	Kim Catechis
Lead Manager. Service with the Fund since 2010.

For important information about purchase and sale of fund shares and tax information, please turn to “Important Additional Information about the Funds” beginning on page 15 of this prospectus.

MCBT Global Equity Fund

OBJECTIVE

The MCBT Global Equity Fund seeks capital appreciation.

FEE TABLE

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

Annual Fund Operating Expenses (as a percentage of average net assets)

Management Fees	1.00%
Other Expenses	0.64	%(1)
Total Annual Fund Operating Expenses	1.64%

(1)  Other expenses for the Fund are based on estimates for the Fund’s first full fiscal year of operation, assuming the Fund would have $50 million in assets.

EXAMPLE

The following example translates the expenses shown in the preceding table into dollar amounts.  By doing this, investors can more easily compare the cost of investing in the Fund to the cost of investing in other mutual funds.  The example makes certain assumptions.  It assumes an investor invests $1,000,000 (the minimum initial investment) in the Fund for the time periods indicated and redeems all the investor’s shares at the end of those periods.  It also assumes a 5% return on investment each year and that the Fund’s operating expenses remain the same.

This example is hypothetical, and an investor’s actual costs and returns may be higher or lower.

1 year	3 years
$16,676	$51,727

PORTFOLIO TURNOVER

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the Fund’s performance. Because the Fund has not commenced operations as of the date of this Private Placement Memorandum, the Fund’s portfolio turnover rate is not available.

PRINCIPAL INVESTMENT STRATEGIES

The MCBT Global Equity Fund pursues its objective through investment in a global portfolio of primarily equity and equity-related securities, which may include common stocks, convertible bonds, other securities convertible into common stock, index futures, equity-linked securities and depositary receipts.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in equity and equity-related securities.  The Fund’s investment strategy and performance are benchmarked against the Morgan Stanley Capital International World Index (gross of dividends) (the “MSCI World Index”).  The Fund will invest at least 40% of its net assets in securities traded in foreign and domestic securities markets with particular consideration given to securities principally traded in North American, Japanese, European, Pacific and Australian securities markets.  The Fund may invest in companies headquartered in or economically exposed to countries with emerging markets.  Under normal circumstances, the Fund will invest in securities of issuers located in at least three different countries represented in the index.  The Fund has the authority to invest in securities traded in any securities market of any country in the world, including over-the-counter markets.

The Fund is not a passively managed index fund.  Rather, it pursues an opportunistic strategy relative to the MSCI World Index, meaning that the Manager typically expects to invest more or less in securities traded in a particular country than would be suggested by the weighting of that country’s market capitalization in the MSCI World Index.  In allocating assets among the various securities markets of the world, the Manager will consider such factors as it considers appropriate, including the condition and growth potential of the various economies and securities markets, currency and taxation considerations and other pertinent financial, legal, social, national and political factors, which may have an impact upon the climate for investing within such securities markets.  In pursuing this opportunistic strategy, the Manager will monitor the overall risk of the Fund and will normally take measures aimed at limiting such risk relative to the MSCI World Index to a range that is, in the Manager’s judgment, appropriate under the circumstances given the Fund’s investment objective and strategy.

Within an identified market, the Manager selects securities that it believes have favorable investment potential.  For example, the Fund may purchase stocks in companies whose earnings are believed by the Manager to be in a relatively strong growth trend, or in companies in which significant further growth is not anticipated but whose securities have prices that reflect a value lower than that which the Manager places on the company.  In general, the Manager will consider, among other factors, an issuer’s valuation, financial strength, competitive position in its industry, projected future earnings, cash flows and dividends when deciding whether to buy or sell investments.  The Fund may invest in companies of any size and type.

PRINCIPAL RISKS

The value of the Fund’s investments will be affected by fluctuations in the financial markets and the techniques and analyses of the Fund’s management (market risk, management risk).  Non-U.S. securities are subject to additional risks, including more rapid and extreme changes in value due to the smaller size of companies, a limited number of companies representing a small number of industries, lower standards of regulation, reporting, accounting and auditing, potential nationalization, expropriation or confiscatory taxation, currency blockage, economic or financial instability and adverse political, diplomatic or legal developments. These risks are increased with respect to investments in emerging market countries. (Foreign securities and emerging markets risk). The Fund is also subject to currency risk (the risk that fluctuations in the exchange rates between the U.S. Dollar and foreign currencies may negatively affect the value of the Fund’s investments).  Because the Fund may invest in repurchase agreements and certain other securities, your investment may also be subject to credit risk (the risk that the issuer of a security or the other party to an over-the-counter transaction will be unable or unwilling to make timely payments of interest or principal, or to otherwise honor its obligations).  The Fund is also subject to redemption risk (the risk that a Fund may need to sell its holdings in order to meet shareholder redemption requests) and liquidity risk (the risk that particular investments made by a Fund may be difficult to purchase or sell).  Because the Fund does not attempt merely to replicate the MSCI World Index but instead pursues an opportunistic strategy relative to the index, the Fund’s performance may deviate significantly from the performance of the index.  You may lose money by investing in the Fund.  Please see additional information about each of the principal risks, as well as other information about the Fund in More Information about the Funds’ Investment Strategies and Risks.

PERFORMANCE

The MCBT Global Equity Fund is not yet operational.  Performance information for the Global Equity Fund will be available after the Fund has completed a full calendar year of operations.

MANAGEMENT

Investment Adviser	Portfolio Managers

Martin Currie, Inc.	Paul Sloane
Co-Manager. Service with the Fund since 2012.

Chris Connor
Co-Manager. Service with the Fund since 2012.

For important information about purchase and sale of fund shares and tax information, please turn to “Important Additional Information about the Funds” beginning on page 15 of this prospectus.

MCBT All Countries World ex U.S. Fund

OBJECTIVE

The MCBT All Countries World ex U.S. Fund seeks capital appreciation.

FEE TABLE

This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund.

Annual Fund Operating Expenses (as a percentage of average net assets)

Management Fees	1.00%
Other Expenses	0.65	%(1)
Total Annual Fund Operating Expenses	1.65%

(1) Other expenses for the Fund are based on estimates for the Fund’s first full fiscal year of operation, assuming the Fund would have $50 million in assets.

EXAMPLE

The following example translates the expenses shown in the preceding table into dollar amounts.  By doing this, investors can more easily compare the cost of investing in the Fund to the cost of investing in other mutual funds.  The example makes certain assumptions.  It assumes an investor invests $1,000,000 (the minimum initial investment) in the Fund for the time periods indicated and redeems all the investor’s shares at the end of those periods.  It also assumes a 5% return on investment each year and that the Fund’s operating expenses remain the same.

This example is hypothetical, and an investor’s actual costs and returns may be higher or lower.

1 year	3 years
$16,776	$52,033

PORTFOLIO TURNOVER

The Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio). A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account. These costs, which are not reflected in annual fund operating expenses or in the example, affect the Fund’s performance. Because the Fund has not commenced operations as of the date of this Private Placement Memorandum, the Fund’s portfolio turnover rate is not available.

PRINCIPAL INVESTMENT STRATEGIES

The MCBT All Countries World ex U.S. Fund pursues its objective through investment in an international portfolio of primarily equity and equity-related securities, which may include common stocks, convertible bonds, other securities convertible into common stock, index futures, equity-linked securities and depositary receipts.  The Fund’s investment strategy and performance are benchmarked against the Morgan Stanley Capital International All Country World (ex USA)

Index (gross of dividends) (the “MSCI All Country World (ex USA) Index”), an index of securities traded in Europe, Canada, Australia, the Far East and markets located in Latin America and in the emerging European, Asian, Middle Eastern and African markets, weighted by market capitalization.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of issuers in markets represented in the index.  Under normal circumstances, the Fund will not invest in securities of issuers located in the United States or its territories.

The Fund is not a passively managed index fund.  Rather, it pursues an opportunistic strategy relative to the index, meaning that the Manager expects typically to invest more or less in securities traded in a particular country than would be suggested by the weighting of that country’s market capitalization in the index.  In allocating assets among the securities markets, the Manager will consider such factors as it considers appropriate, including the condition and growth potential of the various economies and securities markets and the issuers located there, currency considerations and other pertinent financial, social, national and political factors, which may have an effect upon the climate for investing within such securities markets.  In pursuing this opportunistic strategy, the Manager will monitor the overall risk of the Fund and will normally take measures aimed at limiting such risk relative to the MSCI All Country World (ex USA) Index to a range that is, in the Manager’s judgment, appropriate under the circumstances given the Fund’s investment objective and strategy.

Within an identified market, the Manager selects securities that it believes have favorable investment potential.  For example, the Fund may purchase stocks of companies with prices that reflect a value lower than that which the Manager places on the company.  The Manager may also consider other factors it believes will cause the stock price to rise.  In general, the Manager will consider, among other factors, an issuer’s valuation, financial strength, competitive position in its industry, projected future earnings, cash flows and dividends when deciding whether to buy or sell investments.  The Fund may invest in companies of any size.

PRINCIPAL RISKS

The value of the Fund’s investments will be affected by fluctuations in the financial markets and the techniques and analyses of the Fund’s management (market risk, management risk).  Non-U.S. securities are subject to additional risks, including more rapid and extreme changes in value due to the smaller size of companies, a limited number of companies representing a small number of industries, lower standards of regulation, reporting, accounting and auditing, potential nationalization, expropriation or confiscatory taxation, currency blockage, economic or financial instability and adverse political, diplomatic or legal developments. These risks are increased with respect to investments in emerging market countries. (Foreign securities and emerging markets risk). The Fund is also subject to currency risk (the risk that fluctuations in the exchange rates between the U.S. Dollar and foreign currencies may negatively affect the value of the Fund’s investments).  Because the Fund may invest in repurchase agreements and certain other securities, your investment may also be subject to credit risk (the risk that the issuer of a security or the other party to an over-the-counter transaction will be unable or unwilling to make timely payments of interest or principal, or to otherwise honor its obligations). The Fund is also subject to redemption risk (the risk that a Fund may need to sell its holdings in order to meet shareholder redemption requests) and liquidity risk (the risk that particular investments made by a Fund may be difficult to purchase or sell).  Because the Fund does not attempt merely to replicate the MSCI All Country World (ex USA) Index but instead pursues an opportunistic strategy relative to the index, the Fund’s performance may deviate significantly from the performance of the index.  You may lose money by investing in the Fund.  Please see additional information about each of the principal risks, as well as other information about the Fund in More Information about the Funds’ Investment Strategies and Risks.

PERFORMANCE

The MCBT All Countries World ex U.S. Fund is not yet operational.  Performance information for the MCBT All Countries World ex U.S. Fund will be available after the Fund has completed a full calendar year of operations.

MANAGEMENT

Investment Adviser	Portfolio Manager

Martin Currie, Inc.	Christine Montgomery
Lead Manager. Service with the Fund since 2012.

For important information about purchase and sale of fund shares and tax information, please turn to “Important Additional Information about the Funds” beginning on page 15 of this prospectus.

IMPORTANT ADDITIONAL INFORMATION ABOUT THE FUNDS

Purchase and Sale of Fund Shares

The securities offered hereby have not been registered under the 1933 Act or the securities laws of any State and may not be transferred or resold unless so registered or exempt therefrom.  However, the securities are redeemable.

The minimum initial investment in each Fund must be worth at least $1,000,000; subsequent investments must be worth at least $100,000.  The Trust reserves the right to change the investment minimums for each Fund applicable to all investors or to specified classes of investors.  The Trust may waive these minimums in its sole discretion.  You may make an initial purchase of shares of any Fund by submitting a completed subscription agreement (attached as Exhibit A) and payment to the Trust in accordance with the instructions set forth in the subscription agreement.  You can redeem your shares by sending a written request by mail or by facsimile to the Trust (State Street Corporation, 200 Clarendon Street, Boston, MA, 02116; Attention Investor Reporting Services; Fax # 617-956-5648) with a copy to the Manager (Martin Currie Inc, Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES; Attention: Client Services; Fax # 011-44-131-228-5959).

Taxes

The Funds intend to make distributions that generally will be taxable to shareholders as ordinary income or capital gains, unless you are a tax-exempt investor or otherwise investing through a tax-advantaged account, such as an IRA or 401(k) plan.  If you are investing through such a tax-advantaged account, you may be taxed later upon withdrawal of monies from that account.

DESCRIPTION OF THE FUNDS

This section of the Private Placement Memorandum provides a further description of each Fund’s investment objective and some of its investment strategies and risks.  There can be no assurance that any Fund will achieve its investment objective.

Please note that:

•                                          This section is intended to be read together with the discussion under More Information About the Funds’ Investment Strategies and Risks following this section.

•                                          Additional discussion of the Funds’ investment strategies and risks can be found in the Funds’ SAI.

•                                          Unless otherwise noted, the investment objectives and principal investment strategies of the Funds are non-fundamental and may be changed by the trustees of the Trust (the “Trustees”) without shareholder approval.  Changes to certain of these policies that do not require shareholder approval do, however, require advance notice to shareholders, as described below.

MCBT Opportunistic EAFE Fund

The MCBT Opportunistic EAFE Fund seeks capital appreciation.  The Fund pursues its objective through investment in an international portfolio of primarily equity and equity-related securities.  The Fund’s investment strategy is benchmarked against the MSCI EAFE Index, an index of securities traded in Europe, Australasia and the Far East weighted by market capitalization.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of issuers in markets represented in the index.  For this purpose, the Fund may invest in such securities directly or may invest in the over-the-counter market or by way of index futures, equity-linked securities or depositary receipts, including American Depository Receipts (“ADRs”), Global Depository Receipts (“GDRs”) and European Depository Receipts (“EDRs”).  See More Information about the Funds’ Investment Strategies and Risks — Depositary Receipts, — Index Futures, and — Equity-Linked Securities.  Under normal circumstances, the Fund will not invest in securities of issuers located in Canada, the United States or their respective territories.

The Fund is not a passively managed index fund.  Rather, it pursues an opportunistic strategy relative to the index, meaning that the Manager expects typically to invest more or less in securities traded in a particular country than would be suggested by the weighting of that country’s market capitalization in the index.  In allocating assets among the securities markets, the Manager will consider such factors as it considers appropriate, including the condition and growth potential of the various economies and securities markets and the issuers located there, currency considerations and other pertinent financial, social, national and political factors, which may have an effect upon the climate for investing within such securities markets.  The Fund has no prescribed limits on geographic asset distribution and it has the authority to invest in securities traded in any securities market of any country in the world, including over-the-counter markets.

In pursuing this opportunistic strategy, the Manager will monitor the overall risk of the Fund and will normally take measures aimed at delimiting such risk relative to the MSCI EAFE Index to a range that is, in the Manager’s judgment, appropriate under the circumstances given the Fund’s investment objective and strategy.  Because the Fund does not attempt merely to replicate the MSCI EAFE Index but instead pursues an opportunistic strategy relative to the index, the Fund’s performance may deviate significantly from the performance of the index.

Within an identified market, the Manager selects securities that it believes have favorable investment potential.  For example, the Fund may purchase stocks of companies with prices that reflect a value lower than that which the Manager places on the company.  The Manager may also consider other factors it believes will cause the stock price to rise.  In general, the Manager will consider, among other factors, an issuer’s valuation, financial strength, competitive position in its industry, projected future earnings, cash flows and dividends when deciding whether to buy or sell investments.  The Fund may invest in companies of any size.

Under normal circumstances, the Fund will invest primarily in equity and equity-related securities which, in addition to common stocks, may include convertible bonds, convertible preferred stocks, warrants, rights or other securities convertible into common stock.  The Fund may also invest in bonds and sovereign debt, as well as in index futures, equity-linked securities and depositary receipts.

Because the Fund invests primarily in securities of foreign issuers and in securities traded in foreign markets, an investment in the Fund involves special risks.  See More Information About the Funds’ Investment Strategies and Risks — Special Risks of Foreign Investments.

When the Manager believes that conditions in foreign securities markets warrant investing in the United States for temporary defensive purposes, the Fund may but shall not be obligated to invest a portion of its assets in securities (including equity securities) principally traded in the United States.  Also for defensive purposes, the Fund may invest some or all of its assets in debt instruments as described below under More Information About the Funds’ Investment Strategies and Risks — Temporary Defensive Strategies.  Use of temporary defensive strategies may prevent the Fund from achieving its investment objective.

The Fund has adopted a policy to provide its shareholders with at least sixty (60) days prior written notice of any change in its policy to invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of issuers in markets represented in the MSCI EAFE Index.

MCBT Global Emerging Markets Fund

The MCBT Global Emerging Markets Fund seeks capital appreciation.  The Fund pursues its objective through investment primarily in equity and equity-related securities of issuers located in a number of countries with emerging markets and developing economies, and in equity and equity-related securities where the majority of the security’s exposure is to emerging market countries.  In the opinion of the Manager, these countries are currently found in regions including Asia, the Indian subcontinent, Latin and Central America, the Middle and Near East, Eastern and Central Europe and Africa.  A number of these markets are less accessible to foreign investors due to their tax structures or limited liquidity making investments by the Fund less feasible.  However, many emerging markets have, in recent years, liberalized access and more are expected to do so over the coming few years if the present trend continues.

Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of issuers located in emerging market countries.  For this purpose, such securities include (i) securities of issuers located in any country having an “emerging stock market” as defined by the International Finance Corporation; (ii) securities of issuers located in any country with low- to middle-income economies according to the International Bank for Reconstruction and Development; (iii) securities of issuers located in any country not included in the MSCI World Index of developed markets; (iv) securities where the majority of such securities’ exposure is to emerging market countries; or (v) securities of issuers located in any country where, in the opinion of the Manager, the markets may not fully reflect the potential of the developing economy.  Also for this purpose, the Fund may invest in such securities directly or may invest in the over-the-counter market or by way of index futures, equity-linked securities or depositary receipts, including ADRs, GDRs and EDRs.  See More Information about the Funds’ Investment Strategies and Risks — Depositary Receipts, — Index Futures, and — Equity-Linked Securities.  The Fund may invest up to 20% of its assets in securities of issuers located in countries with more established markets and economies not considered to be emerging, as described above.

Within an identified market, the Manager selects securities that it believes have favorable investment potential.  For example, the Fund may purchase stocks of companies with prices that reflect a value lower than that which the Manager places on the company.  The Manager may also consider other factors it believes will cause the stock price to rise.  In general, the Manager will consider, among other factors, an issuer’s valuation, financial strength, competitive position in its industry, projected future earnings, cash flows and dividends when deciding whether to buy or sell investments.  The Fund may invest in companies of any size.

Under normal circumstances, the Fund will invest primarily in equity and equity-related securities which, in addition to common stocks, may include convertible bonds, convertible preferred stocks, warrants, rights or other securities convertible into common stock.  The Fund may also invest in bonds and sovereign debt, as well as in index futures, equity-linked securities and depositary receipts.

Because the Fund invests primarily in securities of foreign issuers and in securities traded in foreign markets, an investment in the Fund involves special risks.  See More Information About the Funds’ Investment Strategies and Risks — Special Risks of Foreign Investments.  These risks are heightened and additional risks are present in the case of a fund such as the Fund, which will invest primarily in issuers located in countries with emerging markets or otherwise limited or developing capital markets.  See More Information About the Funds’ Investment Strategies and Risks — Risks of Emerging Markets.

For temporary defensive purposes, the Fund may invest some or all of its assets in debt instruments and may invest up to 100% of its assets in securities (including equity securities) principally traded in the United States.  Use of temporary defensive strategies may prevent the

Fund from achieving its investment objective.  See More Information About the Funds’ Investment Strategies and Risks — Temporary Defensive Strategies.

Generally, the Manager expects securities markets of certain nations to move relatively independently of one another, because business cycles and other economic or political events that influence one country’s securities markets may have little effect on the securities markets of other countries.  By investing in an international portfolio, the Fund seeks to reduce the risks associated with investing in the economy of only one country and with investing in foreign securities generally.  See More Information About the Funds’ Investment Strategies and Risks — Special Risks of Foreign Investments.

The Fund has adopted a policy to provide its shareholders with at least sixty (60) days prior written notice of any change in its policy to invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of issuers located in emerging market countries.

MCBT Global Equity Fund

The investment objective of the MCBT Global Equity Fund is capital appreciation through investments in a global portfolio.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in equity and equity-related securities, which may include common stocks, warrants, rights, convertible bonds, other securities convertible into common stock, index futures, equity-linked securities and depositary receipts.

The Fund will invest at least 40% of its net assets in securities traded in foreign and domestic securities markets with particular consideration given to securities principally traded in North American, Japanese, European, Pacific and Australian securities markets.  The Fund will normally be invested in securities of issuers located in at least three different countries represented in the MSCI World Index.  The Fund has the authority to invest in securities traded in any securities market of any country in the world, including over-the-counter markets.  The Fund may also invest in foreign issuers by way of Depositary Receipts, such as ADRs, GDRs and EDRs that are listed on markets in industrialized countries or traded in the international equity markets.  See More Information about the Funds’ Investment Strategies and Risks  — Index Futures, — Depositary Receipts and — Equity-Linked Securities Risk.  The responsibility for allocating the Global Equity Fund’s assets among the various securities markets is borne by the Manager.  In making these allocations, the Manager will consider such factors as the condition and growth potential of the various economies and securities markets, currency and taxation considerations and other pertinent financial, legal, social, national and political factors.  Under certain adverse investment conditions, the Fund may restrict the number of securities markets in which its assets will be invested.

When the Manager believes that conditions in foreign securities markets warrant investing more heavily in the United States for temporary defensive purposes, the Fund may invest a substantial portion of its assets in securities (including equity securities) principally traded in the United States.  Also for defensive purposes, the Fund may invest some or all of its assets in debt instruments as described below under More Information About the Funds’ Investment Strategies and Risks — Temporary Defensive Strategies.

The Fund will not limit its investments to any particular type or size of company. It may invest in companies whose earnings are believed by the Manager to be in a relatively strong growth trend, or in companies in which significant further growth is not anticipated but whose market value per share is thought by the Manager to be undervalued. It may invest in small and relatively less well-known companies, which may have more restricted product lines or more limited financial resources than larger, more established companies and may be more severely affected by economic downturns or other adverse developments. Trading volume of these companies’ securities may also be low and their values volatile.

Generally, the securities markets of certain nations are expected by the Manager to move relatively independently of one another, because business cycles and other economic or political events that influence one country’s securities markets may have little effect on the securities markets of other countries. By investing in a global portfolio, the Fund seeks to reduce the risks associated with investing in the economy of only one country and with investing in foreign securities generally.  However, because the Fund invests primarily in securities of foreign issuers and in securities traded in foreign markets, an investment in the Fund involves special risks.  See More Information About the Funds’ Investment Strategies and Risks — Special Risks of Foreign Investments.

The Fund has adopted a policy to provide its shareholders with at least sixty (60) days prior written notice of any change in its policy to invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in equity and equity-related securities.

MCBT All Countries World ex U.S. Fund

The MCBT All Countries World ex U.S. Fund seeks capital appreciation.  The Fund pursues its objective through investment in an international portfolio of primarily equity and equity-related securities.  The Fund’s investment strategy is benchmarked against the MSCI All Country World (ex USA) Index, an index of securities traded in Europe, Canada, Australia, the Far East and markets located in Latin America and in the emerging European, Asian, Middle Eastern and African markets weighted by market capitalization.  Under normal circumstances, the Fund will invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of issuers in markets represented in the index.  For this purpose, the Fund may invest in such securities directly or may invest in the over-the-counter market or by way of index futures, equity-linked securities or depositary receipts, including ADRs, GDRs and EDRs.  See More Information about the Funds’ Investment Strategies and Risks — Depositary Receipts, — Index Futures, and — Equity-Linked Securities.  Under normal circumstances, the Fund will not invest in securities of issuers located in the United States or its territories.

The Fund is not a passively managed index fund.  Rather, it pursues an opportunistic strategy relative to the index, meaning that the Manager expects typically to invest more or less in securities traded in a particular country than would be suggested by the weighting of that country’s market capitalization in the index.  In allocating assets among the securities markets, the Manager will consider such factors as it considers appropriate, including the condition and growth potential of the various economies and securities markets and the issuers located there, currency considerations and other pertinent financial, social, national and political factors, which may have an effect upon the climate for investing within such securities markets.  The Fund has no prescribed limits on geographic asset distribution and has the authority to invest in securities traded in any securities market of any country in the world, including over-the-counter markets.  In pursuing this opportunistic strategy, the Manager will monitor the overall risk of the Fund and will normally take measures aimed at delimiting such risk relative to the MSCI All Country World (ex USA) Index to a range that is, in the Manager’s judgment, appropriate under the circumstances given the Fund’s investment objective and strategy.  Because the Fund does not attempt merely to replicate the MSCI All Country World (ex USA) Index but instead pursues an opportunistic strategy relative to the index, the Fund’s performance may deviate significantly from the performance of the index.

Within an identified market, the Manager selects securities that it believes have favorable investment potential.  For example, the Fund may purchase stocks of companies with prices that reflect a value lower than that which the Manager places on the company.  The Manager may also consider other factors it believes will cause the stock price to rise.  In general, the Manager will consider, among other factors, an issuer’s valuation, financial strength, competitive position in its industry, projected future earnings, cash flows and dividends when deciding whether to buy or sell investments.  The Fund may invest in companies of any size.

Under normal circumstances, the Fund will invest primarily in equity and equity-related securities which, in addition to common stocks, may include convertible bonds, convertible preferred stocks, warrants, rights or other securities convertible into common stock.  The Fund may also invest in bonds and sovereign debt, as well as in index futures, equity-linked securities and depositary receipts.

Because the Fund invests primarily in securities of foreign issuers and in securities traded in foreign markets, an investment in the Fund involves special risks.  See More Information About the Funds’ Investment Strategies and Risks — Special Risks of Foreign Investments.

When the Manager believes that conditions in foreign securities markets warrant investing in the United States for temporary defensive purposes, the Fund may but shall not be obligated to invest a portion of its assets in securities (including equity securities) principally traded in the United States.  Also for defensive purposes, the Fund may invest some or all of its assets in debt instruments as described below under More Information About the Funds’ Investment Strategies and Risks — Temporary Defensive Strategies.  Use of temporary defensive strategies may prevent the Fund from achieving its investment objective.

The Fund has adopted a policy to provide its shareholders with at least sixty (60) days prior written notice of any change in its policy to invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in securities of issuers in markets represented in the MSCI All Country World (ex USA) Index.

MORE INFORMATION ABOUT
THE FUNDS’ INVESTMENT STRATEGIES AND RISKS

Investment Risks

The value of your investment in a Fund will change with changes in the values of that Fund’s investments.  Many factors can affect those values.  You may lose money by investing in any of the Funds.  Any of the Funds may fail to achieve its objective, and no Fund, nor the Funds collectively, is intended or appropriate as a complete investment program.  The Funds should be considered as only part of an overall investment strategy. All Funds could be subject to additional principal risks because the types of investments made by each Fund may change over time.  A description of some of the principal risks associated with investment in the Funds appears below.  For any given Fund, this section should be read together with the corresponding section under Description of the Funds above.  See also Fund Summaries —Principal Risks above.

The following chart summarizes the principal risks of each Fund.  Risks not marked for a particular Fund may, however, still apply to some extent to that Fund at various times.

Fund	Market Risk	Foreign Securities and Emerging Markets Risk	Geographic or Country Risk	Currency Risk	Capitalization Risk	Credit and Counterparty Risk	Focused Portfolio Risk	Management Risk	Liquidity Risk	Redemption risk
MCBT Opportunistic EAFE	•	•		•		•		•	•	•
MCBT Global Emerging Markets	•	•		•		•		•	•	•
MCBT Global Equity	•	•		•		•		•	•	•
MCBT All Countries World ex U.S.	•	•		•		•		•	•	•

MARKET RISK

The price of equity securities may rise or fall over short- or long-term periods because of changes in the broad financial markets or changes in a company’s financial condition, sometimes rapidly or unpredictably. These price movements may result from factors affecting individual companies, sectors or industries in which a Fund holds securities or the securities market as a whole, such as changes in economic or political conditions. When the value of a Fund’s securities goes down, your investment in a Fund decreases in value.  Each of the Funds is subject to market risk.

MANAGEMENT RISK

Each Fund is subject to management risk because each Fund is an actively managed investment portfolio.  The Manager will apply its investment techniques and risk analyses in making investment decisions for the Funds, but there is no guarantee that its decisions will produce the intended result.

CAPITALIZATION RISK

This is the risk of investment in small or midsized companies.  Investments in small or midsized companies may be more volatile than investments in large companies.  Investments in small or midsized companies may have additional risks because these companies may have limited product lines, markets, operating histories or financial resources.

CREDIT AND COUNTERPARTY RISK

This is the risk that an issuer or a counterparty to a transaction will fail to make payments when due or default completely on securities, repurchase agreements or other investments held by the Fund. Such defaults could result in losses to the Fund. In addition, the credit quality of securities held by the Fund may be lowered if an issuer’s financial condition changes. Lower credit quality may lead to greater volatility in the price of a security and in shares of the Fund. Lower credit quality also may affect liquidity and make it difficult for the Fund to sell the security.  Each of the Funds is subject to credit risk.

FOCUSED PORTFOLIO RISK

Funds that may invest in a limited number of issuers may have more risk because changes in the value of a single security may have a more significant effect on the Fund than on a fund whose investments are more diversified across a greater number of issuers.

REDEMPTION RISK

This is the risk that a Fund may need to sell its holdings in order to meet shareholder redemption requests. Each Fund is subject to redemption risk.  A Fund could experience a loss when selling securities to meet redemption requests if the redemption requests are unusually large or frequent, occur in times of overall market turmoil or declining prices for the securities sold, or when the securities a Fund wishes to or is required to sell are illiquid.

LIQUIDITY RISK

This is the risk that particular investments made by a Fund may be difficult to purchase or sell due to a limited market or to legal restrictions, such that a Fund may be prevented from selling particular securities at the price at which a Fund values them or, in the case of significant inflows of cash into a Fund, may be prevented from or delayed in purchasing the amounts of particular securities the Fund’s managers wish to purchase.  Each Fund is subject to liquidity risk.  Illiquidity can be caused by a drop in overall market trading volume, an inability to find a ready buyer or legal restrictions on the securities’ resale. Certain securities that were liquid when purchased may later become illiquid, particularly in times of overall economic distress. Securities of smaller issuers and issuers in emerging markets may be particularly susceptible to this liquidity risk.

FOREIGN SECURITIES AND EMERGING MARKETS RISK

Special Risks of Foreign Investments.  All of the Funds will invest extensively in foreign securities, including through depository receipts.  The Manager considers foreign securities to be those securities which are not listed on a United States security exchange and whose principal place of business is located in a non-U.S. country.  Investing in foreign securities involves risks not typically found in investing in U.S. markets and such investments may experience more rapid and extreme changes in value than funds investing solely in the United States.  The increased risks of investing in foreign securities are due to many factors.  Securities markets of many foreign countries are relatively small, with a limited number of companies representing a small number of industries.  In addition, reporting, accounting and auditing standards of foreign countries differ, in some cases significantly, from U.S. standards; foreign securities issuers are generally not subject to the same degree of regulation as U.S. issuers; and economic or financial instability or political, diplomatic or legal developments could adversely affect a Fund’s investments.  Risks include adverse change in foreign economic, political, regulatory and other conditions, and changes in currency exchange rates, exchange control regulations (including currency blockage), expropriation of assets or nationalization, imposition of withholding taxes or confiscatory taxation on capital, dividend or interest payments, and possible difficulty in obtaining and enforcing judgments against foreign entities.  Furthermore, issuers of foreign securities are subject to different, and often less comprehensive, accounting, reporting, regulatory and disclosure requirements than domestic issuers.  The securities of some foreign companies and foreign securities markets are less liquid and at times more volatile than securities of comparable U.S. companies and U.S. securities markets.  Foreign brokerage commissions, custodial and other fees are also generally higher than in the United States.  There are also special tax considerations which apply to securities of foreign issuers and securities principally traded overseas.  See Taxes below, and Income Dividends, Capital Gain Distributions and Taxes in the SAI for further details.

Risks of Emerging Markets.  The risks of investing in foreign securities may be heightened in the case of investments in emerging markets or countries with limited or developing capital markets.  Security prices in emerging markets can be significantly more volatile and securities can be significantly less liquid than in the more developed nations, reflecting the greater uncertainties of investing in less established markets and economies.  In particular, countries with emerging markets may have relatively unstable governments, less-established market economies than developed countries, present the risk of business or industry nationalization, restrictions on foreign ownership, or prohibitions on repatriation of assets, and may have less protection for property rights than more developed countries.  Emerging markets may face greater social, political economic, regulatory and political uncertainties and instabilities which may adversely affect the economies and securities markets of such countries.  Expropriation, nationalization or other confiscation due to political change could result in a Fund’s loss of its entire investment in the country involved.  The possibility or reality of nationalization, expropriation or confiscatory taxation, currency blockage, political changes, government regulation, political or social instability or diplomatic developments could affect adversely the economies of countries and the value of the Funds’ investments in those countries.

The economies of individual countries may differ favorably or unfavorably and significantly from the U.S. economy in such respects as growth of gross domestic product (“GDP”) or gross national product, rate of inflation, currency depreciation, capital reinvestment, resource self-sufficiency, structural unemployment and balance of payments position.  The economies of emerging countries are generally not as diversified as those of the United States and certain Western European countries.  A significant portion of many of such countries’ national GDPs are represented by one commodity or groups of commodities.  World fluctuations in the prices of certain commodities may significantly affect the economy involved.  Such countries’ economies may also be dependent on international aid or development assistance, may be highly vulnerable to changes in local or global trade conditions, including trade barriers, and may suffer from extreme and volatile debt burdens or inflation rates.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of substantial holdings difficult or impossible at times.  Consequently, securities of issuers located in countries with emerging markets may have limited marketability and may be subject to more abrupt or erratic price movements.  Also, such local markets typically offer less regulatory protection for investors.

GEOGRAPHIC OR COUNTRY RISK

This is the risk of investment primarily in issuers located in a particular country or region.  Market changes or other factors affecting a country or region, including political instability, natural disasters and unpredictable economic conditions, may have a greater effect on a Fund investing primarily in that country or region than on a fund that is more geographically diversified, which may result in greater losses and volatility.  Adverse developments in certain regions can also adversely affect securities of issuers located in other countries or regions whose economies appear to be unrelated.  The following is a description of particular risks associated with certain geographic areas.

Asia Pacific.  Securities of issuers located in some Asia Pacific countries tend to have volatile prices and may offer significant potential for loss as well as gain.  Further, certain companies in this region may not have firmly established product markets, may lack depth of management, or may be more vulnerable to political or economic developments such as nationalization of their own industries.  Many of the countries of the Asia Pacific region are developing both economically and politically.  Such countries may have relatively unstable governments, economies based on only a few commodities or industries, and securities markets trading infrequently or in low volumes.  Some countries restrict the extent to which foreigners may invest in their securities markets.  The economies of many countries in the Asia Pacific region are characterized by over-extension of credit, frequent and pronounced currency fluctuations, devaluations and restrictions, rising unemployment, rapid fluctuation in, among other things, inflation, reliance on exports, and less efficient markets. Currency devaluations in any one country can have a significant effect on the entire region.  Recently, the markets in some Asian countries have suffered significant downturns as well as significant volatility.  In particular, the earthquake and tsunami in Japan in early 2011 has been highly disruptive to economies and markets.  Furthermore, increased political and social unrest in some Asian countries could cause further economic and market uncertainty in the entire region.  Although the Funds are more geographically diversified, they will be subject to these risks to the extent of their investment in Asia Pacific countries.

Greater China.  In the People’s Republic of China (the “PRC”), the securities market and the regulatory framework for the securities industry is at an early stage of development.  The application and interpretation of the regulatory framework, which governs investments, repatriation and currency conversion, is untested.  There is no certainty as to how it will be applied and it may change in the future.

The PRC economy has been a planned economy since 1949, but the state has been reducing the level of direct control which it exercises over the economy through state plans and other measures, and there is increasing liberalization in areas such as allocation of resources, production, pricing and management.  Many such reforms are unprecedented or experimental and are expected to be refined or changed.  Economic conditions in the PRC could be adversely affected by adjustments in the PRC’s state plans, political and social conditions, changes in the policies of the PRC government such as changes in laws and regulations (or the interpretation thereof), measures which may be introduced to control inflation, changes in the rate or method of taxation, imposition of additional restrictions on currency conversion and the imposition of additional import restrictions.  Furthermore, a portion of the economic activity in the PRC is export-driven and, therefore, is affected by developments in the economies of the PRC’s principal trading partners.  The transformation from a centrally-planned, socialist economy to a more market-oriented economy has resulted in many economic and social disruptions and distortions.  There can be no assurance that the economic and political initiatives necessary to achieve and sustain such a transformation will continue or that they will be successful.  In the past, the PRC government has applied nationalization, expropriation, confiscatory levels of taxation and currency blockage.  There can be no assurance that this will not reoccur.

In addition, investments in securities of companies located in the PRC may involve other risks and special considerations not typically associated with investing in securities in more developed markets, including but not limited to: (a) greater price volatility, substantially less liquidity and significantly smaller market capitalization; (b) currency exchange rate fluctuations, currency blockage and higher rates of inflation; (c) controls on foreign investment and limitations on repatriation of invested capital and on the Fund’s ability to exchange local currencies for U.S. dollars, and potential PRC taxation of gains realized on dispositions of PRC equity securities; (d) the fact that such companies may be smaller and less experienced; (e) the absence of or significantly less stringent accounting, auditing and financial reporting standards, which may mean that less information about such companies is available and that such information as is available may be less reliable; and (f) difficulty in obtaining or enforcing court judgments related to such companies.  Generally, the risks of emerging markets apply to investments in securities of companies located in the PRC.  The Funds, although geographically diversified, will be subject to these risks to the extent of their investment in Greater China countries. See More Information About the Funds’ Investment Strategies and Risks — Risks of Emerging Markets above.

Latin America.  Latin American economies continue to experience significant problems, including periods of regional conflict, political corruption, totalitarianism, protectionist measures,

nationalization, hyperinflation, debt crises, overspending, high dependence on exports of certain commodities, sudden and large currency devaluation, and intervention by the military in civilian and economic spheres. Although there have been significant improvements in recent years, to the extent that events such as those listed above continue in the future, they could reverse favorable trends toward market and economic reform, privatization, and removal of trade barriers, and result in significant disruption in securities markets in the region. The emergence of the Latin American economies and securities markets will require continued economic and fiscal discipline which has been lacking at times in the past, as well as stable political and social conditions.  There is no assurance that economic initiatives will be successful.  Recovery may also be influenced by international economic conditions, particularly those in the United States, and by world prices for oil and other commodities.  The Funds, although geographically diversified, will be subject to these risks to the extent of their investment in Latin America.

Middle East/Africa.  The securities markets of Middle Eastern and African countries are significantly smaller than the U.S. securities markets and have substantially less trading volume.  There may be a high concentration of market capitalization and trading volume in a small number of issuers representing a limited number of industries, as well as high concentrations of investors and financial intermediaries.  Many Middle Eastern and African economies remain heavily dependent on a limited range of commodities, and are therefore vulnerable to weakening global demand  for these products. Many of the Middle Eastern and African countries may be subject to a greater degree of economic, political and social instability than is the case in the United States and Western Europe.  Such instability may result from, among other things: (i) ongoing conflicts, coups and wars, including those in Iraq and Afghanistan; (ii) government corruption and/or authoritarian governments or military involvement in political and economic decision-making, including changes in government through extra-constitutional means; (iii) popular unrest associated with demands for improved political, economic and social conditions; (iv) internal insurgencies and terrorist activities; (v) hostile relations with neighboring counties; and (vi) ethnic, religious and racial disaffection.  Such economic, political and social instability could severely disrupt the principal financial markets in which a Fund invests and could severely affect the value of a Fund’s assets.  In addition, governments of many Middle Eastern and African countries have exercised and continue to exercise substantial influence over many aspects of the private sector.  In certain cases, the government owns or controls many companies, including the largest in the country.  Accordingly, governmental actions in the future could have a significant effect on economic conditions in Middle Eastern and African countries, which could affect private sector companies and a Fund, as well as the value of securities in a Fund’s portfolio.  The legal systems in certain Middle Eastern and African countries also may have an adverse impact on a Fund.  For example, while the potential liability for a shareholder in a U.S. corporation with respect to acts of the corporation generally is limited to the amount of the shareholder’s investment, the notion of limited liability is less clear in certain Middle Eastern and African countries.  Similarly, the rights of investors in Middle Eastern and African issuers may be more limited than those of shareholders of U.S. corporations.  It may be difficult or impossible to obtain and/or enforce a judgment in a Middle Eastern or African country.  The Funds, although geographically diversified, will be subject to these risks to the extent of their investment in the Middle East and Africa.

Europe.  Both developed and emerging European countries may be affected by the European Monetary Union (“EMU”) and the introduction of a single European currency, which may increase the volatility of European markets (for example, efforts to unify economic and monetary policies may reduce the benefits of diversification within the region, and investing in euro-denominated securities entails the risk of being exposed to a currency that may not fully reflect the strengths and weaknesses of each of the European countries that have adopted the currency).  Many securities markets in Central and Eastern Europe are smaller, less liquid and more volatile than the securities markets in the United States and Western Europe.  The use of the EMU does not prevent financial crises from affecting member states, and certain European countries, including member states, have come near bankruptcy or defaulted on sovereign debt, and other countries, including member states, have been brought into recession.  Unemployment in some European countries has historically been higher than in the United States and could pose political risk.  The Funds will be subject to these risks to the extent of their investment in Europe.

CURRENCY RISK

The Funds may invest without limitation in securities quoted or denominated in currencies other than the U.S. dollar.  The Funds may also hold such currencies, although it is not expected that such holdings will be significant.  As a result, fluctuations in currency exchange rates and currency devaluations, if any, will affect the U.S. dollar value of the Funds’ portfolio securities as well as the net asset value of the Funds’ shares, sometimes negatively.  Generally, when the value of the U.S. dollar rises in value relative to a foreign currency, an investment in that country loses value because that currency is worth fewer U.S. dollars. Devaluation of a currency by a country’s government or banking authority also may have a significant impact on the value of any investments denominated in that currency. Currency markets generally are not as regulated as securities markets. All of the Funds are subject to currency risk.

To the extent that a Fund hedges its currency exposure to the U.S. dollar, it may reduce the effects of currency fluctuations. A Fund may also hedge from one foreign currency to another.

DERIVATIVES RISK

While the Funds generally intend to invest in equity securities, each of the Funds may at times use certain types of derivative instruments for hedging or investment purposes.  Derivatives are financial contracts whose value depends on, or is derived from, the value of an underlying asset, reference rate or index.  Derivatives involve special risks and may result in losses or may limit a Fund’s potential gain from favorable market movements. Derivative strategies often involve leverage, which may exaggerate a loss, potentially causing a Fund to lose more money than it would have lost had it invested in the underlying security or other asset. The values of derivatives may move in unexpected ways, especially in unusual market conditions, and may result in increased volatility, among other consequences. The use of derivatives may also increase the amount of taxes payable by shareholders holding shares in a taxable account. Other risks arise from a Fund’s potential inability to terminate or to sell derivative positions. A liquid secondary market may not always exist for a Fund’s derivative positions at times when a Fund might wish to terminate or to sell such positions. Over-the-counter instruments (investments not traded on an exchange) may be illiquid, and transactions in derivatives traded in the over-the-counter market are subject to the risk that the other party will not meet its obligations. The use of derivatives also involves the risks of mispricing or improper valuation and that changes in the value of the derivative may not correlate perfectly with the underlying security, asset, reference rate or index. A Fund also may not be able to find a suitable derivative transaction counterparty, and thus may be unable to engage in derivative transactions when it is deemed favorable to do so, or at all.

More Information on Currency Risks; Derivatives Risk and Hedging Transactions.  The Funds may use various investment products to reduce certain risks to the Funds of exposure to local currency movements.  These products include currency forward contracts, futures contracts and options thereon, as well as options and “spot” transactions directly in foreign currencies.  A Fund may, but is not obligated to, attempt to hedge up to 75% of its foreign currency exposure using such techniques.  The Funds’ ability to use these products and the other strategies discussed below may be limited by market conditions, regulatory limits and tax considerations, and there can be no assurance that any of these products or strategies would succeed in reducing the risk to a Fund of exposure to local currency movements.  In addition, in certain cases these products and strategies may be unavailable or the Funds may choose not to use them when, in retrospect, these products and strategies would have been helpful to the Funds.  Movements in the prices or values of these investment products may not correlate precisely with changes in the value of the related currency.  New financial products and risk management techniques continue to be developed and the Funds may use these new investments and techniques to the extent consistent with their investment objective and policies.  Hedging against a decline in the value of a currency does not eliminate fluctuations in the prices of portfolio securities or prevent losses if the prices of such securities decline.  Such transactions also preclude the opportunity for gain if the value of the hedged currency should rise.  Moreover, it may not be possible for a Fund to hedge against a devaluation that is so generally anticipated that the Fund is not able to contract to sell the currency at a price above the devaluation level it anticipates.

The following are descriptions of some of the hedging and derivatives transactions in which a Fund may participate.  For additional information, please see the SAI.

Index Futures.  To the extent opportunities are available, each Fund may purchase futures contracts or options on futures contracts on various stock indices (“Index Futures”) for investment purposes.  An Index Future is a contract to buy an integral number of units of a stock index at a specified future date at a price agreed upon when the contract is made.  A unit is the value from time to time of the relevant Index.

The Funds may invest in Index Futures while the Manager seeks favorable terms from brokers to effect transactions in common stocks selected for purchase.  Each Fund may also invest in Index Futures when the Manager believes that there are not enough attractive common stocks available to maintain the standards of diversity and liquidity set for a Fund pending investment in such stocks if and when they do become available.  Through this use of Index Futures, a Fund may maintain a portfolio with diversified risk without incurring the substantial brokerage costs which may be associated with investment in multiple issuers.  This use may also permit a Fund to avoid potential market and liquidity problems (e.g., driving up the price by purchasing additional shares of a portfolio security or owning so much of a particular issuer’s stock that the sale of such stock depresses that stock’s price) which may result from increases in positions already held by a Fund.

As contrasted with purchases of common stock, no price is paid or received by a Fund upon the purchase of a futures contract.  Upon entering into a contract, a Fund will be required to deposit with its custodian in a segregated account in the name of the futures broker a specified amount of cash or securities.  This is known by participants in the market as initial margin.  The type of instruments that may be deposited as initial margin, and the required amount of initial margin, will be determined by the futures exchange on which Index Futures are traded before trading of Index Futures commences.  The nature of initial margin in futures transactions is different from that of margin in securities transactions in that futures contract margin does not involve the borrowing of funds by the customer to finance the transactions.  Rather, the initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to the Fund upon termination of the futures contract, assuming all contractual obligations have been satisfied.  Subsequent payments, called variation margin, to and from the broker, will be made on a daily basis as the price of the particular Index fluctuates, making the position in the futures contract more or less valuable, a process known as marking to the market.

A Fund may close out a futures contract purchase by entering into a futures contract sale.  This will operate to terminate the Fund’s position in the futures contract.  Final determinations of variation margin are then made, additional cash is required to be paid by or released to the Fund, and the Fund realizes a loss or a gain.

A Fund’s investment in Index Futures involves risk. The Funds’ ability to use Index Futures may be limited by market conditions, or the Funds may choose not to use Index Futures when, in retrospect, such Index Futures would have been beneficial to the Funds.  Positions in Index Futures may be closed out by a Fund only on the futures exchanges on which Index Futures are then traded.  There can be no assurance that a liquid market will exist for any particular contract at any particular time.  The liquidity of the market in futures contracts could be adversely affected by daily price fluctuation limits established by the relevant futures exchange which limit the amount of fluctuation in the price of an Index Futures contract during a single trading day.  Once the daily limit has been reached in the contract, no trades may be entered into in the price beyond the limit.  In such events, it may not be possible for a Fund to close its futures contract purchase, and, in the event of adverse price movements, the Fund would continue to be required to make daily cash payments of variation margin.  When a Fund has purchased a futures contract, its risk is, however, limited to the amount of the contract.  The futures market may attract more speculators than does the securities market, because deposit requirements in the futures market are less onerous than margin requirements in the securities market.  Increased participation by speculators in the futures market may also cause price distortions.  In addition, investment in Index Futures involves the risk of an imperfect correlation between movement in the relevant Index and the price of Index Futures.  This lack of correlation may result from investors closing out futures contracts in order to avoid additional margin deposit requirements or from the fact that trading hours for Index Futures may not correspond perfectly to hours of trading on the relevant foreign exchanges.  Before a United States entity may purchase or sell futures contracts traded on foreign exchanges, the Commodity Futures Trading Commission (the “CFTC”) must approve the contract for purchase and sale by U.S. persons.  Those contracts may involve greater risks, including less liquidity and less governmental supervision.

The Trust is operated by a person who has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act (the “CEA”), and, therefore, such person is not subject to registration or regulation as a pool operator under the CEA.

Equity-Linked Securities.  Each Fund may invest in equity-linked securities, such as linked participation notes, equity swaps and zero-strike options and securities warrants.  Equity-linked securities are privately issued securities whose investment results are designed to correspond generally to the performance of a specified stock index or “basket” of stocks, or sometimes a single stock.  These securities may be used by a Fund to gain exposure to countries that place restrictions on investments by foreigners.  To the extent that the Funds invest in equity-linked securities whose return corresponds to the performance of a foreign securities index or one or more of foreign stocks, investing in equity-linked securities will involve risks similar to the risks of investing in foreign securities.  In addition, the Funds bear the risk that the issuer of an equity-linked security may default on its obligations under the security.  See More Information about the Funds’ Investment Strategies and Risks — Credit Risk, above.  Equity-linked securities are often used for many of the same purposes as, and share many of the same risks with, other derivative instruments.  Equity-linked securities may be considered illiquid and thus subject to each Fund’s restrictions on investments in illiquid securities.

Additional Information Regarding Fund Investments

DEPOSITARY RECEIPTS

Each Fund may invest in ADRs, GDRs and EDRs if issues of such depositary receipts are available that are consistent with a Fund’s investment objective.  Depositary receipts generally evidence an ownership interest in a corresponding security on deposit with a financial institution.  Transactions in depositary receipts usually do not settle in the same currency as the underlying securities are denominated or traded.  Generally, ADRs, in registered form, are designed for use in the U.S. securities markets and EDRs, in bearer form, are designed for use in European securities markets.  GDRs may be traded in any public or private securities markets and may represent securities held by institutions located anywhere in the world.

FIXED INCOME AND LOWER RATED SECURITIES

Each Fund may invest in fixed income securities, including bonds and sovereign debt.  Each Fund may invest in securities rated below investment grade (that is, rated below BBB by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. or below Baa by Moody’s Investor Service, Inc.) at the time of purchase, including securities in the lowest rating categories, and comparable unrated securities.  Lower rated securities generally provide higher yields, but are subject to greater credit and market risk, than higher quality fixed income securities.  Lower rated securities are considered predominantly speculative with respect to the ability of the issuer to meet principal and interest payments. The market for lower rated securities may be more severely affected than some other financial markets by economic recession or substantial interest rate increases, by changing public perceptions of this market or by legislation that limits the ability of certain categories of financial institutions to invest in these securities.  In addition, the secondary market may be less liquid for lower rated securities.  This reduced liquidity at certain times may affect the values of these securities and may make the valuation and sale of these securities more difficult.  Although higher quality fixed income securities generally have lower credit risk than lower rated securities, they may share some or all of the above risks of lower rated securities, including interest rate risk.

RULE 144A, PRIVATE PLACEMENT AND OTHER RESTRICTED SECURITIES

Private placement securities are securities that have been privately placed and are not registered under the Securities Act of 1933, as amended (the “1933 Act”).  They are eligible for sale only to certain eligible investors.  Private placements often may offer attractive opportunities for investment not otherwise available on the open market.  Private placement and other “restricted” securities often cannot be sold to the public without registration under the 1933 Act or the availability of an exemption from registration (such as Rules 144 or 144A), or they are “not readily marketable” because they are subject to other legal or contractual delays in or restrictions on resale.

Private placements typically may be sold only to qualified institutional buyers (or, in the case of the initial sale of certain securities, such as those issued in collateralized debt obligations or collateralized loan obligations, to accredited investors (as defined in Rule 501(a) under the 1933 Act), or in a privately negotiated transaction or to a limited number of purchasers, or in limited quantities after they have been held for a specified period of time and other conditions are met pursuant to an exemption from registration.

Investing in private placement and other restricted securities is subject to certain risks.  Private placements may be considered illiquid securities.  Private placements typically are subject to restrictions on resale as a matter of contract or under federal securities laws.  Because there may be relatively few potential purchasers for such securities, especially under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, a Fund could find it more difficult to sell such securities when it may be advisable to do so or it may be able to sell such securities only at prices lower than if such securities were more widely held.  At times, it also may be more difficult to determine the fair value of such securities for purposes of computing a Fund’s net asset value due to the absence of a trading market.

INVESTMENT COMPANIES AND TRANSACTIONS WITH AFFILIATES

Each of the Funds may invest up to 10% of its total assets through investment companies, private equity funds, or other collective investment vehicles, including those designed to permit investments in a portfolio of securities listed in a particular country or region, particularly in the case of countries in which such an investment vehicle is the exclusive or main vehicle for foreign portfolio investment.  As a shareholder of these kinds of investment vehicles, a Fund may indirectly bear fees and expenses which are in addition to those incurred directly at the Fund level, including potentially bearing two levels of advisory, administrative, custodial or other fees paid to service providers.  To the extent a Fund invests in an affiliated fund, these assets are excluded for purposes of calculating the management fee payable by the Fund to the Manager.  There are also special tax considerations which apply to investments in these kinds of investment vehicles.  See Income Dividends, Capital Gain Distributions and Taxes in the SAI for further details.

A Fund’s investment in exchange traded funds (“ETFs”) is generally subject to the restrictions on the percentage of such Fund’s assets that may be represented by investment company securities.  ETFs are typically unit investment trusts (“UITs”) holding a portfolio of securities that are intended to track the price and dividend performance of a particular index.  ETFs may be obtained from the UIT issuing the securities or purchased in the secondary market.  Since the value of an ETF is based on the value of the individual securities it holds, the value of a Fund’s investment in an ETF will fall if the value of the underlying securities declines.  ETFs may not replicate exactly the performance of their specified index because of transaction costs and because of the temporary unavailability of certain component securities of the index.  Disruptions in the markets for the securities underlying ETFs purchased or sold by a Fund could result in losses on ETFs.  The Fund will bear its proportionate share of the ETF’s fees and expenses.

TEMPORARY DEFENSIVE STRATEGIES

For temporary defensive purposes, each Fund may but shall not be obligated to vary from its investment strategies during periods in which conditions in certain countries or securities markets or other economic or political conditions warrant.  Each Fund may reduce its position in securities relating to its investment objective and may invest without limit in short-term debt securities (for this purpose, securities with a remaining maturity of one year or less) issued or guaranteed by the U.S. Government, its agencies or instrumentalities and U.S. dollar-denominated money market instruments or foreign currency-denominated short-term debt securities issued or guaranteed by a foreign government or any of its political subdivisions, authorities, agencies or instrumentalities, which in each case are rated BB or higher by Standard & Poor’s, a division of the McGraw Hill Companies, Inc. or Baa or higher by Moody’s Investors Service, Inc. or, if not so rated, deemed to be of equivalent quality by the Manager.  Each Fund may also at any time temporarily invest funds awaiting reinvestment or held as reserves for dividends and other distributions to shareholders in any of the foregoing types of securities as well as in repurchase agreements as described below under the sub-caption — Repurchase Agreements.  Also for defensive purposes, each Fund may invest its assets in (or may invest its assets more heavily in) securities (including equity securities) principally traded in the United States; provided, however, that each of the Funds’ weighting of investments in U.S. equity securities will not exceed the U.S. weighting in the MSCI World Index by more than 20%.  Although the Funds have the flexibility to use these temporary defensive strategies, the Manager may choose not to for a variety of reasons, even in very volatile market conditions.  Use of these strategies may prevent a Fund from achieving its investment objective.

REPURCHASE AGREEMENTS

As a means of earning income for periods as short as overnight, each Fund may enter into repurchase agreements with selected banks and broker/dealers.  Under a repurchase agreement, a Fund acquires securities subject to the seller’s agreement to repurchase at a specified time and price.  If the seller under a repurchase agreement becomes insolvent, a Fund’s right to dispose of the securities may be restricted.  In the event of the commencement of bankruptcy or insolvency proceedings with respect to the seller of the security under a repurchase agreement, a Fund may encounter delay and incur costs before being able to sell the security.  Also, if a seller defaults, the value of such securities may decline before a Fund is able to dispose of them.

ILLIQUID SECURITIES

Each Fund may invest up to 15% of its net assets in illiquid securities, meaning securities that the Fund may not readily dispose of within seven (7) days at a price approximately the value used by the Fund for purposes of calculating its net asset value on the date of disposition.  These securities may include those whose disposition is restricted by securities laws.  Investment in illiquid securities involves the risk that, because of the lack of consistent market demand for such securities, a Fund may be forced to sell them at a discount.

LOANS OF PORTFOLIO SECURITIES

For the purpose of achieving income, each Fund may lend its portfolio securities to brokers, dealers, and other financial institutions provided a number of conditions are satisfied, including that the loan is fully collateralized. When a Fund lends portfolio securities, its investment performance will continue to reflect changes in the value of the securities loaned, and the Fund will also receive a fee or interest on the collateral, though the Fund generally also bears the risk of loss associated with investment of the collateral. See the Trust’s SAI for more detail. Securities lending involves the risk of loss of rights in the collateral or delay in recovery of the collateral if the borrower fails to return the security loaned or becomes insolvent. A Fund may pay lending fees to the party arranging the loan. Collateral from loans of portfolio securities may be invested in a pooled investment vehicle that is managed by, and pays fees to, the securities lending agent.

LOCATION OF ISSUERS

A number of the Funds’ principal investment strategies are determined by reference to whether an issuer is located in a particular country or group of countries.  In determining whether an issuer is located in a particular country for those purposes, the Manager will consider: (i) whether the issuer’s securities are principally traded in the country’s markets; (ii) where the issuer’s principal offices or operations are located; and (iii) whether a significant portion of the issuer’s revenues are derived from goods or services sold or manufactured in the country.  No single factor will necessarily be determinative nor must all be present for the Manager to determine that an issuer is located in a particular country.  The Manager may also consider other factors in making this determination.  For these purposes, an equity-linked security held by a Fund will be considered located in the country or region of the security or securities to which the equity-linked security is linked and not the country or region of the issuer of the equity-linked security.

PORTFOLIO TURNOVER

Portfolio turnover, which measures the extent to which a Fund engages in active and frequent trading of its portfolio securities, is not a limiting factor with respect to investment decisions for the Funds.  The portfolio turnover rates for the last three fiscal years of each Fund, other than the MCBT All Countries World ex U.S. Fund and the MCBT Global Equity Fund, which have not yet commenced operations, are set forth below.  In general, a Fund’s portfolio turnover rate for a given fiscal year is the ratio of the amount of long-term purchases or sales (whichever is less) of the Fund’s portfolio securities to the monthly average asset value of the Fund’s long term portfolio securities.

	Year Ended April 30,
	2013	2012	2011
MCBT Opportunistic EAFE Fund	30%	47%	83%
MCBT Global Emerging Markets Fund	25	43	46

High portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the relevant Fund.  To the extent portfolio turnover results in the realization of short-term capital gains, such gains generally will be taxed to shareholders at ordinary income tax rates.

PORTFOLIO HOLDINGS

A description of the Funds’ policies and procedures with respect to the disclosure of each Fund’s portfolio securities is available in the Funds’ SAI.

PURCHASE OF SHARES

You may make an initial purchase of shares of any Fund by submitting a completed subscription agreement (attached as Exhibit A) and payment to the Trust in accordance with the instructions set forth in the subscription agreement.

Purchases are permitted on any business day.  In order for a purchase order to be effective as of a particular day, a Fund (or an authorized financial intermediary) must have accepted the order and have received immediately available funds by 4:00 p.m. (New York time) on such day.

The minimum initial investment in each Fund must be worth at least $1,000,000; subsequent investments must be worth at least $100,000.  The Trust reserves the right to change the investment minimums for each Fund applicable to all investors or to specified classes of investors.  The Trust may waive these minimums in its sole discretion.

Shares of each Fund may be purchased by (i) giving cash, (ii) exchanging securities on deposit with a custodian acceptable to the Manager or (iii) a combination of giving cash and exchanging such securities.  Purchase of shares of a Fund in exchange for securities is subject in each case to the determination by the Manager that the securities to be exchanged are acceptable for purchase by the Fund.  In all cases the Manager reserves the right to reject any particular investment.  In particular, and without limiting the generality of the foregoing, the Manager may, in its sole discretion, reject an investment if, in the opinion of the Manager, the size of the investment and/or the transaction costs associated with the investment would cause a Fund to bear undue transaction expenses.  Securities accepted by the Manager in exchange for Fund shares will be valued in the same manner as a Fund’s assets, as described below, as of the time of the Fund’s next determination of net asset value after such acceptance.  All dividends and subscription or other rights which are reflected in the market price of accepted securities at the time of valuation become the property of the Funds and must be delivered to the Funds upon receipt by the investor from the issuer.  An investor subject to U.S. federal income tax that exchanges securities for Fund shares will generally realize gain or loss on the transaction for federal income tax purposes.  A Fund’s tax basis in such securities will be “stepped up” (or down) to reflect the fair market value of those securities on the date of the exchange, and its holding period in those securities will begin on that date.  In certain circumstances, an investor exchanging securities for shares in a Fund will not realize gain or loss on the transaction for federal income tax purposes.  In such cases, the Fund will take the same tax basis in those securities as the investor had therein prior to the exchange, and its holding period in those securities will include the investor’s holding period therein.  Any gain recognized when a Fund disposes of such securities will be distributed by the Fund to all of its shareholders, not just the investor that exchanged the securities for shares.

A prospective investor who wishes to purchase shares by exchanging securities should obtain instructions from the Trust by calling Client Services at 011-44-131-229-5252 before 12:00 noon (New York time) on business days, or the U.S. office at 212-258-1900 after 12:00 noon (New York time) on business days.

The purchase price of shares of a Fund is the net asset value next determined after a purchase order is received in good order.

The Manager will not approve the acceptance of securities in exchange for Fund shares unless (1) the Manager, in its sole discretion, believes the securities are appropriate investments for the Fund; (2) the investor represents and agrees that all securities offered to the Fund are not subject to any restrictions upon their sale by the Fund under the 1933 Act or otherwise; and (3) the securities may be acquired under the Fund’s investment policies and restrictions.  No investor owning 5% or more of a Fund’s shares may purchase additional Fund shares by exchange of securities.

Upon acceptance of your order, the Trust opens an account for you, applies the payment to the purchase of full and fractional Fund shares of beneficial interest and mails a statement of the account confirming the transaction.  After an account has been established, you may send subsequent investments at any time upon notification to and confirmation by the Trust (Attention: Client Services) at tel. 011-44-131-229-5252, fax 011-44-131-228-5959.

Purchases of shares in any Fund are limited to persons who are “accredited investors” as defined in Regulation D under the 1933 Act and who have completed and signed a subscription agreement in the form attached hereto as Exhibit A.  Each Fund reserves the right to reject any purchase order for any reason which the Fund in its sole discretion deems appropriate.  Purchasers must be acquiring shares for their own account and for investment purposes only.  Each Fund reserves the right to suspend or change the terms of the offering of its shares.

To help the government fight the funding of terrorism and money laundering activities, federal law requires financial institutions to obtain, verify and record identification information relating to persons that open a new account with a Fund.  As a result, a Fund may be required to obtain the following information for persons opening a new account:  (i) name; (ii) date of birth (for individuals); (iii) residential or business street address; (iv) social security number, taxpayer identification number, or other identifying number.  Additional information may be required to open accounts for corporations and other entities.  After an account is opened, a Fund may restrict your ability to purchase additional shares until your identity is verified.  A Fund also may close your account and redeem your shares or take other appropriate action if it is unable to verify your identity within a reasonable time.  A Fund or its service providers may release confidential information about you to proper authorities if the Fund or its service providers, in their sole discretion, determine that it is in the best interests of the Fund in light of applicable laws or regulations concerning money laundering and similar activities.

REDEMPTION OF SHARES

The securities offered by this Private Placement Memorandum have not been registered under the 1933 Act or the securities laws of any State and may not be transferred or resold unless so registered or exempt from registration.  However, the securities are redeemable.

You can redeem your shares by sending a written request by mail or by facsimile to the Trust (State Street Corporation, 200 Clarendon Street, Boston, MA, 02116; Attention: Investor Reporting Services; Fax # 617-956-5648) with a copy to the Manager (Martin Currie Inc, Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES; Attention: Client Services; Fax # 011-44-131-228-5959).  The request must include the name of the Fund, your account number, the exact name(s) in which your shares are registered, and the number of shares or the dollar amount to be redeemed.  All owners of the shares must sign the request in the exact names in which the shares are registered and should indicate any special capacity in which they are signing (such as officers, trustees or custodian or on behalf of a partnership, corporation or other entity).

Shares of a Fund may be redeemed on any business day that the New York Stock Exchange is open for business.

The redemption price of shares of a Fund is the net asset value per share next determined after the redemption request and any necessary special documentation are received by the Trust (or an authorized financial intermediary) in good order as described above.

Shares of a Fund may be redeemed by the payment of the redemption price in whole or in part by a distribution in kind of securities held by the Fund in lieu of cash if the Manager determines, in its sole discretion, that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment wholly or partly in cash.  Securities used to redeem Fund shares in kind will be valued in accordance with the Funds’ procedures for valuation described under Determination of Net Asset Value.  Securities distributed by a Fund in kind will be selected by the Manager in light of the Fund’s objective and generally will not represent a pro rata distribution of each security held in the Fund’s portfolio.  Investors may incur brokerage charges on the sale of any such securities so received in payment of redemptions.  An investor subject to U.S. federal income tax will generally realize gain or loss for federal income tax purposes on the redemption of Fund shares, whether the investor receives payment in cash or securities.

Payment on redemption will be made as promptly as possible and normally within seven days after the request for redemption is received by the Trust in good order.  If an investor purchased shares by check and the check was deposited less than fifteen days prior to the redemption request, a Fund may withhold redemption proceeds until that check has cleared.  A redemption request is in good order if it includes the exact name in which shares are registered and the number of shares or the dollar amount of shares to be redeemed and if it is signed exactly in accordance with the form of registration.  Persons acting in a fiduciary capacity, or on behalf of a corporation, partnership or trust, must specify, in full, the capacity in which they are acting.  Cash payments will be made by transfer of Federal funds for payment into the investor’s account.

When opening an account with the Trust, shareholders will be required to designate the account(s) to which funds may be transferred upon redemption.  Designation of additional accounts and any change in the accounts originally designated must be made in writing with the signature guaranteed by any of the following entities: U.S. banks, foreign banks having a U.S. correspondent bank, credit unions, savings associations, U.S. registered dealers and brokers, municipal securities dealers and brokers, government securities dealers and brokers, national securities exchanges, registered securities associations and clearing agencies.

The Trust may suspend the right of redemption and may postpone payment for any Fund for more than seven days during an emergency which makes it impracticable for a Fund to dispose of its securities or to fairly determine the value of the net assets of the Fund, or during any other period permitted by the Securities and Exchange Commission for the protection of investors.

Short-term trading by a Fund shareholder may present risks to other shareholders of the Fund, including increased transaction costs, interference with the efficient management of the Fund and dilution of investment returns.  The Trust discourages and does not accommodate short-term trading in Fund shares and the Trust’s Board of Trustees has adopted the following policies and procedures to detect and prevent such trading:

•                  Each Fund reserves the right to reject any purchase order for any reason which the Fund in its sole discretion deems appropriate.

•                  Initial purchases of Fund shares are required to be made pursuant to a completed subscription agreement signed by the investor and accepted by the Trust.  The minimum initial investment in each Fund must be worth at least $1,000,000; subsequent investments must be worth at least $100,000.   Redemption requests are required to be made in writing.

•                  Investors owning 5% or more of a Fund’s shares may not purchase additional shares of such Fund by exchange of securities.

•                  Formal “know your customer” procedures are in place, including inquiry as to whether the client is a known market timer. The Trust and/or its Transfer Agent will refuse to accept subscriptions from such a known short-term trader.

•                  The implementation of trade cut-off times.

•                  Monitoring of trading patterns and transactions types that may indicate short-term trading practices, including the review of large deals, new purchases before settlement of sales, and new purchases within ten (10) days of sales or dealing around non-U.S. public holidays which carry the risk of valuing stocks on stale prices.

•                  Limiting access to underlying portfolio holding information in accordance with the Trust’s portfolio holding disclosure policy.

•                  The Trust’s officers and third-party service providers are responsible for advising the Trust’s Chief Compliance Officer of any suspected market timing transactions.

•                  The Trust’s Chief Compliance Officer is responsible for administering the market timing policy and authorizing any waivers to it.  The Trustees are responsible for assessing, on a quarterly basis, whether any waivers were proper and in the interests of the Trust and its shareholders.

Upon the redemption of Fund shares, the Fund or, if you purchase your shares through a financial intermediary, your financial intermediary generally is required to report to you and the Internal Revenue Service on an IRS Form 1099-B cost-basis information with respect to those shares, as well as information about whether any gain or loss on your redemption is short- or long-term and whether any loss is disallowed under the “wash sale” rules.  This reporting requirement is effective for Fund shares acquired by you (including through dividend reinvestment) on or after January 1, 2012, when you subsequently redeem those shares.  Such reporting generally is not required for shares held in a retirement or other tax-advantaged account.  Cost basis is typically the price you pay for your shares (including reinvested dividends), with adjustments for certain commissions, wash-sales, organizational actions, and other items, including any returns of capital paid to you by a Fund in respect of your shares.  Cost basis is used to determine your net gains and losses on any shares you redeem in a taxable account.

A Fund or your financial intermediary, as applicable, will permit you to select from a list of alternative cost basis reporting methods to determine your cost basis in Fund shares acquired on or after January 1, 2012.  If you do not select a particular cost basis reporting method, the Fund or financial intermediary will apply its default cost basis reporting method to your shares.  If you hold your shares directly in a Fund account, the Fund’s default method (or the method you have selected by notifying the Fund) will apply; if you hold your shares in an account with a financial intermediary, the intermediary’s default method (or the method you have selected by notifying the intermediary) will apply.  Please contact the Funds by writing or telephoning Martin Currie Business Trust, c/o Martin Currie Inc, Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES (Attention: Client Services), tel. 011-44-131-229-5252, fax 011-44-131-228-5959, email clientservicesteam@martincurrie.com or c/o Martin Currie Investor Services Inc, 1350 Avenue of the Americas, Suite 3010, New York, New York, 10019, tel. 212-258-1900, fax 212-258-1919, or consult your financial intermediary, as appropriate, for more information on the available methods for cost basis reporting and how to select or change a particular method.  You should consult your tax advisor concerning the application of these rules to your investment in a Fund, and to determine which available cost basis method is best for you.  Please note that you are responsible for calculating and reporting your cost basis in Fund shares acquired prior to January 1, 2012.

DISTRIBUTION AND SERVICING PLANS

The Trust has adopted a distribution and servicing plan pursuant to Rule 12b-1 under the 1940 Act for each Fund.  These Plans authorize the Manager to spend an amount of the management fees it collects from the Fund up to 0.25% per annum of the average monthly net assets of the relevant Fund for activities or services primarily intended to result in the sale of shares of such Fund or for the provision of personal services to shareholders of such Fund.  The Trust is not aware of any payments for distributions made directly or indirectly out of Fund assets during the fiscal year ended April 30, 2013.

DETERMINATION OF NET ASSET VALUE

The net asset value of the shares of each Fund is determined by dividing that Fund’s total net assets (the excess of its assets over its liabilities) by the total number of shares of the Fund outstanding and rounding to the nearest cent.  Such determination is made as of the close of each business day in New York, meaning the close of regular trading on the New York Stock Exchange on any day that the New York Stock Exchange is open for business.  Equity securities listed on an established securities exchange normally are valued at their last sale price on the exchange where primarily traded.  Equity securities listed on the NASDAQ National Market System are valued at the NASDAQ Official Closing Price.  Equity securities listed on an established securities exchange or on the NASDAQ National Market System for which there is no reported sale during the day, and in the case of over the counter securities not so listed, are valued at the mean between the last bid and asked price, except that short-term securities and debt obligations with sixty (60) days or less remaining until maturity may be valued at their amortized cost.  Other securities for which current market quotations are not readily available (including certain restricted securities, if any) and all other assets are taken at fair value as determined in good faith by or in accordance with valuation procedures approved by the Trustees, although the actual calculations may be made by persons acting pursuant to the direction of the Trustees or by pricing services.

Generally, trading in foreign securities markets is substantially completed each day at various times prior to the close of regular trading on the New York Stock Exchange.  Occasionally, events affecting the value of foreign fixed income securities and of equity securities of non-U.S. issuers not traded on a U.S. exchange may occur between the completion of substantial trading of such securities for the day and the close of regular trading on the New York Stock Exchange, which events will not be reflected in the computation of a Fund’s net asset value.  If events materially affecting the value of any Fund’s portfolio securities occur during such period, then these securities will be valued at their fair value as determined in good faith by or in accordance with valuation procedures approved by the Trustees, which may include the use of a third party valuation service.  Fair value pricing involves subjective judgments, and the fair value determined for a security may be materially different than the value that could be realized upon the sale of that security.

DIVIDENDS AND DISTRIBUTIONS

Each Fund’s policy is to declare and pay out as dividends, at least annually, substantially all of its investment company taxable income (which includes dividends and any interest the Fund receives from investments and the excess of net short-term capital gains over net long-term capital losses), if any, and to distribute, at least annually, substantially all of its net capital gain (that is, the excess of net long-term capital gains over net short-term capital losses, in each case determined with reference to any capital loss carryovers), if any.  Each Fund’s policy is to declare and pay distributions of its investment company taxable income and net capital gains annually, although a Fund may make more frequent distributions as determined by the Trustees of the Trust to the extent permitted by applicable regulations.  Each Fund intends generally to make distributions annually sufficient to avoid the imposition of a nondeductible 4% excise tax on certain undistributed amounts of taxable investment income and capital gains.  For tax purposes, distributions to shareholders will be deemed to be increased by each shareholder’s allocable share of a portion of a Fund’s expenses, including a Fund’s advisory expenses.

All dividends and/or distributions will be paid in shares of the relevant Fund at net asset value unless the shareholder elects in the subscription agreement to receive cash.  Shareholders may make this election by marking the appropriate box on the subscription agreement.  The election may also be changed at any time by submitting a written request directly to the Trust.  In order for a change to be in effect for any dividend or distribution, it must be received by the Trust on or before the record date for such dividend or distribution.

TAXES

The following discussion addresses certain U.S. federal income tax considerations that may be relevant to investors that (a) are citizens or residents of the United States, or corporations, partnerships, or other entities created or organized under the laws of the United States or any political subdivision thereof, or estates or trusts that are subject to U.S. federal income taxation regardless of the source of their income, and (b) that are beneficial owners of Fund shares and hold those shares as capital assets (each such investor, a “U.S. shareholder”).

The following discussion provides only limited information about the U.S. federal income tax treatment of shareholders that are not U.S. shareholders, and it does not address the U.S. federal income tax treatment of shareholders that are subject to special tax regimes such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, U.S. shareholders whose functional currency (as defined in Section 985 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) is not the U.S. dollar, and persons that hold shares in a Fund as part of a “straddle,” “conversion transaction,” “hedge,” or other integrated investment strategy.  All such prospective and actual shareholders are urged to consult their own tax advisors with respect to the U.S. tax treatment of an investment in shares of a Fund.

The Funds have not sought a ruling from the U.S. Internal Revenue Service (the “IRS”) or an opinion of legal counsel as to any specific U.S. tax matters.  The discussion below as it relates to U.S. federal income tax consequences is based upon the Code and regulations, rulings, and judicial decisions thereunder as of the date hereof.  Such authorities may be repealed, revoked, or modified (possibly on a retroactive basis) so as to result in U.S. federal income tax consequences different from those discussed below.

This discussion is for general information only.  Prospective investors should consult their own tax advisors with respect to their particular circumstances and the effect of state, local, or foreign tax laws to which they may be subject.  Additionally, prospective investors should consult the SAI, which contains a more detailed discussion of U.S. federal tax considerations potentially applicable to an investment in a Fund.

Each Fund is treated as a separate taxable entity for U.S. federal income tax purposes.  Each Fund has elected or intends to elect to be treated, and intends to qualify and be treated each year, as a “regulated investment company” under subchapter M of the Code.  For a discussion of the requirements to qualify as a regulated investment company under Subchapter M, prospective investors should consult the SAI.  A regulated investment company is not subject to U.S. federal income tax at the corporate level on investment income and gains that are timely distributed to shareholders in the form of dividends.  However, a Fund’s failure to qualify as a regulated investment company would result in corporate-level taxation, and consequently, a reduction in income available for distribution to shareholders.

If a Fund were to fail to qualify as a regulated investment company accorded special tax treatment in any taxable year, the Fund would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net long-term capital gains, would be taxable to shareholders as dividend income.  Some portions of such distributions could be eligible for the dividends-received deduction in the case of corporate shareholders or to be taxed as qualified dividend income to shareholders that are taxed as individuals.  In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.

Additionally, if a Fund fails to distribute in a calendar year substantially all of its ordinary income for such year and substantially all of its capital gain net income for the one-year period ending October 31 of such year, plus any retained amount from the prior year, such Fund will be subject to a nondeductible 4% excise tax on the undistributed amounts.  A distribution paid to shareholders by a Fund in January of a year is generally deemed to have been received by shareholders on December 31 of the preceding year if the distribution was declared and payable to shareholders of record on a date in October, November, or December of that preceding year.  Each Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax, although there can be no assurance it will be able to do so.

As described under “Dividends and Distributions,” each Fund expects to distribute substantially all of its income and gains annually.  For U.S. federal income tax purposes, distributions of investment income are generally taxable to shareholders subject to federal income tax as ordinary income.  Taxes on distributions of capital gains are determined by how long a

Fund owned the investments that generated them, rather than how long a shareholder has owned his or her shares.  Distributions of net capital gain (that is, the excess of net long-term capital gains from the sale of investments that the Fund owned for more than one year over net short-term capital losses) that are properly reported by a Fund as capital gain dividends will be taxable as long-term capital gains includible in net capital gain and taxable to individuals at reduced rates.  Distributions of gains from the sale of investments that a Fund owned for one year or less will be taxable as ordinary income.  Distributions of investment income reported by a Fund as derived from “qualified dividend income” —as further described in the SAI—will be taxed in the hands of individual shareholders at the rates applicable to net capital gain, provided that holding period and other requirements are met at both the shareholder and Fund level.

A 3.8% Medicare contribution tax is imposed on the “net investment income” of individuals, estates and trusts subject to U.S. federal income tax whose income exceeds certain threshold amounts.  Net investment income generally includes for this purpose dividends paid by a Fund, including any capital gain dividends, and net capital gains recognized on the redemption of shares of a Fund.

Dividends and distributions on a Fund’s shares generally are subject to U.S. federal income tax as described herein to the extent they do not exceed the Fund’s realized income and gains, even though they economically may represent a return of a particular shareholder’s investment.  Such dividends and distributions are likely to occur in respect of shares purchased at a time when a Fund’s net asset value reflects gains that are either unrealized, or realized but not distributed.  Such realized gains may be required to be distributed even when a Fund’s net asset value also reflects unrealized losses.  Distributions from a Fund will be taxed as described above whether received in cash or in additional shares.

A sale, exchange, or redemption of shares of a Fund is a taxable event to the selling, exchanging, or redeeming shareholder.  Any gain resulting from a sale, exchange (including an exchange for shares of another Fund), or redemption of shares in a Fund will generally (except in the case of a shareholder that is tax-exempt or investing through a tax-advantaged account) be subject to federal income tax at either short-term or net capital gain rates, depending on how long the shareholder owned the shares, except that in certain circumstances it is possible that the proceeds of a redemption of Fund shares may be taxable as dividend income or a return of capital.

Because shares of each Fund are not publicly offered, unless a Fund has at least five hundred (500) shareholders at all times during a taxable year, some or all shareholders may be deemed to receive distributions equal to their allocable shares of certain expenses paid by the Fund.  Expenses that are deemed distributed by a Fund include those paid or incurred during a calendar year that are deductible in determining the Fund’s investment company taxable income for a taxable year beginning or ending within that calendar year, including in particular its management fee, but excluding those expenses incurred by virtue of the Fund’s status as a registered investment company (such as its registration fees, Trustees’ fees, expenses of periodic Trustees’ and shareholders’ meetings, transfer agent fees, certain legal and accounting fees, the expenses of shareholder communications required by law, and certain other expenses).  Shareholders that may be deemed to have received distributions of such expenses generally include individuals and those taxable as individuals.  Shareholders can generally deduct such deemed distributions of expenses only to the extent that their respective total miscellaneous itemized deductions exceed 2% of their respective adjusted gross incomes from all sources.  A deemed distribution of expenses could, as a result, increase a shareholder’s net taxes owed, lowering the Fund’s effective return with respect to such a shareholder.

Each Fund may be subject to foreign withholding or other taxes on income derived from or dispositions of foreign investments.  Such taxes would reduce the Fund’s yield on those investments.  However, as described immediately below, shareholders may be entitled to claim a credit or deduction for U.S. federal income tax purposes with respect to foreign taxes paid by a Fund.

Each Fund may be eligible to elect—but may choose not to elect—to permit shareholders who are U.S. citizens or U.S. corporations to claim a foreign tax credit or deduction (but not both) on their U.S. income tax returns for their respective pro-rata shares of qualified foreign income taxes paid by the Fund.  If such an election is made, the income of the Fund from non-U.S. sources that is distributed to Fund shareholders would be treated as income from non-U.S. sources to the shareholders.  The amount of foreign income taxes paid by an electing Fund would be treated as foreign taxes paid directly by Fund shareholders and, in addition, this amount would be treated as additional income to Fund shareholders from non-U.S. sources regardless of whether the Fund shareholder would be eligible to claim a foreign tax credit or deduction.  Investors should consult their tax advisors for further information relating to the foreign tax credit and deduction, which are subject to certain restrictions and limitations (including, with respect to the foreign tax credit, a holding period requirement applied at both the Fund and the shareholder level).  Shareholders that are not subject to U.S. federal income tax, and those who invest in the Fund through tax-advantaged accounts (including those who invest through individual retirement accounts or other tax-advantaged retirement plans), generally will receive no benefit from any tax credit or deduction passed through by the Fund.  Prospective investors should also consult the discussion in the SAI regarding investment by the Funds in certain foreign corporations.

A Fund’s transactions in foreign currencies, options, futures, forward contracts, swaps, straddles and similar transactions may be subject to special tax rules and may produce a difference between the Fund’s book income and taxable income.  The special tax rules to which such transactions are subject may accelerate the recognition of income or defer losses of the Fund, and/or otherwise affect the amount, timing or character of distributions to shareholders.  A difference between a Fund’s book and taxable income may cause a portion of the Fund’s income distributions to constitute a return of capital for tax purposes or require the Fund to make distributions exceeding book income to qualify as a regulated investment company and avoid a Fund-level tax.

A Fund’s investments in certain debt obligations may cause that Fund to recognize taxable income in excess of the cash generated by such obligations.  As a result, the Fund could be required at times to liquidate other investments in order to satisfy its distribution requirements.

The Trust will provide federal tax information annually, including information about dividends and distributions paid during the preceding year.

Shareholders who are not U.S. citizens or that are foreign corporations may receive substantially different tax treatment with respect to distributions by the Funds.  U.S. federal tax law generally requires that a 30% tax be withheld from dividends, other than capital gain dividends, paid to a shareholder that is not a “United States person” within the meaning of the Code.  This withholding tax may, in some cases, be reduced or eliminated by an applicable tax treaty.  For example, the U.S.-U.K. tax treaty currently in effect provides for an exemption from the U.S. withholding tax imposed on dividends paid by the Fund to shareholders that are U.K. resident pension schemes and that otherwise qualify for treaty benefits.  See the SAI for more details.

Effective for taxable years of a Fund beginning before January 1, 2014 and subject to certain restrictions, the Fund generally is not required to withhold any amounts with respect to distributions of (i) U.S.-source interest income that, in general, would not be subject to U.S. federal income tax if earned directly by an individual foreign person, and (ii) net short-term capital gains in excess of net long-term capital losses, in each case to the extent such distributions are properly reported as such by the Fund.  A Fund may opt not to separately report the portion of its distributions that would be eligible for these withholding tax exemptions.  It is currently unclear whether Congress will extend these exemptions for distributions with respect to taxable years of a regulated investment company beginning on or after January 1, 2014, or what the terms of such an extension would be.

Distributions to retirement plans that qualify for tax-exempt treatment under U.S. federal income tax laws generally will not be taxable.  Special tax rules apply to investments through such plans.  Shareholders should consult their tax advisors to determine the suitability of Fund shares as an investment through such plans and the precise effect of such an investment on their particular tax situations.

Investors may be required to file an information return with the IRS if they, for example, recognize certain levels of losses with respect to shares in a Fund or are deemed to participate in a confidential transaction involving shares in a Fund.

Shareholders should consult their own tax advisors about the tax consequences of an investment in a Fund in light of each shareholder’s particular tax situation.  Shareholders also should consult their own tax advisors about consequences under foreign, state, local or other applicable laws.

MANAGEMENT OF THE TRUST

Each Fund is advised and managed by Martin Currie, Inc., Saltire Court, 20 Castle Terrace, Edinburgh, Scotland.  The Manager is a registered investment adviser which, together with its affiliates, advises other mutual funds, offshore investment funds and other collective investment vehicles, separate accounts for ERISA and other pension plans and other public and private accounts.

The primary responsibility for the day-to-day management by the Manager of the Funds’ respective portfolios rests with committees organized for that purpose.

MCBT Opportunistic EAFE Fund.  Christine Montgomery and David Sheasby are primarily responsible for the day-to-day portfolio management of the MCBT Opportunistic EAFE Fund.

Ms. Montgomery joined Martin Currie in 2009 as a director in Martin Currie’s global team with responsibility for Europe, Australasia and Far East (“EAFE”) and All Country World Index (“ACWI”) ex U.S. mandates. She joined Martin Currie from Edinburgh Partners, where she was an investment partner, managing global and international portfolios for institutional clients, mostly in North America, from 2007 to 2009. Before that, she was a global-equities fund manager at Franklin Templeton Investments from 2001 to 2006. Ms. Montgomery began her investment career at Aegon Asset Management (formerly Scottish Equitable). During her 12 years with the company, her roles included head of equities, head of fixed-income and deputy CIO. Before joining Aegon, she had worked in the Department of Accounting at the University of Edinburgh.

Mr. Sheasby joined Martin Currie in 2004 as a director in the global team. He is lead portfolio manager for the EAFE ADR strategy and supports the managers of the global ex-U.S. portfolios. Before coming to Martin Currie, Mr. Sheasby worked for Aegon Asset Management (formerly Scottish Equitable) for 18 years. From 2002 he was a senior portfolio manager for global equities, developing and directing Aegon’s global strategy. During his time with Aegon, Mr. Sheasby headed its global equity, emerging markets and European teams, and prior to that, served as a European portfolio manager at Aegon from 1987 to 1994.

MCBT Global Emerging Markets Fund.  Kim Catechis is primarily responsible for the day-to-day portfolio management of the MCBT Global Emerging Markets Fund.

Kim Catechis joined Martin Currie in October 2010 as head of global emerging markets, a role he held at SWIP since 1998, when he established and recruited its global emerging markets team. At SWIP, Kim was responsible for £2.2 billion in funds under management and was lead portfolio manager on the firm’s global emerging markets equity fund. He also specialized in energy-sector research. Before joining SWIP, Kim established and managed two asset-management ventures in Spain: Eagle Star Inversiones and, earlier, FG Gestion. He began his investment career as a portfolio manager for Edinburgh Fund Managers in 1987. Kim is fluent in French, German, Spanish, Portuguese and Greek, has intermediate Russian skills and is studying Mandarin.

MCBT Global Equity Fund.  The MCBT Global Equity Fund is not currently operational.  Paul Sloane and Chris Connor will be primarily responsible for the day-to-day portfolio management of the MCBT All Countries World ex U.S. Fund when the Fund is operational.

Mr. Sloane co-manages the global alpha strategies at Martin Currie.  Before moving to the team, Mr. Sloane was head of financials research, with responsibility for researching and recommending global banking, insurance and diversified financials stocks. He also co-managed the Global Financials Absolute Return Fund between 2006 and 2011. Mr. Sloane joined Martin Currie in 2003 from Deutsche Bank, where he was responsible for specialist sales in the pan-European insurance sector.  Mr. Sloane started his career in 1993 as a trainee chartered accountant at Standard Life before moving into an investment analyst role at Standard Life Investments in 1997.

Mr. Connor joined Martin Currie in 2006. Before moving to the global alpha strategy team, he analyzed stocks for Martin Currie’s UK products.  Mr. Connor joined the company as a trainee and initially focused on industrial stocks as part of our sector team. He has a degree in economics and economic history from the University of Edinburgh.

MCBT All Countries World ex U.S. Fund.  The MCBT All Countries World ex U.S. Fund is not currently operational.  Christine Montgomery will be primarily responsible for the day-to-day portfolio management of the MCBT All Countries World ex U.S. Fund when the Fund is operational.

The SAI provides additional information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of Fund shares.

Under a separate investment advisory agreement with the Trust on behalf of each Fund, the Manager selects and reviews each Fund’s investments and provides executive and other personnel for the management of the Trust.  Pursuant to the Trust’s Agreement and Declaration of Trust, the Board of Trustees supervises the affairs of the Trust as conducted by the Manager.  In the event that the Manager ceases to be the manager of the Funds, the right of the Trust to use the identifying name “Martin Currie” or the prefix “MCBT” with respect to the Trust or any Fund may be withdrawn.

Under its respective investment advisory agreement, each Fund pays the Manager a quarterly management fee based on the respective Fund’s average net assets calculated on a daily basis.  The annual rate at which each Fund pays a management fee, and the management fee paid by each Fund for its last fiscal year, expressed as a percentage of the respective Fund’s average net assets, are set forth below.

	Management fee (%)		Management fee paid for last fiscal year (%)
MCBT Opportunistic EAFE Fund	0.70		0.70
MCBT Global Emerging Markets Fund	1.00		1.00
MCBT Global Equity Fund	1.00	(1)	—	(1)
MCBT All Countries World ex U.S. Fund	1.00	(1)	—	(1)

(1) The Fund had not commenced operations as of the fiscal year ended April 30, 2013.

The Trust’s semi-annual report to shareholders dated October 31, 2012 includes a discussion regarding the basis of the Board of Trustees’ 2012 renewal of the investment advisory agreement for each Fund that had commenced operations prior to the end of the period covered in that report.

In order to limit the expenses of each of the MCBT All Countries World ex U.S. Fund and the MCBT Global Equity Fund, the Manager has contractually agreed to waive its compensation and, to the extent necessary, bear other expenses of each such Fund, through August 31, 2014, to the extent that the annual expenses (including the management fee but excluding brokerage, interest, taxes and deferred organizational and extraordinary expenses) would exceed an annual rate of the Fund’s average daily net assets of 2.00% for the MCBT All Countries World ex U.S. Fund and the MCBT Global Equity Fund.  Additionally, effective February 19, 2007, the Manager has agreed to waive its compensation and, to the extent necessary, bear other expenses of the MCBT Opportunistic EAFE Fund, through August 31, 2014, to the extent that the annual expenses (including the management fee but excluding brokerage, interest, taxes and deferred organizational and extraordinary expenses) would exceed an annual rate of the Fund’s average daily net assets of 1.25%.  For purposes of determining any such waiver or expense reimbursement, expenses of the Fund do not reflect the application of custodial, transfer agency or other credits or expense offset arrangements that may reduce the Fund’s expenses, and therefore shareholders’ expenses may be higher than the maximum imposed by the applicable contractual expense limit for a Fund.  If in any fiscal quarter during which the expense limitation arrangement is in effect, the annualized expenses of a Fund are less than 2.00% for each of the MCBT All Countries World ex U.S. Fund and the MCBT Global Equity Fund, or less than 1.25% for the MCBT Opportunistic EAFE Fund (the “Expense Limit”), the Manager shall be entitled to reimbursement by the Fund of any or all advisory fees or other amounts (the “Aggregate Reimbursement Amount”) previously waived, reduced, reimbursed or contributed by the Manager with respect to the Fund pursuant to the expense limitation arrangement during the previous three (3) years and not subsequently reimbursed to the Manager, to the extent that the expenses of the Fund for such fiscal quarter plus the amount so reimbursed, when annualized, do not exceed the Expense Limit of the Fund; provided, however, that the amount of any such reimbursement shall in no event exceed the Aggregate Reimbursement Amount of the Fund.

All expenses incurred in the operation of the Funds are borne by the relevant Fund, including but not limited to brokerage commissions, transfer taxes and extraordinary expenses in connection with its portfolio transactions, all applicable taxes, the compensation of Trustees who are not directors, officers or employees of the Manager or its affiliates, interest charges, charges of custodians, registrars and transfer agents, administrators, auditing and legal expenses.

The Manager and its affiliates advise other investment companies or collective investment vehicles (including offshore funds) for which they receive fees.  Each of the Funds may invest in such affiliated investment vehicles, as well as unaffiliated investment vehicles.  As a shareholder of these kinds of investment vehicles, a Fund may indirectly bear fees and expenses which are in addition to those incurred directly at the Fund level, including potentially bearing two levels of advisory, administrative, custodial or other fees paid to service providers.  To the extent a Fund invests assets in an affiliated fund, those assets are excluded for purposes of calculating the management fee payable by the Fund to the Manager in order that the Fund not pay duplicate management fees on those assets.

DESCRIPTION OF THE TRUST AND OWNERSHIP OF SHARES

The Trust is an open-end management investment company, registered under the 1940 Act, and organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust dated May 20, 1994, as amended.

The Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of beneficial interest which are presently divided into four separate series.  Each share of a series represents an equal proportionate interest in that series with each other share.

The Declaration of Trust also permits the Trustees, without shareholder approval, to subdivide any series of shares into various sub-series (or classes) of shares with such dividend preferences and other rights as the Trustees may designate.  The Trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios.  Shareholders’ investments in such a portfolio would be evidenced by a separate series of shares.

Subject to the restrictions described under Redemption of Shares, the Trust’s shares are freely transferable.  Shareholders are entitled to dividends as declared by the Trustees, and, in liquidation of the relevant Fund’s portfolio, are entitled to receive the net assets of the portfolio.  Shareholders are entitled to vote at any meetings of shareholders.  The Trust generally does not hold annual meetings of shareholders and will do so only when required by law.  Special meetings of shareholders may be called for purposes such as electing or removing Trustees, changing a fundamental investment policy or approving an investment advisory agreement.  In addition, a special meeting of shareholders of the Fund will be held if, at any time, less than a majority of the Trustees then in office have been elected by shareholders of the Fund.

The Declaration of Trust provides for the perpetual existence of the Trust.  The Trust, may, however, be terminated at any time by vote of at least two-thirds of the outstanding shares of the Trust.  The Declaration of Trust further provides that the Trustees may also terminate the Trust or any Fund upon written notice to the shareholders.

ADMINISTRATOR

State Street Bank and Trust Company (“State Street”), One Lincoln Street, Boston, Massachusetts 02111, serves as the administrator, custodian, transfer agent and dividend-paying agent of the Trust and each Fund.  As compensation for such services, each Fund pays State Street a fee at the rate of 0.03% of its average net assets up to £100 million, 0.024% of the next £100 million, 0.015% of the next £300 million, 0.01% of the next £500 million, and .005% of those assets in excess of £1 billion per Fund, subject to a £40,000 minimum fee per year per Fund, plus certain out-of-pocket costs.  For more information, see the Funds’ SAI.

SHAREHOLDER INQUIRIES

Shareholders may direct inquiries to the Trust, Saltire Court, 20 Castle Terrace, Edinburgh, Scotland, United Kingdom EH1 2ES (Attention: Client Services), tel. 011-44-131-229-5252, fax 011-44-131-228-5959.  During hours in which the offices in Scotland are closed, institutional investors in the U.S. may contact Martin Currie Investor Services, Inc., an affiliate of the Manager, 1350 Avenue of the Americas, Suite 3010, New York, New York 10019, tel. 212-258-1900, fax 212-258-1919.  Shareholders may also direct inquiries to the Trust by sending an e-mail message to clientservicesteam@martincurrie.com, except that, with respect to purchases and redemptions of shares, shareholders are asked to follow the instructions set forth under Purchase of Shares and Redemption of Shares.

FINANCIAL HIGHLIGHTS INFORMATION

The financial highlights tables which follow are intended to help investors understand each Fund’s financial performance for the past five years.  Certain information reflects financial results for a single share of the relevant Fund.  The total return line represents the rate that an investor would have earned or lost on an investment in the relevant Fund, assuming reinvestment of all dividends and distributions.  This information has been derived from the financial statements of the Funds (other than the MCBT All Countries World ex U.S. Fund and the MCBT Global Equity Fund, which have yet to commence operations), which have been audited by Ernst & Young LLP, an independent registered public accounting firm, for the fiscal year ended April 30, 2013.  Its report and each Fund’s financial statements are included in the Funds’ annual report to shareholders, which is available upon request. The financial highlights for each of the years in the three-year period ended April 30, 2011 have been audited by another independent registered public accounting firm.

MCBT OPPORTUNISTIC EAFE FUND

FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING FOR THE PERIOD

	Year Ended April 30 2013 (2)	Year Ended April 30, 2012 (2)	Year Ended April 30, 2011 (2)	Year Ended April 30, 2010 (2)	Year Ended April 30, 2009 (2)
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of year	$8.87	$10.92	$9.34	$7.47	$13.79
Net investment income	0.14	0.14	0.13	0.14	0.21
Net realized and unrealized gain (loss) on investments and foreign currency transactions	1.44	(1.52)	1.51	1.89	(6.32)
Total from investment operations	1.58	(1.38)	1.64	2.03	(6.11)
Less distributions:
Net investment income	(1.24)	(0.34)	(0.06)	(0.16)	(0.21)
Net realized gains	—	(0.33)	—	—	—
Total distributions	(1.24)	(0.67)	(0.06)	(0.16)	(0.21)
Net asset value, end of year	9.21	8.87	10.92	9.34	$7.47
TOTAL INVESTMENT RETURN (1)	19.24%	(11.85)%	17.62%	27.17%	(44.33)%

RATIOS AND SUPPLEMENTAL DATA
Net assets, end of year (in thousands)	$7,717	$24,167	$63,538	$49,377	$63,180
Gross expenses to average net assets	2.74%	1.39%	1.24%	1.17%	1.14%
Net expenses to average net assets	1.25%	1.25%	1.24%	1.17%	1.14%
Net investment income to average net assets	1.67%	1.52%	1.37%	1.56%	2.24%
Portfolio turnover rate	30%	47%	83%	103%	97%

(1)  Total return at net asset value assuming all distributions reinvested. The total return would have been lower had certain expenses not been reduced by the Investment Manager.
(2)  The per share amounts were computed using an average number of shares outstanding during the year.

MCBT GLOBAL EMERGING MARKETS FUND

FINANCIAL HIGHLIGHTS

FOR A SHARE OUTSTANDING FOR THE PERIOD

	Year Ended April 30, 2013 (2)	Year Ended April 30, 2012 (2)	Year Ended April 30, 2011 (2)	Year Ended April 30, 2010 (2)	Year Ended April 30, 2009 (2)
PER SHARE OPERATING PERFORMANCE
Net asset value, beginning of year	$5.17	$5.71	$4.70	$3.28	$9.38
Net investment income	0.03	0.03	0.03	0.05	0.14
Net realized and unrealized gain (loss) on investments and foreign currency transactions	0.02	(0.55)	1.00	1.45	(4.63)
Total from investment operations	0.05	(0.52)	1.03	1.50	(4.49)
Less distributions:
Net investment income	(0.13)	(0.02)	(0.02)	(0.08)	(0.12)
Net realized gains	—	—	—	—	(1.49)
Total distributions	(0.13)	(0.02)	(0.02)	(0.08)	(1.61)
Net asset value, end of year	5.09	5.17	5.71	4.70	3.28
TOTAL INVESTMENT RETURN (1)	0.85%	(9.09)%	22.08%	45.79%	(45.43)%

RATIOS AND SUPPLEMENTAL DATA
Net assets, end of year (in thousands)	$45,497	$49,101	$69,758	$198,603	$214,782
Gross expenses to average net assets	1.98%	1.67%	1.43%	1.23%	1.16%
Net expenses to average net assets	1.84%	1.67%	1.43%	1.23%	1.16%
Net investment income to average net assets	0.65%	0.65%	0.65%	1.10%	2.70%
Portfolio turnover rate	25%	43%	46%	112%	103%

(1)  Total return at net asset value assuming all distributions reinvested. The total return would have been lower had certain expenses not been reduced by the Investment Manager.

(2)  The per share amounts were computed using an average number of shares outstanding during the year.

FOR MORE INFORMATION ABOUT
THE FUNDS OF MARTIN CURRIE BUSINESS TRUST

The Funds’ SAI and, except with respect to MCBT All Countries World ex U.S. Fund and the MCBT Global Equity Fund (which have not yet been required to produce any shareholder reports), the Funds’ annual and semi-annual reports to shareholders include additional information about the Funds.  The SAI, and the independent registered public accounting firm’s report and financial statements included in the Funds’ most recent annual report to shareholders, are incorporated by reference into this Private Placement Memorandum.  The Funds’ annual report discusses the market conditions and investment strategies that significantly affected each Fund’s performance during its last fiscal year.  You may get free copies of these materials, request other information about the Funds or make shareholder inquiries by sending an e-mail message to clientservicesteam@martincurrie.com, or by calling 011-44-131-229-5252.  The Funds do not have an Internet Web site.

You may review and copy information about the Funds, including the SAI, at the Securities and Exchange Commission’s public reference room in Washington, D.C.  You may call the Commission at 1-202-551-8090 for information about the operation of the public reference room.  You may also access reports and other information about the Funds on the EDGAR Database on the Commission’s Internet site at http://www.sec.gov.  You may get copies of this information, with payment of a duplication fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the Commission’s Public Reference Section, Washington, D.C. 20549-1520.  You may need to refer to the Trust’s file number.

File No. 811-08612

Exhibit A

MARTIN CURRIE BUSINESS TRUST

SUBSCRIPTION AGREEMENT

for

Shares of Beneficial Interest

Amount of
Subscription
(US$)
MCBT All Countries World ex U.S. Fund

MCBT Opportunistic EAFE Fund

MCBT Global Emerging Markets Fund

MCBT Global Equity Fund

Total Amount Subscribed US$

SUBSCRIBER INFORMATION

Name of Subscriber:

(hereinafter “SUBSCRIBER”) (If an individual, please provide first, last and middle names)

Name for Registration

(if different from above)

Person Signing (if different):

Capacity (if applicable):

FOR INDIVIDUALS

Residential Address [  ] or Business Address [  ]:

(Number and Street)

(City)	(State)	(Zip Code)

(If you do not have a residential or business street address, please provide your Army Post Office or Fleet Post Office box number, or the residential or business street address of a next of kin or of another contact individual.)

Telephone:

Fax:

E-mail:

Date of Birth:

(Month)	(Day)	(Year)

Social Security Number:

FOR PERSONS OTHER THAN INDIVIDUALS (such as corporations, partnerships or trusts)

Principal Place of Business, Local Office or Other Physical Location:

(Number and Street)

(City)	(State)	(Zip Code)

Telephone:

Fax:

E-mail:

Date of Organization:

(Month)	(Day)	(Year)

Jurisdiction of Organization:

Taxpayer Identification Number (or foreign tax identifying number, if any):

(If a non-U.S. SUBSCRIBER does not have a taxpayer identification number, the Trust may request alternative government-issued documentation certifying to the existence of the SUBSCRIBER’s business or enterprise.)

BANK INFORMATION

Bank Name:

ABA Number:

Address:

(Number and Street)

(City)	(State)	(Zip Code)

Telephone:

Fax:

Account Name:

Account Number:

SUBSCRIBER hereby agrees as follows:

1.              SUBSCRIBER hereby subscribes for shares of beneficial interest in the one or more series (each a “Fund”) of Martin Currie Business Trust (the “Trust”) indicated above and in the dollar amount(s) set forth above.  Upon completion of this Subscription Agreement, SUBSCRIBER should send this agreement by facsimile and courier to:

State Street Corporation

200 Clarendon Street

Boston, MA

02116

Attention:  Investor Reporting Services

Fax: 617-956-5648

A copy of the agreement should be faxed and sent to:

Martin Currie Business Trust

c/o Martin Currie, Inc.

20 Castle Terrace

Edinburgh, Scotland

United Kingdom EH1 2ES

Attention:  Client Services

Fax:  011-44-131-228-5959

After the Trust has reviewed the completed Subscription Agreement, SUBSCRIBER will receive telephonic notice of the acceptance or non-acceptance of the subscription.  If the subscription is accepted by the Trust, SUBSCRIBER agrees to wire immediately available funds in the amounts indicated on the cover of this Subscription Agreement to:

State Street Bank and Trust Company

Boston, Massachusetts

ABA # 011000028

BNF = AC-42306662 “Mutual Fund F/B/O

Martin Currie Business Trust”

OBI = “NAME OF FUND”

Shareholder Name

2.              SUBSCRIBER agrees that, unless the Trust is otherwise specifically notified, this subscription will be treated as a subscription for shares of beneficial interest in the indicated Funds (the “Shares”) to become effective following the satisfaction of all of the conditions specified in Section 3 of this Subscription Agreement unless otherwise agreed by the Trust.

3.              SUBSCRIBER understands and agrees that this subscription for the Shares is ineffective and that SUBSCRIBER will not become a shareholder of the Trust until (i) SUBSCRIBER completes all applicable information requested in this Subscription Agreement, (ii) SUBSCRIBER executes this Subscription Agreement and delivers it to the Trust, (iii) the Subscription Agreement is accepted by or on behalf of the Trust, which acceptance may be withheld in the Trust’s sole discretion, and (iv) the Trust can and has confirmed that the subscription amount has been received in the account listed in Section 1 above.

4.              SUBSCRIBER represents and warrants to the Trust that SUBSCRIBER has received a copy of the Private Placement Memorandum dated August 28, 2013 (the “Placement Memorandum”) relating to the offer for sale by the Trust of the Shares and has had an opportunity to request a Statement of Additional Information dated as of August 28, 2013, (the “SAI”), and has reviewed the Placement Memorandum carefully prior to executing this Subscription Agreement.  SUBSCRIBER acknowledges that SUBSCRIBER had the opportunity to ask questions of, and receive answers from, representatives of the Trust concerning terms and conditions of the offering and to obtain any additional information necessary to verify the accuracy of the information contained in the Placement Memorandum or the SAI.  SUBSCRIBER further acknowledges that no person is authorized to give any information or to make any representation which is contrary to the information contained in the Placement Memorandum or the SAI and that, if given or made, any such contrary information or representation may not be relied upon as having been authorized.

5.              SUBSCRIBER hereby elects:

☐                                    To reinvest all distributions of income and realized capital gains from a Fund in additional shares of that Fund  or

☐                                    To receive all distributions of income and realized capital gains from a Fund as cash when declared  or

☐                                    To reinvest all realized capital gains from a Fund in additional shares of the Fund and to receive all distributions of income as cash.

6.              SUBSCRIBER understands and agrees that, unless otherwise indicated above, SUBSCRIBER will be deemed to have elected to reinvest all distributions of income and capital gains.

7.              SUBSCRIBER understands and acknowledges that, in selling the Shares to SUBSCRIBER, the Trust is relying on the representations made and information supplied in this Subscription Agreement to determine that the sale of the Shares to SUBSCRIBER complies with (or meets the requirements of any applicable exemption from) the Securities Act of 1933, as amended (the “1933 Act”), and applicable state securities laws.

8.              SUBSCRIBER represents that it is acquiring the Shares subscribed for by this Subscription Agreement for its own account for investment only and not with a view to any resale or distribution.

9.              SUBSCRIBER represents that it (either alone or together with its purchaser representative, whose identity has been disclosed to the Trust, if any) has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the investment represented by the Trust and that SUBSCRIBER is able to bear the economic risk of this investment including the risk of loss of the investment.

10.       SUBSCRIBER understands that the Trust will offer the Shares only to investors which qualify as “accredited investors” as defined in Regulation D under the 1933 Act.  SUBSCRIBER represents that it qualifies as an “accredited investor” because SUBSCRIBER is described in the paragraph or paragraphs indicated below:

(check one or more)

☐                                    A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

☐                                    A natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000, excluding the value of such person’s primary residence and the related amount of indebtedness secured by the primary residence up to its fair market value (indebtedness secured by the primary residence in excess of the value of the home and any increase in the amount of such indebtedness before the subscriber enters into this Subscription Agreement should be considered a liability and deducted from the person’s net worth), at the time of purchase of the Shares.

☐                                    A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the 1933 Act.

☐                                    An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares offered, with total assets in excess of $5,000,000.

☐                                    A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

☐                                    A bank as defined in Section 3(a)(2) of the 1933 Act, or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), or a business development company as defined in Section 2(a)(48) of the 1940 Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

☐                                    A Trustee or Executive Officer of the Trust whose purchase exceeds $1,000,000.

☐                                    An entity in which all of the equity owners are accredited investors as defined above.

11.       SUBSCRIBER represents that it is a resident of (or, if SUBSCRIBER is an entity, its principal offices are located in)                                                                     .

(U.S. State or foreign country, as applicable)

12.       SUBSCRIBER understands that the Trust may reject investors that qualify as “foreign financial institutions” as defined in 31 CFR 103.175(h).  SUBSCRIBER further understands that, under anti-money laundering due diligence requirements imposed by the U.S. Department of the Treasury’s Financial Crimes Enforcement Network (“FinCEN”), the Trust is required to establish and apply policies, procedures, and controls reasonably designed to detect and report money laundering through accounts that it may establish or maintain for foreign financial institutions.  SUBSCRIBER represents that it has indicated below each paragraph, if any, that describes it:

(check all that apply)

☐                                    A foreign bank.

☐                                    A branch or office located outside of the United States of any financial institution that is subject to the anti-money laundering due diligence requirements imposed by FinCEN, including any federally-regulated bank, broker-dealer, futures commission merchant or introducing broker, or mutual fund.

☐                                    A person organized under foreign law (other than a branch or office of such person in the United States) that, if it were located in the United States, would be subject to the anti-money laundering due diligence requirements imposed by FinCEN, including any foreign bank, broker-dealer, futures commission merchant or introducing broker, or mutual fund.

☐                                    A person organized under foreign law (other than a branch or office of such person in the United States) that is engaged in the business of and is readily identifiable as a currency dealer or exchanger, or a money transmitter (unless such activities are merely incidental to the person’s business).

☐                                    A person otherwise qualifying as a “foreign financial institution” as defined in 31 CFR 103.175(h).

13.       SUBSCRIBER agrees to promptly notify the Trust of any development that causes any of the representations made or information supplied in this Subscription Agreement to be untrue at any time.

14.       SUBSCRIBER understands that the Shares are not publicly traded and that there will be no public market for the Shares upon completion of the Offering.

15.       SUBSCRIBER understands and agrees that the Shares are being sold in a transaction which is exempt from the registration requirements of the 1933 Act and, in certain cases, of state securities laws, and that such interests will be subject to transfer restrictions under the 1933 Act and applicable state securities laws and, except to the extent that redemption is permitted as described in the Placement Memorandum and the SAI, must be held indefinitely unless subsequently registered under the 1933 Act and applicable state securities laws or an exemption from such registration is available.  The undersigned further understands and agrees that the Trust is under no obligation to register such Shares and that any exemptions are extremely limited.

16.       SUBSCRIBER agrees to transfer all or any part of its Shares only in compliance with all applicable conditions and restrictions contained in this Subscription Agreement, the Placement Memorandum, the SAI, the 1933 Act and any applicable state securities laws.

17.       SUBSCRIBER hereby agrees that (i) any information provided or otherwise made available to SUBSCRIBER regarding portfolio holdings of the Trust is the confidential property of the Trust and may not be traded upon; (ii) access to such information will be limited to SUBSCRIBER’S employees and agents who are subject to a duty to keep and treat such information as confidential; and (iii) upon written request from the Trust or Martin Currie, Inc., SUBSCRIBER shall promptly return or destroy such information.

18.       SUBSCRIBER hereby agrees to be bound by all terms and conditions of this Subscription Agreement.

19.       SUBSCRIBER hereby agrees to supply the Trust with a completed U.S. Internal Revenue Service Form W-9; or, if SUBSCRIBER is an exempt foreign person, the proper form of U.S. Internal Revenue Service Form W-8BEN.  Such Forms when delivered will be fully and accurately completed.

20.       SUBSCRIBER hereby agrees to provide the Trust and/or its service providers with other information and documents that will allow the Trust to verify the identity of SUBSCRIBER.  SUBSCRIBER understands that if such information is not provided, the Trust may not be able to open an account for SUBSCRIBER.  SUBSCRIBER understands that if the Trust is unable to verify SUBSCRIBER’s identity or believes the account is being used for fraudulent or illegal purposes, the Trust reserves the right to close the account and to take such other steps as the Trust deems reasonable.  SUBSCRIBER further understands that the Trust or its service providers may release confidential information about SUBSCRIBER to proper authorities if the Trust or its service providers, in their sole discretion, determine that it is in the best interests of the Trust in light of applicable laws or regulations concerning money laundering and similar activities.

This Subscription Agreement shall be governed by and construed under the laws of The Commonwealth of Massachusetts and is intended to take effect as an instrument under seal and shall be binding on SUBSCRIBER in accordance with its terms.

Please sign this Subscription Agreement exactly as you wish your Shares to be registered.  (The information supplied by you below should conform to that given on the cover page).

IMPORTANT INFORMATION ABOUT PROCEDURES FOR

SUBSCRIBING TO THE TRUST

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account with the Trust.

What that means for you:  When you subscribe for shares of the Trust, you will be asked for information, such as your name, address, date of birth and other information that will allow the Trust to identify you.  The Trust may also ask to see other identifying documents (such as a driver’s license, articles of incorporation or trust deed).

Dated: ,	Name of SUBSCRIBER:

By:

Name of Person Signing if different
from SUBSCRIBER:
(please print)

Capacity:
(please print)

Accepted:

MARTIN CURRIE BUSINESS TRUST

By:
Name:
Title:

A copy of the Agreement and Declaration of Trust establishing the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Subscription Agreement is executed on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders of any Fund individually but are binding only upon the assets and property belonging to the Funds.

MARTIN CURRIE BUSINESS TRUST

MCBT Opportunistic EAFE Fund

MCBT Global Emerging Markets Fund

MCBT Global Equity Fund

MCBT All Countries World ex U.S. Fund

STATEMENT OF ADDITIONAL INFORMATION

August 28, 2013

This Statement of Additional Information is not a prospectus.  This Statement of Additional Information relates to the Martin Currie Business Trust Private Placement Memorandum dated August 28, 2013, and should be read in conjunction therewith.  Certain disclosure has been incorporated by reference to portions of the Trust’s Annual Report to Shareholders.  A free copy of the Trust’s Annual Report to Shareholders or Private Placement Memorandum may be obtained by writing or telephoning Martin Currie Business Trust, c/o Martin Currie Inc, Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES (Attention: Client Services), tel. 011-44-131-229-5252, fax 011-44-131-228-5959, email clientservicesteam@martincurrie.com or c/o Martin Currie Investor Services, Inc., 1350 Avenue of the Americas, Suite 3010, New York, New York, 10019, tel. 212-258-1900, fax 212-258-1919.

TABLE OF CONTENTS

INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS	1

MANAGEMENT OF THE TRUST	10

PROXY VOTING POLICIES	15

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES	16

INVESTMENT ADVISORY AND OTHER SERVICES	17

DISTRIBUTION AND SERVICING PLANS	23

PORTFOLIO TRANSACTIONS AND BROKERAGE	24

DESCRIPTION OF THE TRUST	25

HOW TO BUY SHARES	28

NET ASSET VALUE AND OFFERING PRICE	28

REDEMPTIONS	29

INCOME DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAXES	29

FINANCIAL STATEMENTS	41

i

INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS

The investment objective and policies of each series (“Fund”) of Martin Currie Business Trust (the “Trust”), are summarized in the Private Placement Memorandum under “Fund Summaries,” “Description of the Funds” and “More Information About the Funds’ Investment Strategies and Risks.”  The investment objective and policies of each Fund set forth in the Private Placement Memorandum and in this Statement of Additional Information may be changed by the Trust’s trustees (the “Trustees”), without shareholder approval, except that any policy explicitly identified as “fundamental” may not be changed without the approval of the holders of a majority of the outstanding shares of the relevant Fund (which means the lesser of (i) 67% of the shares of that Fund represented at a meeting at which 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares).

In addition to its investment objective and policies set forth in the Private Placement Memorandum, the following investment restrictions are policies of each Fund (and those marked with an asterisk are fundamental policies of each Fund):

Each Fund will not:

*(1)  Act as underwriter of securities issued by other persons, except to the extent that, in connection with the disposition of portfolio securities, it may be deemed to be an underwriter under certain federal securities laws.

*(2)  Change its classification pursuant to Section 5(b) of the Investment Company Act of 1940, as amended (the “1940 Act”) from a “diversified” management investment company to a “non-diversified” one without shareholder approval.

*(3)  Borrow money in excess of 10% of its total assets (taken at cost) or 5% of its total assets (taken at current value), whichever is lower, nor borrow any money except as a temporary measure for extraordinary or emergency purposes, however, any sale coupled with an agreement to repurchase or any Fund’s use of reverse repurchase agreements and “dollar roll” arrangements shall not constitute borrowing by such Fund for purposes of this restriction.

*(4)  Purchase or sell real estate or interests in real estate, except that the Fund may purchase and sell securities that are secured by real estate or interests in real estate and may purchase securities issued by companies that invest or deal in real estate.

*(5)  Invest in commodities, except that the Fund may invest in financial futures contracts and options thereon, and options on currencies.

*(6)  Make loans to others, except through the purchase of qualified debt obligations, the entry into repurchase agreements and/or the making of loans of portfolio securities consistent with the Fund’s investment objectives and policies.

1

*(7)  Purchase any securities which would cause more than 25% of the value of the Fund’s total assets at the time of purchase to be invested in the securities of issuers conducting their principal business activities in the same industry; provided that there shall be no limit on the purchase of U.S. government securities, including securities issued by any agency or instrumentality of the U.S. government, and related repurchase agreements.  The Securities and Exchange Commission (“SEC”) takes the position that government securities of a single foreign country (including agencies and instrumentalities of such government, to the extent such obligations are backed by the assets and revenues of such government) are a separate industry for these purposes.

*(8)  Pledge, hypothecate, mortgage or otherwise encumber the Fund’s assets except to secure borrowings and as margin or collateral for financial futures, swaps, and other negotiable transactions in the over-the-counter market.

*(9)  Issue any senior securities except to the extent permitted by applicable law, regulation or order (for purposes of this restriction, collateral arrangements with respect to any type of swap, option, forward contract or future contract and collateral arrangements with respect to initial and variation margin are not deemed to involve the issuance of a senior security).

The Trust understands that the staff of the SEC deems certain transactions that a Fund may enter into to involve the issuance of a senior security unless certain cash, U.S. government securities, high grade debt instruments or other liquid securities are deposited in a segregated account or are otherwise covered.  Such transactions include: short sales, reverse repurchase agreements, forward contracts, futures contracts and options thereon, options on securities and currencies, dollar rolls, and swaps, caps, floors and collars.

Line of Credit

Each Fund may borrow pursuant to an unsecured uncommitted line of credit with State Street Bank and Trust Company (“State Street Bank”) for temporary and extraordinary or emergency purposes, including covering liquidity needs such as those that may arise in the event of heavy redemptions of Fund shares in a short period of time.

Convertible Securities

Convertible securities are fixed income securities that may be converted at either a stated price or a stated rate into underlying shares of common stock.  Convertible securities have general characteristics similar to both fixed income and equity securities.  Although to a lesser extent than with fixed income securities generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, tends to increase as interest rates decline.  In addition, because of the conversion feature, the market value of convertible securities tends to vary with fluctuations in the market value of the underlying common stocks and, therefore, also will react to variations in the general market for equity securities.

2

Like fixed income securities, convertible securities are investments which provide for a stable stream of income with generally higher yields than common stocks.  Of course, like all fixed income securities, there can be no assurance of current income because the issuers of the convertible securities may default on their obligations.  Convertible securities, however, generally offer lower interest or dividend yields than non-convertible securities of similar quality because of the potential for capital appreciation.  A convertible security, in addition to providing fixed income, offers the potential for capital appreciation through the conversion feature, which enables the holder to benefit from increases in the market price of the underlying common stock.  However, there can be no assurance of capital appreciation because securities prices fluctuate.

Convertible securities generally are subordinated to other similar but non-convertible securities of the same issuer, although convertible bonds enjoy seniority in right of payment to all equity securities, and convertible preferred stock is senior to common stock of the same issuer.  Because of the subordination feature, however, convertible securities typically have lower ratings than similar non-convertible securities.

Yankee Bonds

The Funds may invest in U.S. dollar denominated bonds sold in the United States by non-U.S. issuers (“Yankee bonds”).  The Funds may hold such bonds of any credit quality.  As compared with bonds issued in the United States, such bond issues normally carry a higher interest rate but are less actively traded.

Repurchase Agreements

Pursuant to guidelines adopted by the Trustees of the Trust, each Fund may enter into repurchase agreements, by which the Fund purchases a security and obtains a simultaneous commitment from the seller (a bank or, to the extent permitted by the 1940 Act, a recognized securities dealer) to repurchase the security at an agreed upon price and date (usually seven days or less from the date of original purchase).  The resale price is in excess of the purchase price and reflects an agreed upon market rate unrelated to the coupon rate on the purchased security.  Such transactions afford the Funds the opportunity to earn a return on temporarily available cash at relatively low market risk.  While the underlying security may be a bill, certificate of indebtedness, note or bond issued by an agency, authority or instrumentality of the U.S. Government, the obligation of the seller is not guaranteed by the U.S. Government and there is a risk that the seller may fail to repurchase the underlying security.  In such event, the Fund would attempt to exercise rights with respect to the underlying security, including possible disposition in the market.  However, the Fund may be subject to various delays and risks of loss, including (a) possible declines in the value of the underlying security during the period while the Fund seeks to enforce its rights thereto and (b) inability to enforce rights and the expenses involved in attempted enforcement.  Pursuant to the guidelines, Martin Currie, Inc. (the “Manager”) maintains an approved list of banks and non-bank dealers with which the Trust may engage in repurchase agreement transactions and the Manager may propose changes to such list which are reviewed by the Trustees of the Trust on at least a quarterly basis.  Currently, State Street Bank is the only counterparty on the approved list.

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The Funds do not currently enter into repurchase agreements although they may do so at any time.

Currency Risks; Derivatives Risk and Hedging Transactions

The Funds may use various investment products to reduce certain risks to the Funds of exposure to local currency movements.  The following are a description of some of the hedging and derivatives transactions in which a Fund may participate.  For more information, see “More Information about the Funds’ Investment Strategies and Risks —More Information on Currency Risks; Derivatives Risk and Hedging Transactions” in the Funds’ Private Placement Memorandum.

Forward Contracts.  A forward contract is an obligation to purchase or sell a specific currency for an agreed price at a future date which is individually negotiated and privately traded by currency traders and their customers.

Currency Futures Contracts.  The Funds may enter into financial futures contracts for the purchase or sale for future delivery of foreign currencies.  A sale of a futures contract entails entering into a contractual obligation to deliver the foreign currency called for by the contract at a specified price on a specified date.  A purchase of a futures contract entails entering into a contractual obligation to acquire the foreign currency called for by the contract at a specified price on a specified date.

Although futures contracts by their terms often call for actual delivery or acceptance, in most cases the contracts are closed out before the settlement date without the making or taking of delivery.  Closing out a futures contract sale is effected by purchasing a futures contract for the same aggregate amount of the specific type of financial instrument or commodity and the same delivery date.  If the price of the initial sale of the futures contract exceeds the price of the offsetting purchase, the seller is paid the difference and realizes a gain.  Conversely, if the price of the offsetting purchase exceeds the price of the initial sale, the seller realizes a loss.  Similarly, the closing out of a futures contract purchase is effected by the purchaser entering into a futures contract sale.  If the offsetting sale price exceeds the purchase price, the purchaser realizes a gain, and if the purchase price exceeds the offsetting sale price, he realizes a loss.

The purchase or sale of a currency futures contract differs from the purchase or sale of a security, in that no price or premium is paid or received.  Instead, an amount of cash or U.S. Treasury bills generally not exceeding 5% of the contract amount must be deposited with the broker.  This amount is known as initial margin.  Subsequent payments to and from the broker, known as variation margin, are made on a daily basis as the price of the underlying futures contract fluctuates making the long and short positions in the futures contract more or less valuable, a process known as marking to the market.  At any time prior to the settlement date of the futures contract, the position may be closed out by taking an opposite position which will operate to terminate the position in the futures contract.  A final determination of variation margin is then made, additional cash is required to be paid to or released by the broker, and the purchaser realizes a loss or gain.  In addition, a commission is paid on each completed purchase and sale transaction.

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Options on Currency Futures.  Unlike a currency futures contract, which requires the parties to buy and sell currency on a set date, an option on a currency futures contract entitles its holder to decide on or before a future date whether to enter into such a contract.  If the holder decides not to enter into the contract, the premium paid for the option is lost.  Since the value of the option is fixed at the point of sale, there are no daily payments of cash by the holder of the option in the nature of variation or maintenance margin payments to reflect the change in the value of the underlying contract as there are by a purchaser or seller of a currency futures contract.

The ability to establish and close out positions on options on futures will be subject to the existence of a liquid secondary market.  It is not certain that this market will exist for any particular options or at any particular time.

A Fund will write (sell) only covered put and call options on currency futures.  This means that the Fund will provide for its obligations upon exercise of the option by segregating sufficient cash or short-term obligations or by holding an offsetting position in the option or underlying currency future, or a combination of the foregoing.  Set forth below is a description of methods of providing cover that the Funds currently expect to employ, subject to applicable exchange and regulatory requirements.  If other methods of providing appropriate cover are developed, the Funds reserve the right to employ them to the extent consistent with applicable regulatory and exchange requirements.

A Fund will, so long as it is obligated as the writer of a call option on currency futures, own on a contract-for-contract basis an equal long position in currency futures with the same delivery date or a call option on currency futures with the difference, if any, between the market value of the call written and the market value of the call or long currency futures purchased maintained by the Fund in cash, Treasury bills, or other high-grade short-term obligations in a segregated account with its custodian.  If at the close of business on any day the market value of the call purchased by a Fund falls below 100% of the market value of the call written by the Fund, the Fund will so segregate an amount of cash, Treasury bills or other high grade short-term obligations equal in value to the difference.

In the case of put options on currency futures written by a Fund, that Fund will hold the aggregate exercise price in cash, Treasury bills, or other high grade short-term obligations in a segregated account with its custodian, or own put options on currency futures or short currency futures, with the difference, if any, between the market value of the put written and the market value of the puts purchased or the currency futures sold maintained by the Fund in cash, Treasury bills or other high grade short-term obligations in a segregated account with its Custodian.  If at the close of business on any day the market value of the put options purchased or the currency futures sold by the Fund falls below 100% of the market value of the put options written by the Fund, the Fund will so segregate an amount of cash, Treasury bills or other high grade short-term obligations equal in value to the difference.

Options on Foreign Currencies.  The Funds may purchase and write put options on foreign currencies traded on securities exchanges or boards of trade (foreign and domestic) or over-the-counter.  As in the case of other kinds of options, the writing of an option on a foreign

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currency constitutes only a partial hedge, up to the amount of the premium received, and the Funds could be required to purchase or sell foreign currencies at disadvantageous exchange rates, thereby incurring losses.  The purchase of an option on a foreign currency may constitute an effective hedge against fluctuations in exchange rates although, in the event of rate movements adverse to expected movements, it may forfeit the entire amount of the premium plus related transaction costs.  There is no specific percentage limitation on the Funds’ investments in options on foreign currencies.

Limitations on the Use of Currency Futures Portfolio Strategies.  The Funds’ ability to engage in currency futures strategies described above will depend on the availability of liquid markets in such instruments.  Markets in futures with respect to currencies are relatively new and still developing.  It is impossible to predict the amount of trading interest that may exist in various types of currency futures.  Therefore, no assurance can be given that the Funds will be able to utilize these instruments effectively for the purposes set forth above.  Furthermore, the Funds’ ability to engage in such transactions may be limited by tax considerations.

Risk Factors in Currency Forward and Futures Transactions. The Funds’ investment in currency forward and futures contracts involves risk.  Some of that risk may be caused by an imperfect correlation between movements in the price of the forward or futures contract and the price of the related currency.  The risk of imperfect correlation generally tends to diminish as the maturity date of the forward or futures contract approaches.

Also, a Fund may purchase currency forward or futures contracts (or options thereon) to hedge against a possible price increase in a currency that denominates securities the Fund anticipates purchasing.  If the market for that currency declines, and the Fund does not then carry out a purchase of such securities because of concern as to possible further market decline or for other reasons, the Fund may realize a loss on the forward or futures contract that is not offset by a reduction in the price of the securities purchased.

The amount of risk a Fund assumes when it purchases an option on a currency futures contract is the premium paid for the option plus related transaction costs.  In addition to the correlation risks discussed above, the purchase of an option also entails the risk that changes in the value of the underlying futures contract will not be fully reflected in the value of the option purchased.  By writing a call option, the Fund limits its opportunity to profit from any increase in the market value of the underlying contract above the exercise price of the option.  By writing a put option, the Fund assumes the risk that it may be required to purchase the underlying contract for an exercise price higher than its then current market value, resulting in a potential loss unless the contract subsequently appreciates in value.

The liquidity of a secondary market in a futures contract or related option may be adversely affected by daily price fluctuation limits established by commodity exchanges which limit the amount of fluctuation in a futures contract price during a single trading day.  Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions.  Prices have in the past exceeded the daily limit on a number of consecutive trading days.

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Warrants and Rights

Warrants and rights are types of securities that give a holder a right to purchase shares of common stock.  Warrants usually are issued together with a bond or preferred stock and entitle a holder to purchase a specified amount of common stock at a specified price typically for a period of years.  Rights usually have a specified purchase price that is lower than the current market price and entitle a holder to purchase a specified amount of common stock typically for a period of only weeks.  Warrants may be used to enhance the marketability of a bond or preferred stock.

Warrants and rights may be subject to the risk that the securities could lose value.  There also is the risk that the potential exercise price may exceed the market price of the warrants or rights, such as when there is no movement in the market price or the market price of such securities declines.

Investment Companies and Transactions with Affiliates

Each of the Funds may invest up to 10% of its total assets through investment companies, private equity funds, or other collective investment vehicles, including those designed to permit investments in a portfolio of securities listed in a particular country or region, particularly in the case of countries in which such an investment vehicle is the exclusive or main vehicle for foreign portfolio investment.  The Trust takes the position that this limitation and the other applicable provisions of the 1940 Act do not apply to foreign investment companies not required to register under the 1940 Act due to their private placement of shares and the limited number and/or sophistication of their shareholders.  As a shareholder of these kinds of investment vehicles, a Fund may indirectly bear fees and expenses which are in addition to those incurred directly at the Fund level, including potentially bearing two levels of advisory, administrative, custodial or other fees paid to service providers.  To the extent a Fund invests in an affiliated fund, these assets are excluded for purposes of calculating the management fee payable by the Fund to the Manager.

Section 17(a) of the 1940 Act prohibits most purchase and sale transactions between a registered investment company and its affiliates (and their affiliates), including transactions between separate series of a single investment company.  Thus, the sale or purchase of securities or other property to or from any Fund by an affiliate of such Fund (or an affiliate of such an affiliate) is prohibited.  This would include any other Fund, and any other investment company or account managed by the Manager or an affiliate.  Rule 17a-7 under the 1940 Act provides an exemption for sales and purchases among investment companies and other persons (or accounts) which are affiliated solely by reason of having a common investment adviser (or affiliated investment advisers), common board members and/or common officers, provided that certain conditions (designed to ensure that the transaction is fair to the investment company) are met.  Rule 17a-7 requires that the Trustees of an investment company adopt procedures designed to ensure that any transactions subject to the rule comply with the rule’s conditions and that the Trustees review all transactions effected pursuant to such procedures on a quarterly basis.  The Trustees of the Trust approved such procedures governing transactions permitted by Rule 17a-7 on June 6, 1994, and approved amendments to such procedures on January 17, 2002.

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Temporary Defensive Strategies

For temporary defensive purposes, each Fund may vary its investment policy during periods in which conditions in certain countries or securities markets or other economic or political conditions warrant.  For discussion of the types of investments each Fund may make in assuming a temporary defensive position, see “Description of the Funds” and “More Information About the Funds’ Investment Strategies and Risks — Temporary Defensive Strategies” in the Private Placement Memorandum.

Loans of Portfolio Securities

Each of the Funds may make secured loans of its portfolio securities, on either a short-term or long-term basis, amounting to not more than 33 1/3% of its total assets, thereby realizing additional income. The risks in lending portfolio securities, as with other extensions of credit, consist of possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. If a borrower defaults, the value of the collateral may decline before the Fund can dispose of it. As a matter of policy, securities loans are made to broker-dealers pursuant to agreements requiring that the loans be continuously secured by collateral consisting of cash or short-term debt obligations at least equal at all times to the value of the securities on loan, “marked-to-market” daily. The borrower pays to the Fund an amount equal to any dividends or interest received on securities lent. The Fund retains all or a portion of the interest received on investment of the cash collateral or receives a fee from the borrower. The Fund generally also bears the risk of loss associated with investment of the collateral. Although voting rights, or rights to consent, with respect to the loaned securities may pass to the borrower, the Fund retains the right to call the loans at any time on reasonable notice, and it will do so to enable the Fund to exercise voting rights on any matters materially affecting the investment, except where the Manager believes that the benefits to a Fund of voting on such proposal are outweighed by the benefits to the Fund of having the security remain out on loan. The Fund may also call such loans in order to sell the securities. The Fund may pay fees in connection with arranging loans of its portfolio securities.

Disclosure of Portfolio Holdings

The Trust has adopted, and the Trustees have approved, policies and procedures with respect to the disclosure of the Funds’ portfolio holdings.  To the extent permitted under applicable law, the Trust’s procedures permit portfolio holdings information to be disclosed prior to the time that such information is disclosed through a public filing with the SEC to (i) the Manager (and its affiliates), (ii) third party service providers who require access to the information to fulfill their duties to the Fund (including the Funds’ custodian and administrator, the Funds’ transfer agent, the Funds’ independent registered public accounting firm, pricing services, proxy voting services, legal services, research and trading services, including broker-dealers when requesting bids for or price quotations on securities and brokers in the normal course of trading), and (iii) shareholders and prospective investors (or their consultants and agents) of the Funds under the circumstances described below.

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Under the Trust’s policies and procedures, the nonpublic portfolio holdings information that may be distributed to third party service providers on an ongoing basis is limited to the information that the manager believes is reasonably necessary in connection with the services to be provided by the service provider receiving the information.  The frequency and lag time with respect to these disclosures may vary depending on the service provider and the information requested. The Trust’s policies and procedures permit disclosure of nonpublic portfolio holdings information to Fund shareholders (or their consultants or agents) provided that disclosure is made to all shareholders of a Fund in the same scope, at the same time, with the same frequency and after the same period of lag time.  The policies and procedures also permit such disclosure to prospective shareholders (or their consultants or agents) who are accredited investors and who request such information from the Manager in connection with their consideration of an investment in a Fund.  Such information is made available to all requesting prospective qualified shareholders in the same scope (unless a more limited scope is requested), at the same time (which shall be no earlier than the day next following the day on which the information has been made available to all shareholders) and after the same period of lag time (approximately seven (7) days).  New investors in a Fund will be required to complete a subscription agreement (see Exhibit A to the Private Placement Memorandum) that contains provisions requiring that portfolio holdings information be kept confidential and prohibiting trading based on such information.

In addition, disclosure of a Fund’s nonpublic portfolio holdings information may be made to other persons if (i) the recipients are subject to a confidentiality agreement with respect to such information, (ii) the Trust’s Chief Executive Officer, Senior Member of the Compliance Team, and/or Chief Compliance Officer (an “Authorizing Person”) determines that, under the circumstances, disclosure is in the best interest of the Fund and its shareholders, and (iii) the information is limited to that which the Manager believes is reasonably necessary to serve the purposes for which disclosure has been approved.  Disclosure of portfolio holdings information made to such other persons must be reported to the Trustees at their next regularly scheduled meeting.

In general, an Authorizing Person is authorized to disclose portfolio holding information only in accordance with the Trust’s policies and procedures regarding portfolio holdings.  An Authorizing Person may approve exceptions to the policy if he or she determines disclosure to be in the best interests of a Fund and its shareholders.  In determining whether disclosure is in the best interests of a Fund and its shareholders, the Authorizing Person considers whether any potential conflicts exist between the interests of Fund shareholders, on the one hand, and the Manager or an affiliated person of the Manager, on the other hand.  Any such exceptions must be reported to the Trustees at their next regularly scheduled meeting.  A Fund’s portfolio holdings may not be disclosed for compensation.  The Trust may modify its policies and procedures regarding portfolio holdings disclosure at any time without notice.

Separate account clients of the Manager (and its affiliates) have access to their portfolio holdings and are not subject to the Funds’ portfolio holdings disclosure policies.  Some of the separate accounts managed by the Manager (or its affiliates) have substantially similar investment objectives and strategies, and therefore potentially similar portfolio holdings as the Funds. As a result, any persons with access to holdings information regarding such a separate

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account may indirectly acquire information about the portfolio holdings of, or transactions by, any Fund with similar or identical holdings.

Portfolio Turnover

For each Fund’s historical portfolio turnover rates, see the Financial Highlights section in the Funds’ Private Placement Memorandum.

In any particular year, market conditions may result in greater rates than are presently anticipated.  The rate of a Fund’s turnover may vary significantly from time to time depending on the volatility of economic and market conditions.   High portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which will be borne directly by the relevant Fund.  To the extent portfolio turnover results in the realization of short-term capital gains, such gains generally will be taxed to shareholders at ordinary income tax rates.

MANAGEMENT OF THE TRUST

The Trustees are responsible for generally overseeing the conduct of Fund business and for protecting the interests of shareholders.  The Trustees meet periodically throughout the year to oversee the Trust’s activities, review contractual arrangements with service providers, monitor compliance with regulatory requirements, and review performance.

The board of Trustees (the “Board”) currently consists of three Trustees who have varied backgrounds, experience and skills.  Two of the Trustees are not “interested persons” (as that term is defined in the 1940 Act) of the Trust (“Independent Trustees”).  The third Trustee is an “interested person” of the Trust by reason of his affiliation with the Manager and his role as an officer of the Trust.  Additional information about the backgrounds and qualifications of the Trustees is provided below.  The Board structures described in this section are deemed appropriate in light of the circumstances of the Funds.

The Board has two standing Committees: the Valuation Committee and the Nominating Committee.  The Trust established the Valuation Committee to exercise the Trustees’ powers and responsibilities with respect to the valuation of the Trust’s portfolio securities and other assets in observance of valuation procedures adopted by the Trustees, as amended from time to time.  The Valuation Committee members are Messrs. Wilmerding and Skinner.  The Valuation Committee held no meetings during the last fiscal year.

The Trust established the Nominating Committee to exercise the Trustees’ powers and responsibilities with respect to the election of Independent Trustees.  The Nominating Committee recommends Independent Trustee candidates to the Independent Trustees.  The Nominating Committee does not consider nominees recommended by shareholders.  The Nominating Committee consists exclusively of the Trust’s Independent Trustees, Messrs. Eccles and Wilmerding.  The Nominating Committee held no meetings during the last fiscal year.

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The Trust does not have an Audit Committee.  The full Board, including the Independent Trustees, oversees the accounting and financial reporting of the Trust and the audits of the financial statements of the registrant.  The Independent Trustees review the arrangements for and the results of the annual audit and discuss with the registrant’s independent auditors matters relating to the registrant’s financial statements.  The Board believes that the Independent Trustees collectively possess the knowledge and experience necessary to execute the Board’s audit oversight functions and duties.  In reaching this conclusion, the Board considered the knowledge and experience of each of the Independent Trustees, including their service on the Board since 1994, and the institutional nature of the Trust (shares of which may be sold only in private transactions to “accredited investors”).  Although there is no chairman of the Board, currently many administrative tasks (including the setting of agendas) are often coordinated by, or at the direction of Jamie Skinner, the Interested Trustee.

The Manager serves as investment adviser to the Funds pursuant to an investment advisory agreement between the Manager and the Trust.  The Manager, subject to the oversight of the Board, is responsible for managing the assets of the Funds in accordance with the Funds’ investment objectives and policies, and also is responsible for management of the risks that arise from the Funds’ investments and operations.  The Board oversees the Manager and decides upon matters of general policy.  The Board’s role is one of oversight, not active management.  This oversight extends to the Funds’ risk management processes.  In the course of providing oversight, the Board receives a broad range of reports on the Funds’ activities, including regarding each Fund’s investment portfolio, the compliance of the Funds with applicable laws, and the Funds’ financial accounting and reporting.  The Board meets periodically with officers of the Funds and the Manager.  The Board also meets periodically with the Funds’ chief compliance officer to receive reports regarding the compliance of the Funds and the Manager with the federal securities laws and their internal compliance policies and procedures.  In addition, the Board meets periodically with the portfolio managers of the Funds to receive reports regarding the management of the Funds, including their investment risks.

The Board reviews its leadership structure periodically and believes that its structure is appropriate to enable the Board to oversee the Funds.  Such determination was based, in part, on the recognition that the Funds are not publicly offered, that typically investors are made up of large institutions with significant investible assets, and that the Manager typically has a broader advisory role for investors, outside the Trust.  The Board has not appointed a chairman.

Each current Trustee’s substantial professional accomplishments, prior experience, qualifications, attributes, and/or skills, including experience in overseeing investment management activities and/or related operations and in serving on the boards of other companies, were a significant factor in the determination that the individual should serve as a Trustee.  In addition, the Board also considered, among other factors, the particular attributes described below with respect to the individual Trustees:

Jamie Skinner — Mr. Skinner has over 20 years of professional experience in the investment management and financial services industries.  He was appointed head of client services by Martin Currie in 2004, having previously held primary responsibility for Martin Currie’s clients outside of North America for five years. His principal responsibility now is the relationship management of the independent boards of all Martin Currie’s funds. He joined

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Martin Currie from Cazenove & Co., where he was managing director of the company’s Johannesburg office.  Mr. Skinner started with Cazenove in London in 1989 as a corporate finance executive after qualifying as a chartered accountant with Coopers & Lybrand.  He has acquired skills through extensive experience in the investment management and financial services industries and previous service as a member of the Board that qualify him to serve as a Trustee.

Simon D. Eccles — Mr. Eccles has over 50 years of professional experience in the investment management and financial services industries. From 1990 until 1999, Mr. Eccles was Chairman and Co-Investment Manager of Venturi, a closed-end fund where he was responsible for investment policy.  From 1999 to 2005, Mr. Eccles served as director or consultant to BFS Absolute Trust, a closed-end fund.  Mr. Eccles has acquired skills through extensive experience in the investment management and financial services industries and previous service as a member of the Board that qualify him to serve as a Trustee.

Patrick R.  Wilmerding — Mr. Wilmerding has over 40 years of professional experience in the investment management and financial services industries.  Currently, Mr. Wilmerding is the Chairman of Private Signals, a private investment management and venture capital firm.   Mr. Wilmerding was previously a Division Executive with the First National Bank of Boston.  Mr. Wilmerding has acquired skills through extensive experience in the investment management and financial services industries and previous service as a member of the Board that qualify him to serve as a Trustee.

Information about the Trust’s Trustees and officers appears below. The address of each Trustee and officer is c/o Martin Currie, Inc., Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES.

Interested Trustee

The Trustee below is an “interested person” (as defined in the 1940 Act) because he is an employee of the Manager.

Name and Age	Position(s) Held with Fund	Position Held Since(1)	Number of Portfolios in Fund Complex Overseen by Trustee(2)	Principal Occupations During Past Five Years (3)	Other Directorships(4)
Jamie Skinner 52	Trustee and President	2010	2	Director, Client Services, Martin Currie Investment Management Limited.	None

Non-Interested Trustees

Each Trustee below is not an “interested person” (as defined in the 1940 Act).

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Name and Age	Position(s) Held with Fund	Position Held Since(1)	Number of Portfolios in Fund Complex Overseen by Trustee(2)	Principal Occupations During Past Five Years (3)	Other Directorships(4)
Simon D. Eccles 78	Trustee	1994	2

Formerly: Director, Sherrill House, Inc. (not-for-profit nursing home); Chairman of, Consultant to and Director of BFS Absolute Trust PLC (closed-end fund); Director of 10/10 Digital Ltd. (consultancy).

					None
Patrick R. Wilmerding 70	Trustee	1994	2

Self-employed investment manager; Member of Advisory Committee to HealthpointCapital Fund I (private equity fund). Formerly: Director of The Providence Journal (newspaper); Director of Lenox Capital (private equity firm) and Division Executive of The First National Bank of Boston (bank).

					None

Officers (Other than Officers Who Are Also Trustees)

Name and Age	Position(s) Held with Fund	Position Held Since	Principal Occupations During Past Five Years(3)
Ralph Campbell 46	Vice President and Treasurer	2005

Director of Martin Currie (Holdings) Limited (parent company); President and Director of Martin Currie (Bermuda) Limited; Director of the following companies: Martin Currie Investment Management Limited, Martin Currie Trustees Limited (trustee company), Martin Currie Inc., Martin Currie Management Limited, Moorgate Investment Management Limited, Western Canada Investment Company Limited; Designated Member of Marview Investment Partnership LLP. Formerly: Director of Finance of GE Capital Auto Financing.

Nigel Anderson 43	Chief Compliance Officer	2013	Head of Compliance of Martin Currie Investment Management Limited; Senior Compliance Advisor of Martin Currie Investment Management Limited.
Anthony Mcateer 30	Clerk	2013

Assistant Company Secretary of Martin Currie Investment Management Limited; Company Secretarial Assistant of State Street (Ireland); Insurance Manager and Secretarial Assistant of Elan Corporation plc.

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(1)  There is no stated term of office for the Trustees.  The President, Treasurer and Clerk are elected annually by the Trustees.  Other officers may be elected or appointed by the Trustees at any time.

(2)  The Trustees oversee the MCBT Opportunistic EAFE Fund and the MCBT Global Emerging Markets Fund.  The MCBT All Countries World ex U.S. Fund and the MCBT Global Equity Fund are not currently in operation.

(3)  Previous positions during the past five years with any company within the Martin Currie group of companies are omitted if not materially different from the positions listed.

(4)  Indicates other directorships held by a Trustee with a registered investment company or a company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.

As of December 31, 2012, except as set forth in the following table, none of the non-interested Trustees were beneficial or record owners of any securities in (i) the Trust, (ii) the Manager or (iii) a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with an investment adviser or principal underwriter of the Funds.

Name of Trustee	Name of Owner and Relationship to Trustee	Company	Title of Class	Value of Securities		Percent of Class
Patrick R. Wilmerding	Loon Limited Partnership (family limited partnership of which Patrick R. Wilmerding is the general partner)	Martin Currie China Hedge Fund(1)	U.S. Dollar Class	$84,634.40	(2)	0.95	%(2)
Simon Eccles	Simon Eccles	Martin Currie China Hedge Fund(1)	U.S. Dollar Class	$158,234.80	(2)	1.78	%(2)

(1)  The Martin Currie China Hedge Fund is an investment fund advised by an entity under common control with the Manager, and therefore could be deemed to be under common control with the Manager.

(2)  This information is accurate as of December 31, 2011. As of December 31, 2012, the Martin Currie China Hedge Fund was in liquidation, and Messrs. Wilmerding and Eccles were reported as holding 0.96% and 1.79% of the Fund’s shares, respectively.

The following table sets forth a summary of the compensation paid by the Funds to each of the Trustees for the fiscal year ended April 30, 2013.  The Trust pays no compensation to its officers or to the Trustee listed who is an interested person of the Trust.

Name & Position	Aggregate Compensation from Fund	Pension or Retirement Benefits Accrued As Part of Funds’ Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund and Fund Complex Paid to Trustees
Patrick R. Wilmerding, Trustee	$25,000	—	—	$25,000
Simon D. Eccles, Trustee	$25,000	—	—	$25,000
Jamie Skinner, Trustee and President(1)	—	—	—	—

(1)  Interested Trustee.

Codes of Ethics

Each of the Trust and the Manager has adopted a Code of Ethics under Rule 17j-1 of the 1940 Act containing provisions and requirements designed to identify and address certain conflicts of interest between the personal investment activities of personnel of the Trust or of the Manager and the interests of the Funds.  These Codes of Ethics permit personnel to invest in

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securities, including securities that may be purchased or held by the Funds, subject to restrictions.

PROXY VOTING POLICIES

The Trustees of the Trust have delegated to the Manager responsibility for voting the proxies relating to securities held by the Funds, subject to the Trustees’ continuing oversight.  The Manager has adopted a Statement of Policies and Procedures for Voting Proxies (the “Policies and Procedures”) intended to ensure that it votes proxies in the best interests of its clients, including the Trust.  As set out in the Policies and Procedures, the Manager has appointed a third party, Institutional Shareholder Services (“ISS”) to carry out its proxy voting.  The way ISS votes on recommendations is based on its research and according to set guidelines (“ISS / NAPF guidelines”), as agreed with Martin Currie Limited and amended from time to time.  The Manager is a wholly-owned subsidiary of Martin Currie Limited.  “NAPF” stands for National Association of Pension Funds.  Where the Manager wishes the vote to be contrary to the ISS / NAPF guidelines, an instruction to do so will be given to ISS.  Where Martin Currie Limited votes against the ISS / NAPF guidelines, evidence will be retained to show the reason why.

It is the general policy of the ISS / NAPF guidelines to support the management of the companies in which Martin Currie Limited invests.  Votes will therefore generally be cast in accordance with management’s proposals.  The Policies and Procedures show how ISS will carry out proxy voting relating to specific issues, such as the election of directors, the appointment of auditors, changes to a company’s charter, articles of incorporation or bylaws, corporate restructurings, mergers and acquisitions, transparency and accountability in corporate governance, proposals regarding social, political and environmental issues and executive compensation.  The Manager reserves the right to depart from the ISS / NAPF guidelines in order to avoid voting decisions that it believes may be contrary to its clients’ (including the Trust’s) best interests.  The Policies and Procedures note that protection for shareholders may vary significantly from jurisdiction to jurisdiction in which the Manager invests, and in some cases may be substantially less than in the U.S. or other developed countries.

The Manager’s Middle Office team is responsible for the coordination of proxy voting with ISS.  The Manager’s Chief Compliance Officer and Compliance team annually reviews the ISS / NAPF guideline and considers specific proxy voting matters in certain situations.  As ISS will vote proxies in accordance with the ISS / NAPF guidelines, the Manager believes that this process is reasonably designed to address potential material conflicts of interest that may arise between the Manager and a Client as to how proxies are voted.  However if a portfolio manager requests that the Manager votes contrary to its policy or the ISS/ NAPF guidelines for a client with whom Martin Currie has any material business or personal relationship, the matter will be referred to the Chief Compliance Officer or Compliance team by the Middle Office for their consideration and review.  The Manager would consider a potential material conflict of interest to exist where (i) the Manager has a business relationship with the proponent of the proxy proposal; (ii) the Manager has a business relationship or potential relationship with the issuer; or (iii) the Manager directors, employees or consultants have a personal or other business

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relationship with the participants in the proxy contest, such as corporate directors or director candidates.

In the event of a potential material conflict of interest, the Manager will (i) vote such proxy according to the specific recommendation of ISS; (ii) abstain; or (iii) request that the client votes such proxy.  All such instances shall be reported to the Compliance team at least quarterly.

The Policies and Procedures note that proxy voting in certain countries requires “share blocking,” which requires shareholders wishing to vote their proxies to deposit their shares shortly before the date of the meeting (usually one week) with a designated depositary.  During this blocking period, shares that will be voted at the meeting cannot be sold until the meeting has taken place and the shares are returned to the clients’ custodian banks.  The Policies and Procedures note that the Manager may determine that the value of exercising the vote does not outweigh the detriment of not being able to transact in the shares during this period and that, accordingly, if share blocking is required the Manager is likely to abstain from voting the affected shares.

The Manager acknowledges that, when any Fund lends its portfolio securities, the Manager and the Trustees of the Trust retain a fiduciary obligation with respect to the voting of proxies relating to such securities, and it is each Fund’s policy to recall the securities in the event of a shareholder vote on a material event affecting the security on the loan.  The Manager will ensure that under the Funds’ securities lending arrangements, each Fund retains the right to recall a loaned security and to exercise the security’s voting rights.  In order to vote the proxies of securities out on loan, a Fund must recall the securities prior to the established record date.  The Manager will use its best efforts to recall securities on loan on behalf of a Fund and to vote proxies relating to such securities if the Manager determines that such proxies involve a material event affecting the loaned securities, except where the Manager believes that the benefits to a Fund of voting on such proposal are outweighed by the benefits to the Fund of having the security remain out on loan.  The Manager may utilize third party service providers to assist it in identifying and evaluating whether an event is material, and to assist it in recalling loaned securities for proxy voting purposes.

Information regarding how the Funds voted proxies related to portfolio securities during the most recent 12-month period ended June 30 is available (i) without charge, upon request, by calling collect 1-212-258-1900 or email clientservicesteam@martincurrie.com; and (ii) on the website of the SEC at http://www.sec.gov.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

The following table sets forth the name, address and percentage ownership of the control persons and each other holder of 5% or more of a Fund’s outstanding securities as of July 31, 2013.  Other than those shareholders noted below, the Trust believes that no person or group owns, of record or beneficially, 5% or more of the shares of any Fund.  A holder is deemed to control a Fund through possession of beneficial ownership, either directly or indirectly, of more than 25% of the Fund’s shares. A controlling person’s vote could have a more significant effect

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on matters presented to shareholders of a Fund for approval than the vote of other shareholders of such Fund.

As of July 31, 2013, the officers and Trustees of the Trust as a group beneficially owned less than 1% of the then outstanding shares of each class of shares of the Funds.

Opportunistic EAFE Fund

Shareholder	Address	Percentage of Shares Held
City of Dearborn Heights	411 West Lafayette Detroit, MI 48275	54.91%
Hudson River Foundation	17 Battery Place Suite 915 New York, NY 10004	45.09%

MCBT Global Emerging Markets Fund

Shareholder	Address	Percentage of Shares Held
State Universities Retirement System of Illinois	1901 Fox Drive P.O. Box 2710 Champaign, IL 61825-2710	76.49%
International-American Development Bank	1300 New York Avenue, N.W. Stop Washington , D.C. 20577	15.31%
Burlington Employee’s Retirement System	149 Church Street Burlington, VT 05401	8.20%

INVESTMENT ADVISORY AND OTHER SERVICES

Advisory Agreements.  The Manager serves as the investment adviser of each Fund under a separate investment advisory agreement.  The Manager is a wholly-owned subsidiary of Martin Currie Limited.  Martin Currie (Holdings) Limited is the parent company of the Martin Currie group of companies, which is one of the oldest Scottish investment advisers and provides investment management, advisory, secretarial and administrative services to its clients.  Under each investment advisory agreement, the Manager manages the investment and reinvestment of the assets of the relevant Fund, subject to supervision by the Trustees of the Trust.  The Manager furnishes, at its own expense, all necessary office space, facilities and equipment, services of executive and other personnel of the relevant Fund and certain administrative services.  For these services, the investment advisory agreements provide that each Fund shall pay the Manager a quarterly investment advisory fee as stated in the Private Placement Memorandum.

Under each investment advisory agreement, if the total ordinary business expenses of a Fund or the Trust as a whole for any fiscal year exceed the lowest applicable limitation (based on

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percentage of average net assets or income) prescribed by any state in which the shares of the Fund or the Trust are qualified for sale, the Manager shall pay such excess.  Presently, none of the Funds nor the Trust as a whole is subject to any such expense limitation.

As described in the Private Placement Memorandum, the Manager has agreed to an arrangement to limit the expenses of the MCBT All Countries World ex U.S. Fund, the MCBT Global Equity Fund and the MCBT Opportunistic EAFE Fund.

During each Fund’s last three fiscal years (other than the MCBT All Countries World ex U.S. Fund and the MCBT Global Equity Fund which have yet to commence operations), if applicable, the Manager received the following amount of investment advisory fees from each Fund (before fee reductions and expense assumptions) and bore the following amounts of fee reductions and expense assumptions for each Fund.

	Advisory fees for fiscal year ended April 30,			Fee waivers and expense limitations for fiscal year ended April 30,
	2013	2012	2011	2013	2012	2011
MCBT Opportunistic EAFE Fund	$75,283	$275,332	$384,604	$160,202	$55,445	$0
MCBT Global Emerging Markets Fund	450,418	554,997	1,071,420	61,316	0	0
MCBT Global Equity Fund	0	0	0	0	0	0
MCBT All Countries World ex U.S. Fund	0	0	0	0	0	0

An amendment to an investment advisory agreement may be approved by vote of a majority of the outstanding voting securities of the relevant Fund and/or by vote of a majority of the Trustees who are not interested persons, cast in person at a meeting called for the purpose of voting on such approval.  Each investment advisory agreement may be terminated without penalty by vote of the Trustees or by vote of a majority of the outstanding voting securities of the relevant Fund, upon sixty days’ written notice, or by the Manager upon sixty (60) days’ written notice and each terminates automatically in the event of its assignment.

Each investment advisory agreement provides that the Manager shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

The Manager acts as investment adviser to other registered investment companies and to numerous other corporate and fiduciary clients.  Certain officers and Trustees of the Trust also serve as officers, directors and trustees of other investment companies and clients advised by the

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Manager.  The other investment companies and clients sometimes invest in securities in which the Funds also invest.  If a Fund and such other investment companies or clients desire to buy or sell the same portfolio securities at the same time, purchases and sales may be allocated, to the extent practicable, on a pro rata basis in proportion to the amounts desired to be purchased or sold for each.  It is recognized that in some cases the practices described in this paragraph could have a detrimental effect on the price or amount of the securities that a Fund purchases or sells.  In other cases, however, it is believed that these practices may benefit the Funds.  The Trustees have determined that the benefits of retaining the Manager as investment adviser to the Funds outweighs the disadvantages, if any, that might result from these practices.

Portfolio Managers.   Investment decisions made by the Manager for the Funds are made by committees organized for that purpose.  The following investment managers have primary responsibility for the day-to-day management of the Funds: Christine Montgomery and David Sheasby (MCBT Opportunistic EAFE Fund) and Kim Catechis (MCBT Global Emerging Markets Fund).

Other Accounts Managed by Portfolio Managers.   The following table shows information regarding other accounts managed by the three investment managers as of April 30, 2013.

Christine Montgomery	Number of Accounts	Total Assets in Accounts (US$)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$)
Registered Investment Companies	3	364 million	0	0
Other Pooled Investment Vehicles	0	0 million	0	0
Other Accounts	4	479 million	0	0

David Sheasby	Number of Accounts	Total Assets in Accounts (US$)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$)
Registered Investment Companies	3	364 million	0	0
Other Pooled Investment Vehicles	0	0 million	0	0
Other Accounts	4	479 million	0	0

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Kim Catechis	Number of Accounts	Total Assets in Accounts (US$)	Number of Accounts where advisory fee is based on account performance	Total Assets in Accounts where advisory fee is based on account performance (US$)
Registered Investment Companies	1	46 million	0	0
Other Pooled Investment Vehicles	3	65 million	0	0
Other Accounts	7	629 million	3	268 million

Material Conflicts of Interest.   The Manager’s individual portfolio managers may manage multiple accounts for multiple clients.  In addition to mutual funds, these other accounts may include separate accounts, collective investment schemes, or offshore funds.  The Manager manages potential conflicts between funds or with other types of accounts through allocation policies and procedures, and internal review processes.  The Manager has developed trade allocation systems and controls to ensure that no one client, regardless of type, is intentionally favored at the expense of another.  Allocation policies are designed to address potential conflicts in situations where two or more funds or accounts participate in investment decisions involving the same securities.

Compensation.  The Manager’s remuneration committee oversees its reward policies. The committee’s overriding objective is to ensure alignment of interests with clients, while providing incentives that attract and retain exceptional people. This is closely linked with the Manager’s capacity management process, which ensures that the Manager controls the capacity of its investment strategies to maintain liquidity and protect performance potential for its clients. The following diagram illustrates how the Manager structures the oversight and governance of remuneration.

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Remuneration blends three components: basic salary, performance bonus and equity in the firm.

Basic salary (short-term focus)

The Manager benchmarks all salaries to comparable positions through a syndicate survey of asset management firms who share data on a confidential basis. This ensures that basic salaries remain competitive on an international basis.

Performance Bonus Pool (medium-term focus)

Portfolio managers receive a bonus that reflects investment performance and also takes into account other measures such as risk management and team work.

Each portfolio has an agreed performance target, typically expected to be delivered over a rolling three-year measurement period. Performance-based remuneration is paid on a sliding scale for performance between a representative benchmark or proxy and a strategy’s performance target. It is paid as a percentage of the gross revenue earned by the firm for the strategy.  As such this model is equally applicable to mandates with a management fee or those subject to a performance fee.  The sliding scale used is not a straight line but is heavily geared to achieving the outperformance objective as the Manager wishes to ensure its rewards closely match its clients’ objectives.

The Manager’s Head of Investment has a discretionary bonus allocation which may be used to reward the quality of delivered portfolio performance when considered within the appropriate risk framework.  There is an additional qualitative element which recognizes the positive contribution individuals make to the investment team and the wider business.

The Remuneration Committee of the Martin Currie board has sign-off on all awards. The process ensures both a strong correlation between performance and reward, while allowing

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senior management discretion to adjust reward to reflect other factors such as behaviors and the management of risk.

Equity in Martin Currie (long-term focus)

Employee-ownership is an important part of the Manager’s proposition to attract and retain talented individuals. Equity participation is a key component of its incentivization package because the long-term success of the business and the share price is only achieved by meeting clients’ long-term aspirations for performance and client service.

The Martin Currie board sets the share price twice a year. This price is set using external advisers, who establish a range for the share price, based on comparing the value and performance of the company with that of a basket of listed fund managers.  Employees can acquire Martin Currie equity by receiving part of any bonus in equity or share options or by purchasing shares in any ‘open-period’, of which there are typically two per annum.

Ownership of Securities.   As of April 30, 2013, no portfolio manager of the Funds beneficially owned equity securities of the Funds.

Administrative Services.  State Street Bank and Trust Company (“State Street” or the “Administrator”), One Lincoln Street, Boston, Massachusetts 02111, provides certain administrative services to each Fund.  Pursuant to the terms of the administration agreement between the Funds and the Administrator, the Administrator, among other things, (i) provides oversight of the maintenance of certain books and records of the Trust, (ii) reviews of the appropriateness, and arrangements for payments, of the Trust’s expenses (iii) provides preparation for review and approval by the officers of the Trust financial information for the Trust’s semi-annual and annual reports and other communications with shareholders, and arrangements for the printing and dissemination of such reports and communications and (iv) coordinates with Fund service providers.

Each Fund pays State Street, as administrator, transfer agent, and dividend-paying agent a fee at the rate of 0.03% of such Fund’s average net assets up to £100 million, 0.024% of the next £100 million, 0.015% of the next £300 million, 0.01% of the next £500 million, and .005% of those assets in excess of £1 billion per Fund, subject to a £40,000 minimum fee per year per Fund, plus certain out-of-pocket costs.  Each Fund pays State Street custodian fees which include both transaction-based fees and asset-based fees charged for assets under custody

The amounts paid to State Street as administrator under the relevant contract for each of the Fund’s last three fiscal years (other than the MCBT All Countries World ex U.S. Fund and the MCBT Global Equity Fund, which have yet to commence operations), if applicable, net of waivers, are set forth below.

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	Year Ended April 30,
	2013		2012		2011
MCBT Opportunistic EAFE Fund	$90,017	(1)	$96,920	(1)	$32,914	(2)
MCBT Global Emerging Markets Fund	145,686	(1)	174,307	(1)	101,459	(2)

(1) Reflects amount paid to State Street as a single, joint fee for State Street’s services as administrator, custodian, transfer agent, and dividend-paying agent.

(2) Reflects amount paid to State Street for State Street’s services as administrator.

Transfer Agency.  State Street, One Lincoln Street, Boston, Massachusetts 02111, also serves as the Trust’s transfer agent (the “Transfer Agent”).  Under the transfer agency agreement, the Transfer Agent provides transfer agency, dividend disbursing agency and certain other services to the Funds.

Custodial Arrangements.  State Street, One Lincoln Street, Boston, Massachusetts 02111, also serves as the Trust’s custodian.  As such, State Street Bank or sub-custodians acting at its direction hold in safekeeping certificated securities and cash belonging to the Funds and, in such capacity, are the registered owners of securities held in book entry form belonging to the Funds.  Upon instruction, State Street Bank and Trust Company or such sub-custodians receive and deliver cash and securities of the Funds in connection with Fund transactions and collect all dividends and other distributions made with respect to Fund portfolio securities.

Independent Registered Public Accounting Firm.  The Trust’s independent registered public accounting firm is Ernst & Young LLP, 200 Clarendon Street, Boston, Massachusetts 02116. Ernst & Young LLP conducts an annual audit of the Trust’s financial statements and assists in the preparation of the Funds’ federal and state income tax returns.

Counsel.  Ropes & Gray LLP serves as legal counsel to the Trust. Its address is Prudential Tower, 800 Boylston Street, Boston, MA 02199.

Affiliated Broker-Dealer.  Martin Currie Investor Services, Inc. (“MCIS”) is under common control with the Manager and was registered with the Financial Industry Regulatory Authority (formerly known as the National Association of Securities Dealers, Inc.) on April 23, 1996.  Investors may be solicited for investment in the Funds by MCIS and MCIS may charge a fee for these services.  MCIS does not have custody of customer funds or securities.

DISTRIBUTION AND SERVICING PLANS

The Trust has adopted a distribution and servicing plan pursuant to Rule 12b-1 under the 1940 Act for each Fund (each a “plan,” together the “Plans”).  The Plans authorize the Manager to spend an amount of the management fees they collect from each Fund up to 0.25% per annum of the average monthly net assets of the relevant Fund for activities or services primarily intended to result in the sale of shares of such Fund or for the provision of personal services to shareholders of such Fund.  The Trust is not aware of any payments for distributions made directly or indirectly out of Fund assets during the fiscal year ended April 30, 2013.

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PORTFOLIO TRANSACTIONS AND BROKERAGE

In placing orders for the purchase and sale of portfolio securities for each Fund, the Manager always seeks the best price and execution.  Transactions in unlisted securities are carried out through broker-dealers who make the primary market for such securities unless, in the judgment of the Manager, a more favorable price can be obtained by carrying out such transactions through other brokers or dealers.

The Manager selects only brokers or dealers which it believes are financially responsible, will provide efficient and effective services in executing, clearing and settling an order and will charge commission rates which, when combined with the quality of the foregoing services, will produce the best price and execution for the transaction.  This does not necessarily mean that the lowest available brokerage commission will be paid.  However, the commissions are believed to be competitive with generally prevailing rates.  The Manager will use its best efforts to obtain information as to the general level of commission rates being charged by the brokerage community from time to time and will evaluate the overall reasonableness of brokerage commissions paid on transactions by reference to such data.  In making such evaluation, all factors affecting liquidity and execution of the order, as well as the amount of the capital commitment by the broker in connection with the order, are taken into account.  The Funds may pay a broker a commission at a higher rate than otherwise available for the same transaction in recognition of the value of research services provided by the broker or in recognition of the value of any other services provided by the broker, consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended, as may be interpreted by time to time by relevant legal authorities.

Receipt of research services from brokers may sometimes be a factor in selecting a broker that the Manager believes will provide the best price and execution for a transaction.  These research services include not only a wide variety of reports on such matters as economic and political developments, industries, companies, securities, portfolio strategy, account performance, daily prices of securities, stock and bond market conditions and projections, asset allocation and portfolio structure, but also meetings with management representatives of issuers and with other analysts and specialists.  Although it is not possible to assign an exact dollar value to these services, they may, to the extent used, tend to reduce the Manager’s expenses.  Such services may be used by the Manager in servicing other client accounts and in some cases may not be used with respect to the Funds.  Receipt of services or products other than research from brokers is not a factor in the selection of brokers.

The following table sets forth, for each Fund’s last three fiscal years (other than the MCBT All Countries World ex U.S. Fund and the MCBT Global Equity Fund which have yet to commence operations), if applicable, the aggregate dollar amount of brokerage commissions paid on portfolio transactions during the period. During such periods there were no transactions on which commissions were paid that were directed to brokers providing research services.

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	Aggregate brokerage commissions for fiscal year ending April 30,
	2013	2012	2011
MCBT Opportunistic EAFE Fund	$13,025	$65,304	$108,423
MCBT Global Emerging Markets Fund	58,112	66,789	245,563

Differences in the amount of brokerage commissions paid by a Fund during a Fund’s three most recent fiscal years (as disclosed in the table above) are generally the result of (i)  trading strategies employed by the Manager when responding to changes in market conditions, (ii) management of cash flows into and out of a Fund as a result of shareholder purchases and redemptions, (iii) rebalancing portfolios to reflect the results of the Manager’s portfolio management models, or (iv) changes in commission rates in the relevant markets. In addition, fluctuations from year to year in the brokerage commission amounts presented above, which were primarily incurred in non-U.S. currencies and have been converted into U.S. dollars based on exchange rates at the end of each fiscal year, may have been influenced significantly by changes in exchange rates. Changes in the amount of brokerage commissions paid by a Fund do not reflect material changes in the Fund’s investment objective or strategies.

The Funds paid no brokerage commissions to affiliated broker/dealers for the fiscal years ended April 30, 2013, 2012, and 2011.

As of the fiscal year ended April 30, 2013, no Fund owned securities of its “regular brokers or dealers” or their parents, as defined in Rule 10b-1 under the 1940 Act.

DESCRIPTION OF THE TRUST

The Trust, registered with the SEC as an open-end management investment company, is organized as a Massachusetts business trust under the laws of Massachusetts by an Agreement and Declaration of Trust (the “Declaration of Trust”) dated May 20, 1994, as amended.  The Trust currently consists of four diversified series, being the Funds.

The Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares of each series.  Each share of each Fund represents an equal proportionate interest in such Fund with each other share of that Fund and is entitled to a proportionate interest in the dividends and distributions from that Fund.  The shares of each Fund do not have any preemptive rights.  Upon termination of any Fund, whether pursuant to liquidation of the Trust or otherwise, shareholders of that Fund are entitled to share pro rata in the net assets of that Fund available for distribution to shareholders.  The Declaration of Trust also permits the Trustees to charge shareholders directly for custodial, transfer agency and servicing expenses, although the Trustees have no current intention to exercise this power.

The assets received by each Fund for the issue or sale of its shares and all income, earnings, profits, losses and proceeds therefrom, subject only to the rights of creditors, are allocated to, and constitute the underlying assets of, that Fund.  The underlying assets are

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segregated and are charged with the expenses with respect to that Fund and with a share of the general expenses of the Trust.  Any general expenses of the Trust that are not readily identifiable as belonging to a particular Fund are allocated by or under the direction of the Trustees in such manner as the Trustees determine to be fair and equitable.  While the expenses of the Trust are allocated to the separate books of account of each Fund, certain expenses may be legally chargeable against the assets of all Funds.

The Declaration of Trust also permits the Trustees, without shareholder approval, to issue shares of the Trust in one or more series, and to subdivide any series of shares into various classes of shares with such dividend preferences and other rights as the Trustees may designate.  While the Trustees have no current intention to exercise this power, it is intended to allow them to provide for an equitable allocation of the impact of any future regulatory requirements that might affect various classes of shareholders differently, or to permit shares of a series to be distributed through more than one distribution channel, with the costs of the particular means of distribution (or costs of related services) to be borne by the shareholders who purchase through that means of distribution.  The Trustees may also, without shareholder approval, establish one or more additional separate portfolios for investments in the Trust or merge two or more existing portfolios, to the extent permitted by law.  Shareholders’ investments in such an additional or merged portfolio would be evidenced by a separate series of shares.

The Declaration of Trust provides for the perpetual existence of the Trust.  The Trust or any Fund, however, may be terminated at any time by vote of at least two-thirds of the outstanding shares of each Fund affected.  The Declaration of Trust further provides that the Trustees may also terminate the Trust or any Fund upon written notice to the shareholders.

Voting Rights.  As summarized in the Private Placement Memorandum, shareholders are entitled to one vote for each full share held (with fractional votes for each fractional share held) and may vote (to the extent provided in the Declaration of Trust) in the election of Trustees and the termination of the Trust and on other matters submitted to the vote of shareholders.

The Declaration of Trust provides that on any matter submitted to a vote of all Trust shareholders, all Trust shares entitled to vote shall be voted together irrespective of series or sub-series unless the rights of a particular series or sub-series would be affected by the vote, in which case a separate vote of that series or sub-series shall also be required to decide the question.  Also, a separate vote shall be held whenever required by the 1940 Act or any rule thereunder.  Rule 18f-2 under the 1940 Act provides in effect that a class shall be deemed to be affected by a matter unless it is clear that the interests of each class in the matter are substantially identical or that the matter does not affect any interest of such class.  On matters affecting an individual series, only shareholders of that series are entitled to vote.  Consistent with the current position of the SEC, shareholders of all series vote together, irrespective of series, on the election of Trustees and the selection of the Trust’s independent registered public accounting firm, but shareholders of each series vote separately on other matters requiring shareholder approval, such as certain changes in fundamental investment policies of that series or the approval of the investment advisory agreement relating to that series.

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There normally will be no meetings of shareholders for the purpose of electing Trustees except that, in accordance with the 1940 Act, (i) the Trust will hold a shareholders’ meeting for the election of Trustees at such time as less than a majority of the Trustees holding office have been elected by shareholders, and (ii) if, as a result of a vacancy on the board of Trustees, less than two-thirds of the Trustees holding office have been elected by the shareholders, that vacancy may be filled only by a vote of the shareholders.  In addition, Trustees may be removed from office by a written consent signed by the holders of two-thirds of the outstanding shares and filed with the Trust’s custodian or by a vote of the holders of two-thirds of the outstanding shares at a meeting duly called for that purpose, which meeting shall be held upon the written request of the holders of not less than 10% of the outstanding shares.

Upon written request by the holders of shares having a net asset value constituting 1% of the outstanding shares stating that such shareholders wish to communicate with the other shareholders for the purpose of obtaining the signatures necessary to demand a meeting to consider removal of a Trustee, the Trust has undertaken to provide a list of shareholders or to disseminate appropriate materials (at the expense of the requesting shareholders).

Except as set forth above, the Trustees shall continue to hold office and may appoint successor Trustees.  Voting rights are not cumulative.

No amendment may be made to the Declaration of Trust without the affirmative vote of a majority of the outstanding shares of the Trust, except (i) to change the Trust’s name or to cure technical problems in the Declaration of Trust, (ii) to establish, change or eliminate the par value of any shares (currently all shares have no par value) and (iii) to add to, delete, replace or otherwise modify any provisions relating to the shares for the purpose of (a) responding to applicable laws or (b) designating, establishing or modifying new or existing classes and/or series of Trust shares, provided that the Trustees determine that the amendment is consistent with the fair and equitable treatment of all shareholders.

Shareholder and Trustee Liability.  Under Massachusetts law shareholders could, under certain circumstances, be held personally liable for the obligations of the Fund of which they are shareholders.  However, the Declaration of Trust disclaims shareholder liability for acts or obligations of each Fund and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or the Trustees.  The Declaration of Trust provides for indemnification out of Fund property for all loss and expense of any shareholder held personally liable for the obligations of the Fund.  Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is considered remote since it is limited to circumstances in which the disclaimer is inoperative and the Fund itself would be unable to meet its obligations.

The Declaration of Trust further provides that the Trustees will not be liable for errors of judgment or mistakes of fact or law.  However, nothing in the Declaration of Trust protects a Trustee against any liability to which the Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.  The By-Laws of the Trust provide for indemnification by the Trust of the

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Trustees and officers of the Trust except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that such action was in or not opposed to the best interests of the Trust.  No officer or Trustee may be indemnified against any liability to the Trust or the Trust’s shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

HOW TO BUY SHARES

The procedures for purchasing shares of the Funds are summarized in the Private Placement Memorandum under “Purchase of Shares.”

NET ASSET VALUE AND OFFERING PRICE

Shares are offered at their net asset value.  The net asset value of the shares of each Fund is determined by dividing that Fund’s total net assets (the excess of its assets over its liabilities) by the total number of shares of the Fund outstanding and rounding to the nearest cent.  Such determination is made as of the close of each business day in New York, meaning the close of regular trading on the New York Stock Exchange on any day that the New York Stock Exchange is open for unrestricted trading.  Equity securities listed on an established securities exchange normally are valued at their last sale price on the exchange where primarily traded.  Equity securities listed on the NASDAQ National Market System are valued at the NASDAQ Official Closing Price.  Equity securities listed on an established securities exchange or on the NASDAQ National Market System for which there is no reported sale during the day, and over the counter securities not so listed, are valued at the mean between the last bid and asked price, except that short-term securities and debt obligations with sixty days or less remaining until maturity may be valued at their amortized cost.  Other securities for which current market quotations are not readily available (including certain restricted securities, if any) and all other assets are taken at fair value as determined in good faith by or in accordance with valuation procedures approved by the Trustees, although the actual calculations may be made by persons acting pursuant to the direction of the Trustees or by pricing services.

Generally, trading in foreign securities markets is substantially completed each day at various times prior to the close of regular trading on the New York Stock Exchange.  Occasionally, events affecting the value of foreign fixed income securities and of equity securities of non-U.S. issuers not traded on a U.S. exchange may occur between the completion of substantial trading of such securities for the day and the close of regular trading on the New York Stock Exchange, which events will not be reflected in the computation of a Fund’s net asset value.  If events materially affecting the value of any Fund’s portfolio securities occur during such period, then these securities will be valued at their fair value as determined in good faith by or in accordance with valuation procedures approved by the Trustees, which may include the use of a third party valuation service.  Fair value pricing involves subjective judgments, and the fair value determined for a security may be materially different than the value that could be realized upon the sale of that security.

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REDEMPTIONS

The procedures for redemption of Fund shares are summarized in the Private Placement Memorandum under “Redemption of Shares.”

INCOME DIVIDENDS, CAPITAL GAIN DISTRIBUTIONS AND TAXES

As described in the Private Placement Memorandum under the heading “Dividends and Distributions,” each Fund’s policy is to pay out at least annually as dividends to its shareholders substantially all of its investment company taxable income (which includes dividends and any interest the Fund receives from investments and the excess of net short-term capital gains over net long-term capital losses), if any, and to distribute at least annually substantially all of its net capital gain (that is, the excess of net long-term capital gains over net short-term capital losses, in each case determined with reference to any capital loss carryovers), if any.  Each Fund’s policy is to declare and pay distributions of its net investment company taxable income and net capital gains annually although any Fund may do so more frequently as determined by the Trustees of the Trust to the extent permitted by applicable regulations.

Income dividends and capital gain distributions are payable in full and fractional shares of the relevant Fund, based upon the net asset value determined as of the close of regular trading on the New York Stock Exchange on the record date for each dividend or distribution.  Shareholders, however, may elect to receive their distributions in cash.  The election may be made at any time by submitting a written request directly to the Trust.  In order for a change to be in effect for any dividend or distribution, it must be received by the Trust on or before the record date for such dividend or distribution.

Scope of Discussion.  The following discussion addresses certain U.S. federal income tax considerations that may be relevant to investors that (a) are citizens or residents of the United States, or corporations, partnerships, or other entities created or organized under the laws of the United States or any political subdivision thereof, or estates or trusts that are subject to U.S. federal income taxation regardless of the source of their income and (b) that are beneficial owners of Fund shares and hold those shares as capital assets (each such investor, a “U.S. shareholder”).

The following discussion provides only limited information about the U.S. federal income tax treatment of shareholders that are not U.S. shareholders, and it does not address the U.S. federal income tax treatment of shareholders that are subject to special tax regimes such as certain financial institutions, insurance companies, dealers in securities or foreign currencies, U.S. shareholders whose functional currency (as defined in Section 985 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)) is not the U.S. dollar, and persons that hold shares in a Fund as part of a “straddle,” “conversion transaction,” “hedge,” or other integrated investment strategy.  All such prospective and actual shareholders are urged to consult their own tax advisors with respect to the U.S. tax treatment of an investment in shares of a Fund.

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The Funds have not sought a ruling from the U.S. Internal Revenue Service (the “IRS”) or an opinion of legal counsel as to any specific U.S. tax matters.  The discussion below as it relates to U.S. federal income tax consequences is based upon the Code and regulations, rulings, and judicial decisions thereunder as of the date hereof.  Such authorities may be repealed, revoked, or modified (possibly on a retroactive basis) so as to result in U.S. federal income tax consequences different from those discussed below.

This discussion is for general information only.  Prospective shareholders should consult their own tax advisors with respect to their particular circumstances and the effect of state, local, or foreign tax laws to which they may be subject.

Taxation of the Fund.  Each Fund is treated as a separate taxable entity for U.S. federal income tax purposes.  Each Fund has elected or intends to elect to be treated, and intends to qualify and be treated each year, as a “regulated investment company” under subchapter M of the Code.  In order to qualify for the special tax treatment accorded regulated investment companies and their shareholders, each Fund must, among other things:

(a) derive at least 90% of its gross income for each taxable year from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income (including but not limited to gains from options, futures, or forward contracts) derived with respect to its business of investing in such stock, securities, or currencies and (ii) net income from interests in “qualified publicly traded partnerships” (as defined below);

(b) diversify its holdings so that, at the end of each quarter of the Fund’s taxable year, (i) at least 50% of the market value of the Fund’s total assets consists of cash and cash items, U.S. Government securities, securities of other regulated investment companies, and other securities limited in respect of any one issuer to a value not greater than 5% of the value of the Fund’s total assets and not more than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of the Fund’s total assets is invested (x) in the securities (other than those of the U.S. Government or other regulated investment companies) of any one issuer or of two or more issuers which the Fund controls and which are engaged in the same, similar, or related trades or businesses, or (y) in the securities of one or more qualified publicly traded partnerships (as defined below); and

(c) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid — generally taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and its net tax-exempt income, if any, for such year.

In general, for purposes of the 90% gross income requirement described in (a) above, income derived from a partnership will be treated as qualifying income only to the extent such income is attributable to items of income of the partnership that would be qualifying income if

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realized directly by the regulated investment company.  However, 100% of the net income derived from an interest in a “qualified publicly traded partnership” (a partnership (i) the interests in which are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof, and (ii) that derives less than 90% of its income from the qualifying income described in paragraph (a)(i) above) will be treated as qualifying income. In general, such entities will be treated as partnerships for federal income tax purposes because they meet the passive income requirement under Code section 7704(c)(2).  In addition, although in general the passive loss rules of the Code do not apply to regulated investment companies, such rules do apply to a regulated investment company with respect to items attributable to an interest in a qualified publicly traded partnership.

For purposes of meeting the diversification requirement described in (b) above, identification of the issuer (or, in some cases, issuers) of a particular Fund investment can depend on the terms and conditions of that investment.  In some cases, identification of the issuer (or issuers) is uncertain under current law, and an adverse determination or future guidance by the IRS with respect to identification of the issuer for a particular type of investment may adversely affect the Fund’s ability to satisfy the diversification test.  Also, for purposes of paragraph (b) above, the term “outstanding voting securities of such issuer” will include the equity securities of a qualified publicly traded partnership.

If a Fund qualifies as a regulated investment company that is accorded special tax treatment, the Fund will not be subject to U.S. federal income or excise taxes on income distributed to its shareholders in the form of dividends (including Capital Gain Dividends, as defined below) in accordance with the timing requirements of the Code.

If in any taxable year a Fund were to fail to meet the income, diversification or distribution tests described above, the Fund could in some cases cure such failure, including by paying a fund-level tax, paying interest, making additional distributions and disposing of certain assets.  If a Fund were ineligible to or otherwise did not cure such a failure for any taxable year, or otherwise failed to qualify as a regulated investment company accorded special tax treatment, the Fund would be subject to tax on all of its taxable income, whether or not distributed, at corporate rates, and all distributions from earnings and profits, including any distributions of net long-term capital gains, would be taxable to shareholders as dividend income.  Some portions of such distributions may be eligible for the dividends-received deduction in the case of corporate shareholders and may be eligible to be treated as “qualified dividend income” in the case of shareholders taxed as individuals, provided, in both cases, the shareholder meets certain holding period and other requirements in respect of the Fund’s shares (as described below).  In addition, the Fund could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a regulated investment company that is accorded special tax treatment.

As noted above, each Fund intends to distribute at least annually to its shareholders all or substantially all of its investment company taxable income (computed without regard to the dividends-paid deduction) and its net capital gain.  Investment company taxable income that is retained by a Fund will be subject to tax at the Fund level at regular corporate rates.  If a Fund

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retains any net capital gain, it will be subject to tax at regular corporate rates on the amount retained, but may designate the retained amount as undistributed capital gains in a notice mailed within 60 days of the close of the Fund’s taxable year to its shareholders who (i) will be required to include in income for U.S. federal income tax purposes, as long-term capital gain, their shares of such undistributed amount, and (ii) will be entitled to credit their proportionate shares of the tax paid by the Fund on such undistributed amount against their U.S. federal income tax liabilities, if any, and claim a refund on a properly-filed U.S. tax return to the extent the credit exceeds such liabilities.  If a Fund makes this designation, for U.S. federal income tax purposes, the tax basis of shares owned by a shareholder of the Fund will be increased by an amount equal to the difference between the amount of undistributed capital gains included in the shareholder’s gross income under clause (i) of the preceding sentence and the tax deemed paid by the shareholder under clause (ii) of the preceding sentence.  The Funds are not required to, and there can be no assurance that the Funds will, make such designations if they retain all or a portion of their net capital gain in a taxable year.

In determining its net capital gain (including in connection with determining the amount available to support a Capital Gain Dividend (defined below)), its taxable income and its earnings and profits, a Fund generally may elect to treat any post-October capital loss (defined as the greatest of net capital loss, net long-term capital loss, or net short-term capital loss, in each case attributable to the portion of the taxable year after October 31) and certain late-year ordinary losses (generally, (i) net ordinary losses from the sale, exchange or other taxable disposition of property, attributable to the portion of the taxable year after October 31, plus (ii) other net ordinary losses attributable to the portion of the taxable year after December 31) as if incurred in the succeeding taxable year.

If a Fund fails to distribute in a calendar year an amount at least equal to the sum of 98% of its ordinary income for such year and 98.2% of its capital gain net income for the one-year period ending October 31 of such year, plus any retained amount from the prior year, the Fund will be subject to a nondeductible 4% excise tax on the undistributed amounts.  For these purposes, ordinary gains and losses from the sale, exchange, or other taxable disposition of property that would be properly taken into account after October 31 of a calendar year generally are treated as arising on January 1 of the following calendar year.  A Fund will be treated as having distributed any amount on which it has been subject to corporate income tax in the taxable year ending within the calendar year.  A dividend paid by a Fund to shareholders in January of a year generally is deemed to have been paid by the Fund on December 31 of the preceding year if the dividend was declared and payable to shareholders of record on a date in October, November or December of that preceding year.  Each Fund intends generally to make distributions sufficient to avoid imposition of the 4% excise tax, although there can be no assurance that it will be able to do so.

Capital losses in excess of capital gains (“Net Capital Losses”) are not permitted to be deducted against a Fund’s net investment income.  Instead, subject to certain limitations, a Fund may carry forward Net Capital Losses from any taxable year to offset its capital gains, if any, realized during a subsequent taxable year.  If a Fund incurs or has incurred net capital losses in taxable years beginning after December 22, 2010 (“post-2010 losses”), those losses will be

32

carried forward to one or more subsequent taxable years without expiration; any such carryforward losses will retain their character as short-term or long-term.  If a Fund incurred net capital losses in a taxable year beginning on or before December 22, 2010 (“pre-2011 losses”), the Fund is permitted to carry such losses forward for eight taxable years; in the year to which they are carried forward, such losses are treated as short-term capital losses that first offset any short-term capital gains, and then offset any long-term capital gains. The Fund must use any post-2010 losses, which will not expire, before it uses any pre-2011 losses.  This increases the likelihood that pre-2011 losses will expire unused at the conclusion of the eight-year carryforward period.  Capital loss carryforwards are reduced to the extent they offset current-year net realized capital gains, whether the Fund retains or distributes such gains.  The amounts and expiration dates of any capital loss carryovers available to each Fund are shown in the notes to the Funds’ financial statements, and that information is hereby incorporated by reference into this Statement of Additional Information.

Fund Distributions.  For U.S. federal income tax purposes, distributions of investment income are generally taxable as ordinary income.  Taxes on distributions of capital gains are determined by how long a Fund owned the investments that generated them, rather than how long a shareholder has owned his or her shares.  In general, a Fund will recognize long-term capital gain or loss on investments it has owned (or is deemed to have owned) for more than one year, and short-term capital gain or loss on investments it has owned (or is deemed to have owned) for one year or less.  Distributions of net capital gain (that is, the excess of net long-term capital gain over net short-term capital loss) that are properly reported by the Fund as capital gain dividends (“Capital Gain Dividends”) will be taxable to shareholders as long-term capital gains includible in net capital gain and taxable to individuals at reduced rates.  Distributions of net short-term capital gains from the sale of investments that a Fund owned (or is deemed to have owned) for one year or less (as reduced by any net long-term capital loss for the taxable year) will be taxable as ordinary income.  Distributions from capital gains are generally made after applying any available capital loss carryovers.

Distributions of investment income reported by a Fund as derived from “qualified dividend income” will be taxed in the hands of individuals at the rates applicable to net capital gain.  In order for some portion of the dividends received by a Fund shareholder to be qualified dividend income, the Fund must meet holding period and other requirements with respect to some portion of the dividend-paying stocks in its portfolio and the shareholder must meet holding period and other requirements with respect to the Fund’s shares.  A dividend will not be treated as qualified dividend income (at either the Fund or shareholder level) (i) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning on the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, in the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (ii) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (iii) if the recipient elects to have the dividend income treated as investment income for purposes of the limitation on deductibility of investment interest, or (iv) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation that is readily tradable on an

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established securities market in the United States) or (b) treated as a passive foreign investment company.

In general, a distribution of investment income reported by a Fund as derived from qualified dividend income will be treated as qualified dividend income by a shareholder taxed as an individual, provided the shareholder meets the holding period and other requirements described above with respect to the Fund’s shares.  If the aggregate qualified dividends received by a Fund during any taxable year are 95% or more of its gross income (excluding the excess of net long-term capital gain over net short-term capital loss), then 100% of the Fund’s dividends (other than dividends properly reported as Capital Gain Dividends) will be eligible to be treated as qualified dividend income.

In general, dividends of net investment income received by corporate shareholders of a Fund will qualify for the 70% dividends-received deduction generally available to corporations to the extent of the amount of qualifying dividends, if any, received by the Fund from U.S. corporations for the taxable year if such dividends are properly reported as such by the Fund (and each Fund may choose not to report the portion of its dividends that is eligible for such treatment).  A dividend received by a Fund will not be treated as a dividend eligible for the dividends-received deduction (i) if it has been received with respect to any share of stock that the Fund has held for less than 46 days during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend (91 days during the 181-day period beginning 90 days before such date in the case of certain preferred stock) or (ii) to the extent that the Fund is under an obligation (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property.  Moreover, the dividends-received deduction may otherwise be disallowed or reduced (i) if the corporate shareholder fails to satisfy the foregoing requirements with respect to its shares of the Fund or (ii) by application of various provisions of the Code (for example, the dividends-received deduction is reduced in the case of a dividend received on debt-financed portfolio stock (generally, stock acquired with borrowed funds)).

Any distribution of income that is attributable to (i) income received by a Fund in lieu of dividends with respect to securities on loan pursuant to a securities lending transaction, or (ii) dividend income received by a Fund on securities it temporarily purchased from a counterparty pursuant to a repurchase agreement that is treated for U.S. federal income tax purposes as a loan by the Fund, may not constitute qualified dividend income to individual shareholders and may not be eligible for the dividends-received deduction for corporate shareholders.

Section 1411 of the Code generally imposes a 3.8% Medicare contribution tax on the net investment income of certain individuals whose income exceeds certain threshold amounts, and of certain trusts and estates under similar rules.  The details of the implementation of this tax and of the calculation of net investment income, among other issues, are currently unclear and remain subject to future guidance.  For these purposes, “net investment income” generally includes, among other things, (i) distributions paid by the Fund of net investment income and capital gains as described above, and (ii) any net gain from the sale, redemption or exchange of Fund shares.

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Shareholders are advised to consult their tax advisors regarding the possible implications of this additional tax on their investment in the Fund.

Distributions are taxable to shareholders as described herein, even if they are paid from income or gains earned by a Fund before a shareholder’s investment (and thus were included in the price the shareholder paid for his or her shares).  Distributions are taxable in the same manner whether shareholders receive them in cash or in additional shares.

Return of Capital Distributions.  If a Fund makes a distribution to its shareholders in excess of its current and accumulated “earning and profits” in any taxable year, the excess distribution will be treated as a return of capital to the extent of each shareholder’s tax basis in such shareholder’s shares, and thereafter as capital gain.  A return of capital is not taxable, but it reduces a shareholder’s tax basis in the shareholder’s shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by such shareholder of its shares.

Deemed Distributions of Certain Expenses.  Because shares of each Fund are not publicly offered, unless a Fund has at least 500 shareholders at all times during a taxable year, its shareholders may be deemed to receive distributions equal to their allocable shares of certain expenses paid by the Fund.  Expenses that are deemed distributed by a Fund include those paid or incurred during a calendar year that are deductible in determining the Fund’s investment company taxable income for a taxable year beginning or ending within that calendar year, including in particular its management fee, but excluding those expenses incurred by virtue of the Fund’s status as a registered investment company (such as its registration fees, Trustees fees, expenses of periodic Trustees’ and shareholders’ meetings, transfer agent fees, certain legal and accounting fees, expenses of shareholder communications required by law, and certain other expenses).  Shareholders that may be deemed to have received distributions of such expenses include (i) individuals taxable in the United States or persons (including a trust or estate) calculating their taxable income in the same way as do such individuals and (ii) pass-through entities having such an individual or person or another pass-through entity as an interest holder or beneficiary.  Shareholders can generally deduct such deemed distributions of expenses only to the extent that their respective total miscellaneous itemized deductions exceed 2% of their respective adjusted gross incomes from all sources.  A deemed distribution of expenses could, as a result, increase a shareholder’s net taxes owed, lowering the Fund’s effective yield with respect to such a shareholder.

Sale, Exchange or Redemption of Shares.  A sale, exchange or redemption of shares in a Fund will generally give rise to a capital gain or loss, except as described below with respect to redemptions that are treated as distributions under Section 301 of the Code.  In general, any capital gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain or loss if the shares have been held for more than 12 months. Otherwise, the gain or loss on the taxable disposition of Fund shares will be treated as short-term capital gain or loss.  However, any loss realized upon a taxable disposition of shares held for six months or less will be treated as a long-term, rather than short-term, capital loss to the extent of any Capital Gain Dividends received (or deemed received) by the shareholder with respect to the shares.  Furthermore, all or a portion of any loss realized upon a taxable disposition of Fund shares will

35

be disallowed if other shares of the Fund (or substantially identical shares) are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.

In certain circumstances, a redemption of shares in a Fund may be treated as resulting in a distribution to which Section 301 of the Code applies rather than as a payment in exchange for the Fund shares. If amounts received by a shareholder upon a redemption are treated as a Code Section 301 distribution, those amounts will be treated as dividend income to the extent of the Fund’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If such amounts exceed the Fund’s earnings and profits, they will reduce the basis of the shareholder’s Fund shares and will be treated as capital gain to the extent that they exceed such basis (see “Return of capital distributions” above).  The determination of whether a redemption will be treated as a Code Section 301 distribution rather than as a payment in exchange for shares will depend upon a number of factors, including in particular on the extent of the shareholder’s percentage stock ownership in the Fund following the redemption and the extent to which the redemption reduces the shareholder’s percentage stock ownership interest.  Furthermore, certain attribution rules apply for purposes of determining a shareholder’s percentage stock ownership interest in a Fund at any given time. The rules for determining when a redemption will be treated as giving rise to a distribution under Section 301 of the Code, and the tax consequences of Code Section 301 distributions, are complex and depend on the relevant facts and circumstances.  Prospective shareholders are accordingly urged to consult their tax advisors with respect to these rules.

Upon the sale, exchange or redemption of Fund shares, provided such transaction is treated as a sale or exchange under the Code and not as a Fund distribution to which Section 301 of the Code applies (see immediately above), the Fund or, in the case of shares purchased through a financial intermediary, the financial intermediary may be required to provide you and the IRS with cost basis and certain other related tax information about the Fund shares you sold, exchanged or redeemed.  See the Funds’ Prospectus for more information.

Foreign Taxation.  Income received by a Fund (or a regulated investment company in which a Fund has invested) from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. Tax treaties between certain countries and the United States may reduce or eliminate such taxes.  If more than 50% of a Fund’s assets at year end consists of the securities of foreign corporations, the Fund may elect (but may choose not to elect) to permit shareholders to claim a credit or deduction on their income tax returns for their pro rata portion of qualified taxes paid by the Fund to foreign countries in respect of foreign securities the Fund has held for at least the minimum period specified in the Code.  In such a case, shareholders will include in gross income from foreign sources their pro rata shares of such taxes.  A shareholder’s ability to claim a foreign tax credit or deduction in respect of foreign taxes paid by a Fund may be subject to certain limitations imposed by the Code, which may result in a shareholder not getting a full credit or deduction for the amount of such taxes.  Shareholders who do not itemize on their U.S. federal income tax returns may claim a credit (but no deduction) for such foreign taxes.  Shareholders that are not subject to U.S. federal income tax, and those who invest in the Fund through tax-advantaged accounts (including those who

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invest through individual retirement accounts or other tax-advantaged retirement plans), generally will receive no benefit from any tax credit or deduction passed through by the Fund.

Investments in Certain Foreign Corporations.  Equity investments by a Fund in a “passive foreign investment company” (“PFIC”) could subject the Fund to U.S. federal income tax (including interest charges) on distributions received from the PFIC or on gains from the sale of its investment in such a company.  This tax cannot be eliminated by making distributions to Fund shareholders.  However, a Fund may make certain elections to avoid the imposition of that tax.  For example, the Fund may make an election to mark the gains (and to a limited extent losses) in a PFIC “to the market” as though it had sold and repurchased its holdings in the PFIC on the last day of the Fund’s taxable year.  Such gains and losses are treated as ordinary income and loss.  A fund may also, in certain circumstances, elect to treat a PFIC as a “qualified electing fund” (i.e., make a “QEF election”), in which case the Fund will be required to include in its income its share of the company’s income and net capital gains annually, regardless of whether it receives any distribution from the company.  The mark-to-market and QEF elections may accelerate the recognition of income (without the receipt of cash) and increase the amount required to be distributed by a Fund to avoid taxation.  Making either of these elections therefore may require a Fund to liquidate other investments (including when it is not advantageous to do so) to meet its distribution requirements, which also may accelerate the recognition of gain and affect the Fund’s total return.  Dividends paid by PFICs will not be eligible to be treated as “qualified dividend income.”

A foreign corporation is a PFIC if:  (i) 75% or more of its gross income for the taxable year is passive income, or (ii) the average percentage of the assets (generally by value, but by adjusted tax basis in certain cases) held by such corporation during the taxable year which produce or are held for the production of passive income is at least 50%.  Generally, passive income for this purpose means dividends, interest (including income equivalent to interest), royalties, rents, annuities, the excess of gain over losses from certain property transactions and commodities transactions, and foreign currency gains.  Passive income for this purpose does not include rents and royalties received by a foreign corporation from an active business and certain income received from related persons.  Because it is not always possible to identify a foreign corporation as a PFIC, the Fund may incur the tax and interest charges described above in some instances.

Foreign Currency Transactions.  A Fund’s transactions in foreign currencies, foreign currency-denominated debt securities and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.  Such ordinary income treatment may accelerate Fund distributions to shareholders and increase the distributions taxed to shareholders as ordinary income.  Any net ordinary losses so created cannot be carried forward by the Fund to offset income or gains earned in subsequent taxable years.

Derivatives and Hedging Transactions.  A Fund’s transactions in derivative instruments (e.g., forward contracts and swap agreements), as well as any other hedging, short sale or similar

37

transactions, may be subject to one or more special tax rules (e.g., notional principal contract, straddle, constructive sale, wash sale and short sale rules).  These rules may affect whether gains and losses recognized by the Fund are treated as ordinary or capital, accelerate the recognition of income or gains to the Fund, defer losses to the Fund, and cause adjustments in the holding periods of the Fund’s securities, thereby affecting whether capital gains and losses are treated as short-term or long-term.  These rules could therefore affect the amount, timing and/or character of distributions to shareholders.  In addition, because the tax rules applicable to these types of instruments and transactions are in some cases uncertain under current law, an adverse determination or future guidance by the IRS with respect to these rules (which determination or guidance could be retroactive) may affect whether the Fund has made sufficient distributions, and otherwise satisfied the relevant requirements, to maintain its qualification as a regulated investment company and avoid a Fund-level tax.

Certain of a Fund’s investments in derivative instruments and foreign currency-denominated instruments, and a Fund’s transactions in foreign currencies and hedging activities, may produce a difference between its book income and its taxable income.  If such a difference arises, and a Fund’s book income is less than its taxable income, the Fund could be required to make distributions exceeding book income to qualify as a regulated investment company that is accorded special tax treatment and to avoid an entity-level tax. In the alternative, if a Fund’s book income exceeds its taxable income (including realized capital gains), the distribution (if any) of such excess generally will be treated as (i) a dividend to the extent of the Fund’s remaining earnings and profits, (ii) thereafter, as a return of capital to the extent of the recipient’s basis in its shares, and (iii) thereafter as gain from the sale or exchange of a capital asset.

Securities Issued or Purchased at a Discount.  Each Fund’s investment in debt securities issued at a discount and certain other obligations will (and investments in securities purchased at a discount may) require the Fund to recognize income prior to the receipt of cash payments with respect to those securities.  In order to generate sufficient cash to make the requisite distributions, a Fund may be required to sell securities in its portfolio that it otherwise would have continued to hold, potentially resulting in additional taxable gain or loss for the Fund.

Higher-Risk Securities. The Funds may invest in debt obligations that are in the lowest rating categories or are unrated, including debt obligations of issuers not currently paying interest or that are in default.  Investments in debt obligations that are at risk of or in default present special tax issues for the Funds.  Tax rules are not entirely clear about issues such as whether a Fund holding such debt obligations should recognize market discount and, if so, the amount of market discount the Fund should recognize, when the Fund may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless securities and how payments received on obligations in default should be allocated between principal and income.  These and other related issues will be addressed by each Fund when, as and if it invests in such securities, in order to seek to ensure that it distributes sufficient income to preserve its status as a regulated investment company and does not become subject to U.S. federal income or excise tax.

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Shares Purchased by Tax-Qualified Retirement Plans.  Distributions to retirement plans by a Fund that qualify for tax-exempt treatment under federal income tax laws generally will not be taxable.  Special tax rules apply to investments through such plans.  Shareholders should consult their tax advisors to determine the suitability of shares of a Fund as an investment through such plans and the precise effect of such an investment on their particular tax situations.

Tax-Exempt Shareholders. Under current law, a tax-exempt shareholder will generally not realize unrelated business taxable income with respect to its shares in a Fund if those shares do not constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of Section 514(b) of the Code.  However, prospective tax-exempt shareholders should consult their respective tax advisors to determine the suitability of acquiring shares of a Fund.

Backup Withholding.  A Fund is generally required to withhold and remit to the U.S. Treasury a percentage of the taxable dividends (including Capital Gain Dividends) and other taxable distributions paid to, and proceeds of share sales, exchanges, or redemptions made by, any non-corporate shareholder who fails to properly furnish the Fund with a correct taxpayer identification number, who has under-reported dividends or interest income, or who fails to certify to the Fund that he or she is a United States person and is not subject to such withholding.  The backup withholding tax rate is 28%.

Tax Reporting Regulations.  Under Treasury regulations, if an individual shareholder recognizes a loss of $2 million or more ($10 million or more for a corporate shareholder), the shareholder must file with the IRS a disclosure statement on Form 8886.  Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not excepted.  The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper.  Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Non-U.S. Shareholders.  Absent a specific statutory exemption, dividends other than Capital Gain Dividends paid by a Fund to a shareholder that is not a “United States person” within the meaning of the Code (a “Non-U.S. Shareholder”) are subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate) even if they are funded by income or gains (such as portfolio interest, short-term capital gains, or foreign-source dividend and interest income) that, if paid to a Non-U.S. Shareholder directly, would not be subject to withholding.  Distributions to a Non-U.S. Shareholder properly reported as Capital Gain Dividends generally are not subject to such withholding.  For distributions with respect to taxable years of a Fund beginning before January 1, 2014, the Fund is not required to withhold any amounts  (i) with respect to distributions (other than distributions to a Non-U.S. Shareholder (A) that has not provided a satisfactory statement that the beneficial owner is not a United States person, (B) to the extent that the dividend is attributable to certain interest on an obligation if the Non-U.S. Shareholder is the issuer or is a 10% shareholder of the issuer, (C) that is within certain foreign countries that have inadequate information exchange with the United States, or (D) to the extent the dividend is attributable to interest paid by a person that is a related person of the Non-U.S. Shareholder and the Non-U.S. Shareholder is a controlled foreign corporation) from U.S.-

39

source interest income of types similar to those not subject to U.S. federal income tax if earned directly by an individual Non-U.S. Shareholder, to the extent such distributions are properly reported as such by the Fund (“interest-related dividends”), and (ii) with respect to distributions (other than (A) distributions to an individual Non-U.S. Shareholder who is present in the United States for a period or periods aggregating 183 days or more during the year of the distribution and (B) distributions subject to special rules regarding the disposition of U.S. real property interests) of net short-term capital gains in excess of net long-term capital losses to the extent such distributions are properly reported as such by the Fund (“short-term capital gain dividends”).  If a Fund invests in a regulated investment company that pays such distributions to the Fund, such distributions retain their character as not subject to withholding if properly reported when paid by the Fund to a Non-U.S. Shareholder.

Depending on the circumstances, a Fund may choose not to report potentially eligible distributions as interest-related or short-term capital gain dividends and/or may choose to treat such dividends, in whole or in part, as ineligible for the exemption from withholding. Moreover, as noted above, these exemptions from withholding generally do not apply to dividends of a Fund that are derived from dividends or interest received by the Fund from non-U.S. issuers.

In order to qualify for the exemptions from withholding, if available, a Non-U.S. Shareholder is required to comply with applicable certification and filing requirements relating to its non-U.S. status (including, in general, furnishing an IRS Form W-8BEN or substitute form).  In the case of shares held through an intermediary, the intermediary may withhold even if the Fund reports all or a portion of a payment as an interest-related or short-term capital gain dividend to shareholders.

It is currently unclear whether Congress will extend these exemptions from withholding for interest-related and short-term capital gain dividends for distributions with respect to taxable years of a regulated investment company beginning on or after January 1, 2014, or what the terms of such an extension would be.

Non-U.S. Shareholders should contact their intermediaries regarding the application of these rules to their accounts.

A Non-U.S. Shareholder is not, in general, subject to U.S. federal income tax on gains (and is not allowed a deduction for losses) realized on the sale of shares of a Fund or on Capital Gain Dividends unless (i) such gain or Capital Gain Dividend is effectively connected with the conduct by the Non-U.S. Shareholder of a trade or business within the United States or (ii) in the case of a Non-U.S. Shareholder that is an individual, the shareholder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale or  the receipt of the Capital Gain Dividend and certain other conditions are met.  If a Non-U.S. Shareholder has a trade or business in the United States, and Fund dividends received by that Non-U.S. Shareholder are effectively connected with the conduct of such trade or business, the dividends will generally be subject to federal taxation at regular income tax rates and, in the case of a foreign corporation, may also be subject to a branch profits tax.

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If a Non-U.S. Shareholder is eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax on a net basis only if it is also attributable to a permanent establishment maintained by the Non-U.S. Shareholder in the United States.  Non-U.S. Shareholders who are residents in a country with an income tax treaty with the United States may obtain different tax results than those described herein, and are urged to consult their tax advisors.

Additional Reporting and Withholding for U.S. Shareholders and Non-U.S. Shareholders. The Foreign Account Tax Compliance Act (“FATCA”) generally requires a Fund to obtain information sufficient to identify the status of each of its shareholders under FATCA.  If a shareholder fails to provide this information or otherwise fails to comply with FATCA, a Fund may be required to withhold under FATCA at a rate of 30% with respect to that shareholder on dividends, including Capital Gain Dividends, and the proceeds of the sale, redemption or exchange of Fund shares.  If a payment by a Fund is subject to FATCA withholding, the Fund is required to withhold even if such payment would otherwise be exempt from withholding under the rules applicable to Non-U.S. Shareholders described above (e.g., Capital Gain Dividends and short-term capital gain and interest-related dividends), beginning as early as July 1, 2014.

Each prospective investor is urged to consult its tax adviser regarding the applicability of FATCA and any other reporting requirements with respect to the prospective investor’s own situation, including investments through an intermediary.

U.K. Resident Pension Schemes.  The U.S. withholding tax imposed on dividends paid by a Fund to shareholders that are U.K. resident pension schemes may be eliminated pursuant to the U.S.-U.K. tax treaty currently in effect.  To benefit from the U.S. withholding tax exemption under the treaty, a U.K. resident pension scheme must, among other requirements, be considered both a “pension scheme” and a “qualified person” as defined in the treaty and must be considered to “derive” the dividend within the meaning of the treaty.  Prospective investors should consult their tax advisors to determine eligibility for these treaty benefits.

General Considerations.  The federal income tax discussion set forth above is for general information only.  Prospective investors should consult their tax advisors regarding the specific federal tax consequences of purchasing, holding, and disposing of shares of a Fund, as well as the effects of state, local and foreign tax law and any proposed tax law changes.

FINANCIAL STATEMENTS

Financial statements of each Fund (other than the MCBT All Countries World ex U.S. Fund and the MCBT Global Equity Fund, which have yet to commence operations) for the fiscal year ended April 30, 2013 are hereby incorporated by reference to the Annual Report of the Trust filed on July 8, 2013.  These financial statements have been incorporated by reference in reliance on the report of Ernst & Young LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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Part C.                             OTHER INFORMATION

Item 28.                          Exhibits

(a)         (i)  Agreement and Declaration of Trust of Martin Currie Business Trust (the “Trust” or the “Registrant”) dated May 20, 1994 incorporated by reference to the initial registration statement on Form N-1A (File No. 811-8612) filed on July 7, 1994 under the Investment Company Act of 1940 (the “Initial Registration Statement”).

(ii)  Amendment No. 1 to Agreement and Declaration of Trust dated May 27, 1994 incorporated by reference to the Initial Registration Statement filed on July 7, 1994.

(iii)  Amendment No. 2 to Agreement and Declaration of Trust dated June 13, 1997 incorporated by reference to Amendment No. 3 to the Initial Registration Statement filed on June 16, 1997.

(iv)  Amendment No. 3 to Agreement and Declaration of Trust dated November 10, 1998 incorporated by reference to Amendment No. 8 to the Initial Registration Statement filed on August 21, 2000.

(v)  Amendment No. 3 [sic. 4] to Agreement and Declaration of Trust dated April 3, 2000 incorporated by reference to Amendment No. 8 to the Initial Registration Statement filed on August 21, 2000.

(vi)  Amendment No. 5 to Agreement and Declaration of Trust dated July 17, 2001 incorporated by reference to Amendment No. 9 to the Initial Registration Statement filed on August 27, 2001.

(vii)  Amendment No. 6 to Agreement and Declaration of Trust dated August 14, 2001 incorporated by reference to Amendment No. 9 to the Initial Registration Statement filed on August 27, 2001.

(viii)  Amended and Restated Amendment No. 7 to Agreement and Declaration of Trust dated December 31, 2001 incorporated by reference to Amendment No. 10 to the Initial Registration Statement filed on August 28, 2002.

(ix)  Amendment No. 8 to the Agreement and Declaration of Trust dated August 21, 2003 incorporated by reference to Amendment No. 11 to the Initial Registration Statement filed on August 28, 2003.

(x)  Amendment No. 9 to the Agreement and Declaration of Trust dated January 29, 2008 incorporated by reference to Amendment No. 16 to the Initial Registration Statement filed on August 29, 2008.

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(xi) Amendment No. 10 to the Agreement and Declaration of Trust dated August 27, 2010, incorporated by reference to Amendment No. 18 to the Initial Registration Statement filed August 27, 2010.

(xii) Amendment No. 11 to the Agreement and Declaration of Trust dated April 27, 2011, incorporated by reference to Amendment No. 20 to the Initial Registration Statement filed on August 28, 2012.

(b)         Amended and Restated By-Laws of the Trust, adopted October 30, 2001, incorporated by reference to Amendment No. 10 to the Initial Registration Statement filed on August 28, 2002.

(c)          (i)  Article III (Shares) and Article V (Shareholders’ Voting Powers and Meetings) of the Trust’s Declaration of Trust, incorporated by reference to the Initial Registration Statement filed on July 7, 1994.

(ii)  Article 9 (Share Certificates) and Article 11 (Shareholders’ Voting Powers and Meetings) of the Trust’s Amended and Restated Bylaws, incorporated by reference to Amendment No. 10 to the Initial Registration Statement filed on August 28, 2002.

(d)         (i)  Investment Advisory Agreement between the Trust and Martin Currie, Inc. (“Martin Currie”) for MCBT Opportunistic EAFE Fund incorporated by reference to the Initial Registration Statement filed on July 7, 1994.

(ii)  Investment Advisory Agreement between the Trust and Martin Currie for the MCBT All Countries World ex U.S. Fund incorporated by reference to Amendment No. 8 to the Initial Registration Statement filed on August 21, 2000.

(iii)  Investment Advisory Agreement between the Trust and Martin Currie for the MCBT Global Equity Fund incorporated by reference to Amendment No. 11 to the Initial Registration Statement filed on August 28, 2003.

(iv)  Amended and Restated Investment Advisory Agreement, dated as of January 17, 2011, between the Trust and Martin Currie for the MCBT Global Emerging Markets Fund, incorporated by reference to Amendment No. 19 to the Initial Registration Statement filed on August 26, 2011.

(e)          Not Applicable.

(f)           Not Applicable.

(g)          (i)  Form of Custodian Agreement between the Trust and State Street Bank and Trust Company (“State Street”) incorporated by reference to the Initial Registration Statement filed on July 7, 1994.

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(ii)  Form of letter amendment to Custodian Agreement between the Trust and State Street dated August 7, 2000 relating to the MCBT All Countries World ex U.S. Fund incorporated by reference to Amendment No. 8 to the Initial Registration Statement filed on August 21, 2000.

(iii)  Amendment to Custodian Agreement between the Trust and State Street dated June 29, 2001 incorporated by reference to Amendment No. 9 to the Initial Registration Statement filed on August 27, 2001.

(iv)  Letter amendment to Custodian Agreement between the Trust and State Street dated August 24, 2001 relating to the MCBT Pan European Mid Cap Fund [subsequently renamed MCBT European Select Fund] incorporated by reference to Amendment No. 9 to the Initial Registration Statement filed on August 27, 2001.

(v) Letter amendment to Custodian Agreement between the Trust and State Street dated August 21, 2003 relating to the MCBT Global Equity Fund and the MCBT Greater China Fund incorporated by reference to Amendment No. 11 to the Initial Registration Statement filed on August 28, 2003.

(h)         (i)  Form of Administration Agreement between the Trust and State Street incorporated by reference to the Initial Registration Statement filed on July 7, 1994.

(ii)  Form of letter amendment to Administration Agreement between the Trust and State Street dated August 7, 2000 relating to the MCBT All Countries World ex U.S. Fund incorporated by reference to Amendment No. 8 to the Initial Registration Statement filed on August 21, 2000.

(iii)  Letter amendment to Administration Agreement between the Trust and State Street dated August 14, 2001 relating to the MCBT Pan European Mid Cap Fund [subsequently renamed MCBT European Select Fund] incorporated by reference to Amendment No. 9 to the Initial Registration Statement filed on August 27, 2001.

(iv)  Letter amendment to Administration Agreement between the Trust and State Street dated August 21, 2003 relating to the MCBT Global Equity Fund and the MCBT Greater China Fund incorporated by reference to Amendment No. 11 to the Initial Registration Statement filed on August 28, 2003.

(v)  Form of Transfer Agency and Service Agreement between the Trust and State Street incorporated by reference to the Initial Registration Statement filed on July 7, 1994.

(vi)  Form of letter amendment to Transfer Agency and Service Agreement between the Trust and State Street dated August 7, 2000 relating to the MCBT All Countries World ex U.S. Fund incorporated by reference to Amendment No. 8 to the Initial Registration Statement filed on August 21, 2000.

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(vii)  Letter amendment to Transfer Agency and Service Agreement between the Trust and State Street dated August 14, 2001 relating to the MCBT Pan European Mid Cap Fund [subsequently renamed MCBT European Select Fund] incorporated by reference to Amendment No. 9 to the Initial Registration Statement filed on August 27, 2001.

(viii)  Form of letter amendment to Transfer Agency and Service Agreement between the Trust and State Street relating to the MCBT Global Equity Fund incorporated by reference to Amendment No. 11 to the Initial Registration Statement filed on August 28, 2003.

(ix)  Amended and Restated Expense Limitation Agreement, dated as of April 21, 2010, between the Trust and Martin Currie relating to the MCBT Global Equity Fund, the MCBT All Countries World ex. U.S. Fund and the MCBT Opportunistic EAFE Fund, as updated effective September 1, 2013, filed herewith.

(x)  Amended and Restated Anti-Money Laundering Delegation Agreement, dated May 30, 2008, between the Trust and State Street incorporated by reference to Amendment No. 16 to the Initial Registration Statement filed on August 29, 2008.

(xi)  Fee Waiver Agreement, dated as of January 31, 2013, entered into by Martin Currie relating to the MCBT Global Emerging Markets Fund, incorporated by reference to Amendment No. 21 to the Initial Registration Statement filed on April 26, 2013.

(i)             Not Applicable.  See Paragraph 2(b) of General Instruction B.

(j)            Consent of Ernst & Young, filed herewith.

(k)         Not Applicable.  See Paragraph 2(b) of General Instruction B.

(l)             Not Applicable.

(m)           (i)  Distribution and Servicing Plans adopted pursuant to Rule 12b-1 for each of MCBT Opportunistic EAFE Fund and MCBT Global Emerging Markets Fund incorporated by reference to the Initial Registration Statement filed on July 7, 1994.

(ii)  Distribution and Servicing Plan adopted pursuant to Rule 12b-1 for MCBT All Countries World ex U.S. Fund incorporated by reference to Amendment No. 8 to the Initial Registration Statement filed on August 21, 2000.

(iii)  Distribution and Servicing Plan adopted pursuant to Rule 12b-1 for MCBT Pan European Mid Cap Fund  [subsequently renamed MCBT European Select Fund] incorporated by reference to Amendment No. 9 to the Initial Registration Statement filed on August 27, 2001.

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(iv)  Distribution and Servicing Plan adopted pursuant to Rule 12b-1 for MCBT Global Equity Fund incorporated by reference to Amendment No. 11 to the Initial Registration Statement filed on August 28, 2003.

(n)               Not Applicable.

(o)               Not Applicable

(p)               (i)  Code of Ethics of the Trust, filed herewith.

(ii) Code of Ethics of Martin Currie, filed herewith.

Item 29.              Persons Controlled by or Under Common Control with the Fund

None.

Item 30.              Indemnification

Reference is made to Article VII, Section 2, Article VIII and Article XIV, Section 2 of the Registrant’s Agreement and Declaration of Trust (Exhibit 1(a) hereto) incorporated by reference herein.

The Registrant participates in a joint liability insurance policy for the benefit of its trustees and officers.

Item 31.              Business and Other Connections of the Investment Advisers

Martin Currie is a New York corporation and is registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”).  The principal place of business of Martin Currie is Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES.  Martin Currie and other subsidiaries of its parent company, Martin Currie (Holdings) Limited, provide investment advice to other registered investment companies and advise and manage individual and institutional accounts.

Other business, profession, vocation or employment of a substantial nature in which each director, partner or officer of Martin Currie is or has been, at any time during the past two fiscal years, engaged for his own account or in the capacity of director, officer, employee, partner or trustee is indicated in the table below.

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Name and Position with Martin Currie	Business and Other Connections

William Watt Director and President

Chief Executive Officer of Martin Currie (Holdings) Limited and Martin Currie Limited; Director of Martin Currie Investment Management Limited and Martin Currie Trustees Limited; President of Martin Currie Inc.

Ralph Campbell Director

Director of Martin Currie (Holdings) Limited, Martin Currie Investment Management Limited, Martin Currie Limited, Martin Currie Trustees Limited, Martin Currie Inc., Vice President and Treasurer of Martin Currie Business Trust and Moorgate Investment Management Limited.

John Pickard Director	Director of Martin Currie (Holdings) Limited, Martin Currie Limited, Martin Currie Inc., Martin Currie Investment Management Limited and Martin Currie Unit Trusts Limited.

Andrew Sowerby Director	Director of Martin Currie (Holdings) Limited, Martin Currie Limited, Martin Currie Inc., Martin Currie Investment Management Limited and Martin Currie Unit Trusts Limited.

Jamie Skinner Director and President	President of Martin Currie Business Trust, President of Taiwan Fund Inc. and Director of Martin Currie Inc.

Darren Cannon Director	Director of Martin Currie Investment Management Limited and Martin Currie Inc. Head of Third Party Administration Management.

Steve Frost Director	Director of Martin Currie Inc.

Duncan Goodwin Director	Director of Martin Currie Inc.

Christine Montgomery Director	Director of Martin Currie Inc.

David Townsend Director	Director of Martin Currie Inc.

Ranjit Sufi Director and President	President of Martin Currie Investor Services Inc. and Director of Martin Currie Inc.

The principal business address of Martin Currie Limited and its affiliates and, unless otherwise noted, each of the above entities for which a person listed above currently serves, is Saltire Court, 20 Castle Terrace, Edinburgh, Scotland EH1 2ES.

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The principal business address of Martin Currie (Bermuda) Limited is Clarendon House, 2 Church Street, Hamilton HM11, Bermuda.

Item 32.            Principal Underwriters

Not Applicable.

Item 33.            Location of Accounts and Records

The following companies maintain possession of the documents required by the specified rules:

(a)                     Registrant

Rule 31a-1(b)(4), (9), (10), (11)

Rule 31a-2(a)

(b)                     State Street Bank and Trust Company

1200 Crown Colony Drive

Quincy, MA 02169

Rule 31a-1(a)

Rule 31a-1(b)(1), (2), (3), (5), (6), (7), (8)

Rule 31a-2(a)

(c)                      Martin Currie, Inc.

Saltire Court

20 Castle Terrace

Edinburgh, Scotland EH1 2ES

Rule 31a-1(f)

Rule 31a-2(e)

Item 34.              Management Services

Not Applicable.

Item 35.              Undertakings

Not Applicable.

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* * * * * * * * * * *

NOTICE

A copy of the Agreement and Declaration of Trust of Martin Currie Business Trust (the “Trust”) is on file with the Secretary of State of The Commonwealth of Massachusetts and the Clerk of the City of Boston and notice is hereby given that this Registration Statement has been executed on behalf of the Trust and each of its series (“Funds”) by an officer of the Trust as an officer and by its trustees as trustees and not individually and the obligations of or arising out of this Registration Statement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust or the Funds, as the case may be.

SIGNATURE

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 22 to the Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Edinburgh, Scotland on the 28th day of August, 2013.

MARTIN CURRIE BUSINESS TRUST

By:	/s/ Ralph Campbell
	Name:	Ralph Campbell
	Title:	Vice President and Treasurer

Exhibit Index

(h)(ix)

Amended and Restated Expense Limitation Agreement, dated as of April 21, 2010, between the Trust and Martin Currie relating to the MCBT Global Equity Fund, the MCBT All Countries World ex. U.S. Fund and the MCBT Opportunistic EAFE Fund, as updated effective September 1, 2013.

(j)	Consent of Ernst & Young.

(p)(i)	Code of Ethics of the Trust.

(p)(ii)	Code of Ethics of Martin Currie.